                                     [LOGO]
                                300 OPUS CENTER
                              9900 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of United HealthCare Corporation ("United HealthCare"), to be held at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota, on Thursday, August 27, 1998, at 10:00 a.m. local time. A notice of the Special Meeting, Joint Proxy Statement-Prospectus and proxy card containing information about the matters to be acted upon are enclosed. All holders of shares of Common Stock of United HealthCare ("United HealthCare Common Stock") outstanding as of July 10, 1998 will be entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof.

    At the Special Meeting, you will be asked to consider and to vote upon (i) a proposal to approve the issuance of shares of United HealthCare Common Stock (the "Stock Issuance") as contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1998, among Humana Inc. ("Humana"), United HealthCare and UH-1 Inc., a wholly owned subsidiary of United HealthCare ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into Humana (the "Merger") and each outstanding share of Common Stock of Humana will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock (the "Exchange Ratio") and (ii) a proposal to amend United HealthCare's Second Restated Articles of Incorporation to increase the number of authorized shares of United HealthCare Common Stock from 500,000,000 shares to 800,000,000 shares (the "Articles Amendment").

    The Merger is subject to the satisfaction of a number of conditions, including requisite approvals by United HealthCare's and Humana's shareholders and appropriate regulatory authorities. Details of the proposed Merger and other important information are set forth in the accompanying Joint Proxy Statement-Prospectus, which you are urged to read carefully and in its entirety.

    The Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors has received the written opinion of its financial advisor, Goldman, Sachs & Co., that, as of the date of the opinion, based on and subject to the matters set forth therein, the Exchange Ratio is fair from a financial point of view to United HealthCare. The full opinion of Goldman, Sachs & Co., dated as of May 27, 1998, is included as Appendix D to the accompanying Joint Proxy Statement-Prospectus, and shareholders are urged to read the opinion in its entirety.

    THE BOARD OF DIRECTORS OF UNITED HEALTHCARE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE, AND THE ARTICLES AMENDMENT. THE UNITED HEALTHCARE BOARD BELIEVES THAT THE MERGER AND THE ARTICLES AMENDMENT ARE IN THE BEST INTERESTS OF UNITED HEALTHCARE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT UNITED HEALTHCARE SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK ISSUANCE AND APPROVAL OF THE ARTICLES AMENDMENT.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting by providing written notice of such revocation to David J. Lubben, Secretary of United HealthCare, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343. Your prompt cooperation will be greatly appreciated.

                                        Very truly yours,

July 14, 1998                           [LOGO]
                                        William W. McGuire, M.D.
                                        PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE
                                        OFFICER

                                     [LOGO]

                                300 OPUS CENTER
                              9900 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be held on August 27, 1998

To the Shareholders of United HealthCare Corporation:

    A Special Meeting of Shareholders of United HealthCare Corporation, a Minnesota corporation ("United HealthCare"), has been called by the Board of Directors of United HealthCare and will be held at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota, on Thursday, August 27, 1998, at 10:00 a.m. local time (the "United HealthCare Special Meeting") for the following purposes described in the accompanying Joint Proxy Statement-Prospectus:

        1. To consider and vote upon a proposal to approve the issuance of shares (the "Stock Issuance") of common stock, $.01 par value, of United HealthCare ("United HealthCare Common Stock") as contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1998, among Humana Inc., a Delaware corporation ("Humana"), United HealthCare and UH-1 Inc., a Delaware corporation and wholly owned subsidiary of United HealthCare ("Merger Sub"), pursuant to which, among other things,
    (i) Merger Sub will be merged with and into Humana (the "Merger") and (ii) each outstanding share of common stock, $.16 2/3 par value, of Humana will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock.

        2. To consider and vote upon a proposal to approve an amendment to the United HealthCare Second Restated Articles of Incorporation to increase the number of authorized shares of United HealthCare Common Stock from 500,000,000 shares to 800,000,000 shares (the "Articles Amendment").

    The close of business on July 10, 1998 has been fixed as the record date for the determination of the shareholders of United HealthCare entitled to notice of and to vote at the United HealthCare Special Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of outstanding shares of United HealthCare Common Stock at the close of business on such date shall be entitled to notice of and to vote at the United HealthCare Special Meeting and any adjournment or postponement thereof. To be approved, the Stock Issuance must receive the affirmative vote of a majority of the votes cast at the United HealthCare Special Meeting, and over 50% of the shares of United HealthCare Common Stock entitled to do so must in fact vote at the United HealthCare Special Meeting, and the Articles Amendment must receive the affirmative vote of the greater of (i) a majority of the number of shares of United HealthCare Common Stock present and entitled to vote at the United HealthCare Special Meeting, or (ii) a majority of the minimum number of shares of United HealthCare Common Stock entitled to vote at the United HealthCare Special Meeting that would constitute a quorum for the transaction of business at the meeting (a quorum being a majority of the outstanding shares of United HealthCare Common Stock as of the United HealthCare record date). The United Healthcare Special Meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the United HealthCare Special Meeting or any postponement or adjournment thereof, and any business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

    THE BOARD OF DIRECTORS OF UNITED HEALTHCARE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE, AND THE ARTICLES AMENDMENT. THE UNITED HEALTHCARE BOARD BELIEVES THAT THE MERGER AND THE ARTICLES AMENDMENT ARE IN THE BEST INTERESTS OF UNITED HEALTHCARE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT UNITED HEALTHCARE SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK ISSUANCE AND APPROVAL OF THE ARTICLES AMENDMENT.

    A form of Proxy and a Joint Proxy Statement-Prospectus containing more detailed information with respect to the matters to be considered at the United HealthCare Special Meeting accompany and form a part of this notice.

                                          By Order of the Board of Directors,

                                                  [LOGO]

                                          David J. Lubben
                                          SECRETARY

July 14, 1998

    TO ASSURE YOUR REPRESENTATION AT THE UNITED HEALTHCARE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

            [LOGO]

                                  HUMANA INC.
                              500 WEST MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Humana Inc. ("Humana") to be held at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky, on Thursday, August 27, 1998, at 10:00 a.m. local time. A notice of the Special Meeting, Joint Proxy Statement-Prospectus and proxy card containing information about the matters to be acted upon are enclosed. All holders of outstanding shares of Common Stock of Humana ("Humana Common Stock") as of July 10, 1998 will be entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof.

    At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1998, among Humana, United HealthCare Corporation ("United HealthCare") and UH-1 Inc., a wholly owned subsidiary of United HealthCare ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into Humana (the "Merger"). If the Merger Agreement is approved and adopted and the Merger becomes effective, each outstanding share of Humana Common Stock will be converted into the right to receive 0.5 of a share of Common Stock of United HealthCare (the "Exchange Ratio").

    The Merger is subject to the satisfaction of a number of conditions, including requisite approvals by Humana's stockholders and United HealthCare's shareholders and appropriate regulatory authorities. Details of the proposed Merger and other important information are set forth in the accompanying Joint Proxy Statement-Prospectus, which you are urged to read carefully and in its entirety.

    The Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors has received the written opinion of its financial advisor, Lehman Brothers Inc., that, as of the date of such opinion, from a financial point of view, the Exchange Ratio to be offered to the stockholders of Humana in the Merger is fair to such stockholders.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    As Chairman of the Board and a significant stockholder of Humana, I support the Merger and have contractually agreed to vote my stock holdings in favor of the Merger.

    We hope you can attend the Humana Special Meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important, and your cooperation in completing, signing and returning the enclosed proxy card promptly will be appreciated.

    We appreciate and thank you for your support and confidence throughout the years.

                                  Very truly yours,

            [SIG]                       [SIG]
David A. Jones                          Gregory H. Wolf
                                        PRESIDENT AND CHIEF EXECUTIVE
CHAIRMAN OF THE BOARD                   OFFICER

July 14, 1998

                                  HUMANA INC.
                              500 WEST MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be held on August 27, 1998

To the Stockholders of Humana:

    A Special Meeting of Stockholders of Humana Inc., a Delaware corporation ("Humana"), has been called by the Board of Directors of Humana and will be held at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky, on Thursday, August 27, 1998, at 10:00 a.m. local time (the "Humana Special Meeting"), for the following purpose described in the accompanying Joint Proxy Statement-Prospectus:

        1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1998, among Humana, United HealthCare Corporation, a Minnesota corporation ("United HealthCare"), and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of United HealthCare ("Merger Sub"), and the transactions contemplated thereby, pursuant to which, among other things, (a) Merger Sub will be merged with and into Humana (the "Merger") and (b) each outstanding share of common stock, $.16 2/3 par value, of Humana ("Humana Common Stock") will be converted into the right to receive 0.5 of a share of common stock, $.01 par value, of United HealthCare.

    The close of business on July 10, 1998, has been fixed as the record date for the determination of the stockholders of Humana entitled to notice of and to vote at the Humana Special Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of outstanding shares of Humana Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Humana Special Meeting and any adjournment or postponement thereof. To be approved, the Merger Agreement must receive the affirmative vote of the holders of a majority of outstanding shares of Humana Common Stock. The Humana Special Meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the Humana Special Meeting or any postponement or adjournment thereof, and any business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

    THE BOARD OF DIRECTORS OF HUMANA UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    A form of Proxy and a Joint Proxy Statement-Prospectus containing more detailed information with respect to the matter to be considered at the Humana Special Meeting accompany and form a part of this notice.

                                          By Order of the Board of Directors,

                                                          [SIG]

                                          Joan O. Lenahan
                                          SECRETARY

July 14, 1998

    TO ASSURE YOUR REPRESENTATION AT THE HUMANA SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
    DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE ATTACHED JOINT PROXY STATEMENT-PROSPECTUS.

                             JOINT PROXY STATEMENT

   UNITED HEALTHCARE CORPORATION                  HUMANA INC.
         SPECIAL MEETING OF                    SPECIAL MEETING OF
         SHAREHOLDERS TO BE                    STOCKHOLDERS TO BE
      HELD ON AUGUST 27, 1998               HELD ON AUGUST 27, 1998

                            ------------------------

                         UNITED HEALTHCARE CORPORATION
                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement-Prospectus is being furnished to shareholders of United HealthCare Corporation, a Minnesota corporation ("United HealthCare"), in connection with the solicitation of proxies by the Board of Directors of United HealthCare (the "United HealthCare Board") for use at the special meeting of shareholders of United HealthCare (including any adjournment or postponement thereof, the "United HealthCare Special Meeting") to be held on Thursday, August 27, 1998 at 10:00 a.m. local time at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota. At the United HealthCare Special Meeting, holders of the common stock, $.01 par value, of United HealthCare ("United HealthCare Common Stock") are being asked to consider and vote upon (i) a proposal to approve the issuance of shares of United HealthCare Common Stock (the "Stock Issuance") as contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1998, among Humana Inc., a Delaware corporation ("Humana"), United HealthCare and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of United HealthCare ("Merger Sub"), providing for, among other things, the merger of Merger Sub with and into Humana (the "Merger") and (ii) a proposal to approve an amendment to the United HealthCare Second Restated Articles of Incorporation to increase the number of authorized shares of United HealthCare Common Stock from 500,000,000 shares to 800,000,000 shares (the "Articles Amendment"). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

    This Joint Proxy Statement-Prospectus also is being furnished to stockholders of Humana in connection with the solicitation of proxies by the Board of Directors of Humana (the "Humana Board") for use at the special meeting of stockholders of Humana (including any adjournment or postponement thereof, the "Humana Special Meeting") to be held on Thursday, August 27, 1998 at 10:00 a.m. local time at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky. At the Humana Special Meeting, holders of the common stock, $.16 2/3 par value, of Humana ("Humana Common Stock") are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

    Upon consummation of the Merger (the "Effective Time"), Merger Sub will merge with and into Humana. Each outstanding share of Humana Common Stock will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock (the "Merger Consideration" or the "Exchange Ratio"), with cash being paid in lieu of fractional shares. For additional information regarding the terms of the Merger, see the Merger Agreement attached as Appendix A hereto and the discussion under the caption "THE MERGER" herein. Consummation of the Merger is conditioned upon, among other things, receipt of all required shareholder and regulatory approvals.
                            ------------------------

    UNITED HEALTHCARE SHAREHOLDERS AND HUMANA STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" STARTING ON PAGE 30.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
              STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

       The date of this Joint Proxy Statement-Prospectus is July 14, 1998

(CONTINUED FROM PREVIOUS PAGE)

    The United HealthCare Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "UNH" and the Humana Common Stock is listed on the NYSE under the symbol "HUM." The last reported sale price of United HealthCare Common Stock on the NYSE Composite Tape was $62.75 per share on July 13, 1998 and $64.125 per share on May 27, 1998, the last trading day preceding public announcement of the proposed Merger. The last reported sale price of Humana Common Stock on the NYSE Composite Tape was $30.1875 per share on July 13, 1998 and $26.25 per share on May 27, 1998. Because the Merger Consideration is fixed, a change in the market price of United HealthCare Common Stock before the consummation of the Merger will affect the market value of the United HealthCare Common Stock to be received in the Merger in exchange for the Humana Common Stock. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF THE UNITED HEALTHCARE COMMON STOCK AT ANY TIME PRIOR TO THE EFFECTIVE TIME OR AT ANY TIME THEREAFTER. Stockholders are urged to obtain current market quotations for United HealthCare Common Stock and Humana Common Stock.

    This Joint Proxy Statement-Prospectus also constitutes a prospectus of United HealthCare with respect to the shares of United HealthCare Common Stock issuable to stockholders of Humana upon consummation of the Merger. United HealthCare has supplied all information contained in this Joint Proxy Statement-Prospectus relating to United HealthCare and its subsidiaries, and Humana has supplied all information contained in this Joint Proxy Statement-Prospectus relating to Humana and its subsidiaries.

    This Joint Proxy Statement-Prospectus and the forms of proxy are first being mailed to the shareholders of United HealthCare and Humana on or about July 17, 1998.

    This Joint Proxy Statement-Prospectus is included as part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by United HealthCare, relating to the registration under the Securities Act of 1933, as amended, of up to 88,761,841 shares of United HealthCare Common Stock to be issued in connection with the Merger.

                             AVAILABLE INFORMATION

    United HealthCare and Humana are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by United HealthCare and Humana with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. In addition, material filed by United HealthCare and Humana may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    United HealthCare has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the United HealthCare Common Stock to be issued pursuant to the Merger. This Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO UNITED HEALTHCARE (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO DAVID J. LUBBEN, SECRETARY AND GENERAL COUNSEL, UNITED HEALTHCARE CORPORATION, 300 OPUS CENTER, 9900 BREN ROAD EAST, MINNETONKA, MINNESOTA 55343, TELEPHONE NUMBER (612) 936-1300. DOCUMENTS RELATING TO HUMANA (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO JOAN O. LENAHAN, SECRETARY, HUMANA INC., 500 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202, TELEPHONE NUMBER (502) 580-3717. DOCUMENTS WILL BE PROVIDED BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF REQUEST FOR SUCH DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED NO LATER THAN AUGUST 20, 1998 (FIVE BUSINESS DAYS BEFORE THE APPLICABLE MEETING DATE). PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

    The following documents, which have been filed by United HealthCare with the Commission, are hereby incorporated by reference in this Joint Proxy Statement-Prospectus: (1) United HealthCare's Annual Report on Form 10-K for the year ended December 31, 1997; (2) United HealthCare's Quarterly Report on Form 10-Q for the period ended March 31, 1998; (3) United HealthCare's Current Reports on Form 8-K filed May 29, 1998 and June 16, 1998; and (4) the description of the United HealthCare Common Stock contained in United HealthCare's Registration Statement on Form 8-A dated September 20, 1991, and any amendment or report filed for the purpose of updating such description.

    The following documents, which have been filed by Humana with the Commission, are hereby incorporated by reference in this Joint Proxy Statement-Prospectus: (1) Humana's Annual Report on Form 10-K for the year ended December 31, 1997; (2) Humana's Quarterly Report on Form 10-Q for the period ended March 31, 1998; (3) Humana's Current Report on Form 8-K filed May 29, 1998; and (4) the description of the Humana Common Stock contained in Humana's Registration Statement on Form 8-A dated January 31, 1968, as amended, and the description of Humana's Series A Participating Preferred Stock contained in Humana's Registration Statement on Form 8-A dated February 14, 1996, as amended, and any amendment or report filed for the purpose of updating such description.

    All documents filed by either United HealthCare or Humana pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the time at which the United HealthCare Special Meeting and the Humana Special Meeting have been finally adjourned shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein or in another document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED HEALTHCARE, HUMANA OR ANY OTHER PERSON.

    THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

    THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT COVER ANY RESALES OF THE UNITED HEALTHCARE COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY STOCKHOLDERS OF HUMANA DEEMED TO BE "AFFILIATES" OF HUMANA OR UNITED HEALTHCARE UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH SUCH RESALES.

    NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED HEALTHCARE OR HUMANA SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          3

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................          8

WHO CAN HELP ANSWER YOUR QUESTIONS.........................................................................         12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................         13

SUMMARY....................................................................................................         14
  General..................................................................................................         14
  The Companies............................................................................................         14
  United HealthCare Special Meeting and Vote Required......................................................         15
  Humana Special Meeting and Vote Required.................................................................         16
  The Merger...............................................................................................         16
  Conditions to the Merger.................................................................................         17
  Recommendations of Boards of Directors...................................................................         17
  Opinion of United HealthCare's Financial Advisor.........................................................         17
  Opinion of Humana's Financial Advisor....................................................................         18
  Effective Time of the Merger.............................................................................         18
  Waiver; Amendment; Termination...........................................................................         18
  Certain Federal Income Tax Consequences..................................................................         19
  Interests of Certain Persons in the Merger...............................................................         20
  Stock Option Agreement...................................................................................         20
  Voting Agreement.........................................................................................         21
  Expenses and Termination Fees............................................................................         22
  No Appraisal Rights......................................................................................         22
  Accounting Treatment.....................................................................................         22
  Regulatory Approvals.....................................................................................         22
  Markets and Market Prices................................................................................         23
  Comparative Rights of Shareholders.......................................................................         23

COMPARATIVE UNAUDITED PER COMMON SHARE DATA................................................................         24

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNITED HEALTHCARE.......................................         26

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUMANA..................................................         28

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA................................................................         29

RISK FACTORS...............................................................................................         30
  Integration of Operations Following the Merger...........................................................         30
  Regulatory Constraints...................................................................................         30
  Stock Market; Fixed Exchange Ratio.......................................................................         31
  Health Care Costs........................................................................................         31
  Industry Factors.........................................................................................         32
  Competition..............................................................................................         32
  AARP Contract............................................................................................         32
  Government Programs and Regulation.......................................................................         32
  Provider Relations.......................................................................................         33

                                                                                                               PAGE
                                                                                                             ---------
  Litigation and Insurance.................................................................................         33
  Information Systems......................................................................................         34
  The Year 2000............................................................................................         34
  Administration and Management............................................................................         34
  Marketing................................................................................................         35
  Acquisitions and Dispositions............................................................................         35
  Data and Proprietary Information.........................................................................         35

UNITED HEALTHCARE SPECIAL MEETING..........................................................................         36
  General..................................................................................................         36
  Solicitation, Voting and Revocability of Proxies.........................................................         36
  Recommendation of United HealthCare Board................................................................         38

HUMANA SPECIAL MEETING.....................................................................................         39
  General..................................................................................................         39
  Solicitation, Voting and Revocability of Proxies.........................................................         39
  Recommendation of Humana Board...........................................................................         40

THE MERGER.................................................................................................         41
  Description of the Merger................................................................................         41
  Background of the Merger.................................................................................         42
  Reasons of United HealthCare for the Merger..............................................................         43
  Reasons of Humana for the Merger.........................................................................         44
  Opinion of United HealthCare's Financial Advisor.........................................................         45
  Opinion of Humana's Financial Advisor....................................................................         50
  The Effective Time.......................................................................................         56
  Exchange of Certificates.................................................................................         56
  Representations and Warranties...........................................................................         57
  Conduct of Business Prior to the Merger and Other Covenants..............................................         58
  Conditions to the Merger.................................................................................         63
  Termination of the Merger Agreement......................................................................         65
  Waiver and Amendment.....................................................................................         66
  Expenses and Termination Fees............................................................................         66
  Certain Federal Income Tax Consequences..................................................................         67
  Interests of Certain Persons in the Merger...............................................................         69
  Stock Option Agreement...................................................................................         72
  Voting Agreement.........................................................................................         74
  Accounting Treatment.....................................................................................         74
  Regulatory Matters.......................................................................................         75
  Resale of United HealthCare Common Stock Received by Humana Stockholders.................................         76
  No Appraisal Rights......................................................................................         76
  Management and Operations After the Merger...............................................................         77

MARKET PRICES AND DIVIDENDS................................................................................         78
  United HealthCare........................................................................................         78
  Humana...................................................................................................         79

BUSINESS OF UNITED HEALTHCARE..............................................................................         79

BUSINESS OF HUMANA.........................................................................................         80

DESCRIPTION OF UNITED HEALTHCARE CAPITAL STOCK.............................................................         80
  United HealthCare Common Stock...........................................................................         80

                                                                                                               PAGE
                                                                                                             ---------
  United HealthCare Preferred Stock........................................................................         80
  Special Voting Rights....................................................................................         81
  Transfer Agent and Registrar.............................................................................         81

COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE COMMON STOCK AND HUMANA COMMON STOCK...............         82
  General..................................................................................................         82
  Statutory Provisions Relating to Business Combinations...................................................         82
  Charter Provisions Relating to Business Combinations.....................................................         82
  Shareholders Rights Plan.................................................................................         83
  Dissenters Rights of Appraisal...........................................................................         86
  Number of Directors, Vacancies and Newly Created Directorships...........................................         86
  Classification of Board..................................................................................         87
  Removal of Directors.....................................................................................         87
  Advance Notice of Shareholder Nominations for Directors and Shareholder Proposals........................         88
  Amendments to Charter and Bylaws.........................................................................         88
  Shareholder Meetings.....................................................................................         89
  Shareholder Action by Written Consent....................................................................         90
  Dividends................................................................................................         90

PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE
COMMON STOCK...............................................................................................         91

LEGAL OPINIONS.............................................................................................         92

EXPERTS....................................................................................................         93

SHAREHOLDER PROPOSALS......................................................................................         93
  United HealthCare Shareholder Proposals..................................................................         93
  Humana Stockholder Proposals.............................................................................         93

OTHER MATTERS..............................................................................................         94

MANAGEMENT AND ADDITIONAL INFORMATION......................................................................         94

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION..............................................        F-1

APPENDIX A--MERGER AGREEMENT...............................................................................        A-1

APPENDIX B--STOCK OPTION AGREEMENT.........................................................................        B-1

APPENDIX C--VOTING AGREEMENT...............................................................................        C-1

APPENDIX D--OPINION OF GOLDMAN, SACHS & CO.................................................................        D-1

APPENDIX E--OPINION OF LEHMAN BROTHERS INC.................................................................        E-1

                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

    THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION FROM THIS DOCUMENT, IS QUALIFIED BY REFERENCE THERETO AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, THE DOCUMENTS REFERRED TO IN THE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" SECTION AT THE BEGINNING OF THIS DOCUMENT AND THE APPENDICES HERETO. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF MATERIAL INFORMATION RELATING TO THE MERGER AGREEMENT, THE MERGER, OR OTHER MATTERS DISCUSSED IN THIS DOCUMENT.

Q:           WHY IS UNITED HEALTHCARE PROPOSING TO ACQUIRE
             HUMANA?
A: The United HealthCare Board determined to recommend approval of the Stock Issuance based on a wide variety of factors, including:

             - the terms and conditions of the Merger
               Agreement and related agreements;
             - the strategic fit between United HealthCare and
               Humana, which, in United HealthCare's view, offers the opportunity for synergies from consolidation of corporate overhead, merging overlapping operations, integrating and improving medical care programs and cross-selling products and services;
             - the ability of the combined companies to offer
               a greater choice of doctors, hospitals, and consumer-focused, high quality health and well-being products;
             - the belief that the combined companies will be
               better able to respond to the needs of
               consumers and customers, the increased
               competitiveness of the health and well-being business and the opportunities that changes in the health and well-being business might bring;
             - the anticipated tax and accounting treatment of
               the Merger; and
             - the fairness opinion of United HealthCare's
               financial advisor, Goldman, Sachs & Co.
Q:           WHY IS HUMANA PROPOSING TO BE ACQUIRED BY UNITED
             HEALTHCARE?
A: The Humana Board determined to recommend approval of the Merger Agreement and the Merger based on a wide variety of factors, including:
             - the business, earnings, operations, financial
               condition and prospects of United HealthCare and Humana, the financial analysis and other information with respect to the two companies presented to the Humana Board by Humana's financial advisor, Lehman Brothers Inc., as well as the Humana Board's own knowledge of the companies and their respective businesses;
             - Humana's strategic alternatives, including
               remaining a separate company and continuing its acquisition strategy;
             - the opportunity that the Merger offers to
               create a premier managed health care company that will be better positioned to compete effectively in this rapidly changing industry than Humana on a stand-alone basis;
             - the complementary strengths of Humana and
               United HealthCare and the opportunities for greater efficiencies and cost savings by the combination of the two companies;
             - the status of and continued consolidation
               within the managed health care industry;
             - the amount and form of consideration to be
               received by Humana stockholders in the Merger;
             - the opportunity the Merger presents for Humana
               to provide long-term value to its stockholders;
             - the fairness opinion of Lehman Brothers Inc.;
             - the terms and conditions of the Merger
               Agreement and related agreements; and
             - the anticipated tax and accounting treatment of
               the Merger.

Q:           WHAT DO I NEED TO DO NOW?

A: After you have carefully read this Joint Proxy Statement-Prospectus, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares of Humana Common Stock or United HealthCare Common Stock, as the case may be, may be represented at the United HealthCare Special Meeting or the Humana Special Meeting, as the case may be. The United HealthCare Special Meeting will take place on Thursday, August 27, 1998 at 10:00 a.m., local time, at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota. The Humana Special Meeting will take place on Thursday, August 27 at 10:00 a.m., local time, at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky.

             The United HealthCare Board unanimously
             recommends that United HealthCare shareholders vote FOR the Stock Issuance and FOR the Articles Amendment. The Humana Board unanimously recommends that Humana stockholders vote FOR the approval and adoption of the Merger Agreement.

Q:           WHY IS UNITED HEALTHCARE PROPOSING TO INCREASE
             THE NUMBER OF AUTHORIZED SHARES OF UNITED
             HEALTHCARE COMMON STOCK?

A: The United HealthCare Board is recommending approval of the Articles Amendment which would increase the number of authorized shares of United HealthCare Common Stock from 500,000,000 shares to 800,000,000 shares. The proposed amendment is intended to ensure that a sufficient number of shares of United HealthCare Common Stock remains available following the Merger for general corporate purposes, including issuances pursuant to employee stock plans, stock dividends, and possible future acquisitions and issuances for the purpose of raising additional capital. There are no present plans, understandings or agreements for issuing a material number of additional shares of United HealthCare Common Stock. However, if such plans, understandings or agreements were formulated or reached in the future in connection with an action or transaction which would not otherwise require approval by holders of United HealthCare capital stock, it could become necessary for the United HealthCare Board to call a special meeting of shareholders in order to authorize an increase in the number of authorized shares of United HealthCare Common Stock. The United HealthCare Board believes that it would not be in the best interests of the shareholders of United HealthCare for United HealthCare to bear the expense and inconvenience of such a special meeting, and accordingly is recommending that such an increase be approved at the United HealthCare Special Meeting. Consummation of the Merger is not conditioned upon approval of the Articles Amendment.

Q:           IF MY SHARES OF UNITED HEALTHCARE COMMON STOCK OR
             HUMANA COMMON STOCK ARE HELD IN "STREET NAME" BY
             MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted. For purposes of voting on the proposed Merger by Humana stockholders, failure to give instructions will have the same effect as voting against the proposed Merger. In the case of United HealthCare shareholders, failure to give instructions could result in preventing a vote from being taken with respect to the Stock Issuance and may have the same effect as a vote against the Articles Amendment.

Q:           CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY
             SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the United HealthCare Special Meeting or the Humana Special Meeting, as applicable. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to United HealthCare or Humana, as applicable, at the address on page 12. Third, you can attend the United HealthCare Special Meeting or the Humana Special Meeting, as applicable, and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:           SHOULD I SEND IN MY HUMANA STOCK CERTIFICATES AT
             THIS TIME?

A: No. Humana stockholders should not send in the stock certificates for their Humana Common Stock until they receive transmittal materials from the Exchange Agent. This will occur promptly following consummation of the Merger.

Q:           WHAT WILL HOLDERS OF HUMANA COMMON STOCK RECEIVE
             IN THE MERGER?

A: Each outstanding share of Humana Common Stock will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock, with cash being paid in lieu of fractional shares. For example, a holder of 125 shares of Humana Common Stock would receive 62 shares of United HealthCare Common Stock, plus a cash payment in lieu of 0.5 share of United HealthCare Common Stock.

Q:           WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the Merger as quickly as possible. In addition to the approvals of the United HealthCare shareholders and Humana stockholders, we must also obtain certain regulatory approvals. We expect to complete the Merger during the third quarter of 1998, although there can be no assurance as to when, or if, all of the conditions to consummation of the Merger will be satisfied or waived.

Q:           WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE
             MERGER?

A: In connection with the Merger, the following federal income tax consequences will result: (i) no gain or loss will be recognized by United HealthCare, Humana or Merger Sub as a result of the Merger, (ii) no gain or loss will be recognized by any Humana stockholder (except in connection with the receipt of cash in lieu of a fractional share interest in United HealthCare Common Stock) upon the exchange of Humana Common Stock for United HealthCare Common Stock in the Merger and (iii) the basis of the United HealthCare Common Stock received by a Humana stockholder who exchanges Humana Common Stock for United HealthCare Common Stock will be the same as the basis of the Humana Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of the receipt of cash in lieu of a fractional share of United HealthCare Common Stock). To review the tax con-sequences to stockholders in greater detail, see page 67.

Q:           ARE THERE ANY RISKS ASSOCIATED WITH THE MERGER?

A: The Merger does involve risks. For a discussion of certain risk factors that should be con-sidered in evaluating the Merger, see "RISK
             FACTORS," beginning on page 30.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

    Humana stockholders having more questions about the Merger or desiring additional copies of the Joint Proxy Statement-Prospectus should contact:

                                  HUMANA INC.
                              500 West Main Street
                           Louisville, Kentucky 40202
                     Attention: Joan O. Lenahan, Secretary
                        Telephone Number: (502) 580-3717

                                       or

                             D. F. King & Co., Inc.

                                77 Water Street
                            New York, New York 10005
                        Telephone Number: (800) 290-6432

    United HealthCare shareholders having more questions about the Merger or desiring additional copies of the Joint Proxy Statement-Prospectus should contact:

                         UNITED HEALTHCARE CORPORATION
                                300 Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota 55343
           Attention: David J. Lubben, General Counsel and Secretary
                        Telephone Number: (612) 936-1300

                                       or

                            Georgeson & Company Inc.
                               Wall Street Plaza
                            New York, New York 10005
                        Telephone Number: (800) 223-2064

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

 (i) certain statements, including possible or assumed future results of operations of United HealthCare and Humana contained in "THE MERGER--Background of the Merger," "THE MERGER-- Reasons of United HealthCare for the Merger," "THE MERGER--Reasons of Humana for the Merger," "THE MERGER--Opinion of United HealthCare's Financial Advisor," "THE MERGER--Opinion of Humana's Financial Advisor" and "THE MERGER--Management and Operations After the Merger," including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to therein, and certain statements incorporated by reference from documents filed with the Commission by United HealthCare and Humana, including any statements contained herein or therein regarding the development of possible or assumed future results of operations of United HealthCare's and Humana's businesses, the markets for United HealthCare's and Humana's services and products, anticipated capital expenditures, regulatory developments, competition or the effects of the Merger;

 (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "will likely result," "estimates," "projects" or similar expressions contained in the sections of this Joint Proxy Statement-Prospectus cited above or incorporated herein; and

(iii) other forward-looking statements contained or incorporated by reference herein regarding matters that are not historical facts.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For examples of such risks and uncertainties, see "RISK FACTORS." United HealthCare shareholders and Humana stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof or, in the case of documents incorporated by reference, the date of such document.

    All subsequent written and oral forward-looking statements attributable to United HealthCare or Humana or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither United HealthCare nor Humana undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT-PROSPECTUS AND ITS APPENDICES. SHAREHOLDERS ARE URGED TO AND SHOULD READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES. AS USED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, THE TERMS "UNITED HEALTHCARE" AND "HUMANA" REFER TO UNITED HEALTHCARE AND HUMANA, RESPECTIVELY, AND, WHERE THE CONTEXT SO REQUIRES, TO THEIR RESPECTIVE SUBSIDIARIES. ALL INFORMATION CONCERNING UNITED HEALTHCARE INCLUDED HEREIN HAS BEEN FURNISHED BY UNITED HEALTHCARE, AND ALL INFORMATION INCLUDED HEREIN CONCERNING HUMANA HAS BEEN FURNISHED BY HUMANA.

GENERAL

    This Joint Proxy Statement-Prospectus, the notice of the United HealthCare Special Meeting to be held on Thursday, August 27, 1998, the notice of the Humana Special Meeting to be held on Thursday, August 27, 1998 and the forms of proxy solicited in connection therewith are first being mailed to holders of United HealthCare Common Stock as of July 10, 1998 ("United HealthCare Shareholders") and to holders of Humana Common Stock as of July 10, 1998 ("Humana Stockholders") on or about July 17, 1998.

    At the United HealthCare Special Meeting, United HealthCare Shareholders will consider and vote upon (a) a proposal to approve the Stock Issuance and (b) a proposal to approve the Articles Amendment. While the United HealthCare Board recommends that United HealthCare Shareholders vote "FOR" approval of the Articles Amendment, the Stock Issuance and consummation of the Merger are not contingent upon approval of the Articles Amendment. If approved by the United HealthCare Shareholders at the United HealthCare Special Meeting, the Articles Amendment will become effective only upon consummation of the Merger.

    At the Humana Special Meeting, Humana Stockholders will consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, among other things, (i) Merger Sub will be merged with and into Humana and (ii) each outstanding share of Humana Common Stock will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

THE COMPANIES

    UNITED HEALTHCARE CORPORATION. United HealthCare is a national leader offering health care coverage and related services to help people achieve improved health and well-being through all stages of life. United HealthCare operates in all 50 states, the District of Columbia, Puerto Rico and internationally. United HealthCare's products and services reflect a number of core capabilities, including medical information management, health benefit administration, care coordination, risk assessment and pricing, health benefit design and provider contracting. With these capabilities, United HealthCare is able to provide comprehensive health care management services through organized health systems and insurance products, including health maintenance organizations, point-of-service plans, preferred provider organizations and managed indemnity programs. United HealthCare also offers specialized health care management services and products such as behavioral health services, workers compensation and disability services, utilization review services, specialized provider networks, employee assistance programs, and knowledge and information services.

    For further information concerning United HealthCare, see "SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNITED HEALTHCARE," "UNAUDITED PRO FORMA COMBINED SUMMARY FINANCIAL DATA," "BUSINESS OF UNITED HEALTHCARE," and "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION" herein and the United HealthCare documents incorporated by reference herein as described in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The principal executive offices of United HealthCare are located at 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 (telephone number (612) 936-1300).

    HUMANA INC. Since 1983, Humana has offered managed health care products that integrate medical management with the delivery of health care services through a network of providers. This network of providers may share financial risk or have other incentives to deliver quality medical services in a cost-effective manner. These managed health care products are marketed primarily through health maintenance organizations and preferred provider organizations that encourage or require the use of contracting providers. Humana also offers various specialty and administrative service products including dental, group life and workers compensation. In addition, Humana offers administrative services to employers who self-insure their employee health plans.

    For further information concerning Humana, see "SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUMANA" and "BUSINESS OF HUMANA" herein and the Humana documents incorporated by reference herein as described in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The principal executive offices of Humana are located at 500 West Main Street, Louisville, Kentucky 40202 (telephone number (502) 580-1000).

    MERGER SUB. Merger Sub was incorporated on May 11, 1998 for purposes of the transactions contemplated by the Merger Agreement. Merger Sub engages in no other business. The principal executive offices of Merger Sub are located at 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 (telephone number
(612) 936-1300).

UNITED HEALTHCARE SPECIAL MEETING AND VOTE REQUIRED

    The United HealthCare Special Meeting will be held on Thurday, August 27, 1998, at 10:00 a.m. local time, at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota. At the United HealthCare Special Meeting, the United HealthCare Shareholders will be asked to consider and vote upon (i) a proposal to approve the Stock Issuance and (ii) a proposal to approve the Articles Amendment. While the United HealthCare Board recommends that United HealthCare Shareholders vote "FOR" approval of the Articles Amendment, the Stock Issuance and consummation of the Merger are not contingent upon approval of the Articles Amendment. If approved by the United HealthCare Shareholders at the United HealthCare Special Meeting, the Articles Amendment will become effective only upon consummation of the Merger. Only the record holders of United HealthCare Common Stock at the close of business on July 10, 1998 (the "United HealthCare Record Date") are entitled to notice of and to vote at the United HealthCare Special Meeting. On the United HealthCare Record Date, there were approximately 17,310 holders of record of United HealthCare Common Stock and 195,162,079 shares of United HealthCare Common Stock outstanding. A majority of all shares of United HealthCare Common Stock outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum for the United HealthCare Special Meeting.

    Each share of United HealthCare Common Stock entitles its holder to one vote. To be approved, the Stock Issuance must receive the affirmative vote of a majority of the votes cast at the United HealthCare Special Meeting, and over 50% of the shares of United HealthCare Common Stock entitled to do so must in fact vote at the United HealthCare Special Meeting, and the Articles Amendment must receive the affirmative vote of the greater of (i) a majority of the number of shares of United HealthCare Common Stock present and entitled to vote at the United HealthCare Special Meeting, or (ii) a majority of the minimum number of shares of United HealthCare Common Stock entitled to vote at the United HealthCare Special Meeting that would constitute a quorum for the transaction of business at the meeting (a quorum being a majority of the outstanding shares of United HealthCare Common Stock as of the United HealthCare Record Date). As of the United HealthCare Record Date, directors and executive officers of United HealthCare beneficially owned and were entitled to vote 969,018 shares of United HealthCare Common Stock, or approximately 0.5% of the shares entitled to vote at the United HealthCare Special Meeting. It is currently expected that each such director and executive officer will vote the shares of United HealthCare Common Stock he or she is entitled to vote for approval of the Stock Issuance and for approval of the Articles Amendment. As of the United HealthCare Record Date, Humana did not beneficially own any shares of United HealthCare Common Stock. Also, as of the United HealthCare Record Date, directors and executive officers of Humana beneficially owned and were entitled to vote less than 1% of the shares entitled to be voted at the United HealthCare Special Meeting. See "UNITED HEALTHCARE SPECIAL MEETING" and "PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK."

HUMANA SPECIAL MEETING AND VOTE REQUIRED

    The Humana Special Meeting will be held on Thursday, August 27, 1998, at 10:00 a.m. local time, at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky. At the Humana Special Meeting, the Humana Stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. Only the record holders of Humana Common Stock at the close of business on July 10, 1998 (the "Humana Record Date") are entitled to notice of and to vote at the Humana Special Meeting. On the Humana Record Date, there were approximately 8,740 holders of record of Humana Common Stock and 166,928,632 shares of Humana Common Stock outstanding. A majority of all shares of Humana Common Stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum for the Humana Special Meeting.

    Each share of Humana Common Stock entitles its holder to one vote. Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of outstanding shares of Humana Common Stock. As of the Humana Record Date, directors and executive officers of Humana beneficially owned and were entitled to vote 9,328,643 shares of Humana Common Stock, or approximately 5.6% of the shares entitled to vote at the Humana Special Meeting. It is currently expected that each such director and executive officer will vote the shares of Humana Common Stock he or she is entitled to vote for approval and adoption of the Merger Agreement. David A. Jones, Chairman of the Humana Board who is the record holder of 5,763,578 shares of Humana Common Stock, has agreed to vote such shares (and any other shares of Humana Common Stock over which he has voting power that are held on the Humana Record Date) in favor of approval and adoption of the Merger Agreement. See "THE MERGER--Voting Agreement." As of the Humana Record Date, United HealthCare did not beneficially own any shares of Humana Common Stock (excluding shares issuable to United HealthCare under certain conditions as described under "THE MERGER--Stock Option Agreement"). Also, as of the Humana Record Date, directors and executive officers of United HealthCare beneficially owned and were entitled to vote less than 1% of the shares entitled to be voted at the Humana Special Meeting. See "HUMANA SPECIAL MEETING."

THE MERGER

    In the Merger, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Humana, with Humana as the surviving corporation (the "Surviving Corporation"). Following the Merger, the Surviving Corporation will be a wholly owned subsidiary of United HealthCare. Pursuant to the Merger, each outstanding share of Humana Common Stock will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock, with cash being paid in lieu of fractional shares. Each share of United HealthCare Common Stock outstanding prior to the Merger will remain outstanding after the Effective Time. Holders of United HealthCare Common Stock immediately prior to the Merger as a group will own approximately 70%, and holders of Humana Common Stock immediately prior to the Merger as a group will own approximately 30%, of the United HealthCare Common Stock to be outstanding immediately following the Effective Time, based on shares outstanding as of the respective

Record Dates. No fractional shares of United HealthCare Common Stock will be issued in the Merger. The Merger Agreement provides that each holder of Humana Common Stock who would otherwise have been entitled to receive a fractional share of United HealthCare Common Stock in the Merger will be entitled to receive, in lieu thereof, an amount in cash equal to an amount determined by multiplying such fraction by the average of the closing sales prices of a share of the United HealthCare Common Stock, as reported on the NYSE Composite Tape, over the ten trading days immediately preceding the Effective Time.

    Upon consummation of the Merger, each option to purchase shares of Humana Common Stock issued by Humana pursuant to its employee or director stock option programs (each, a "Humana Stock Option") that is outstanding and unexercised immediately prior to the Effective Time will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Humana Stock Options, the same number of shares of United HealthCare Common Stock as the holder of such Humana Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded down to the nearest whole number, at a price per share, rounded up to the nearest whole cent, equal to (i) the aggregate exercise price for the shares of Humana Common Stock otherwise purchasable pursuant to such Humana Stock Option divided by (ii) the number of full shares of United HealthCare Common Stock deemed purchasable pursuant to such Humana Stock Option pursuant to the foregoing. All such options that were not exercisable immediately prior to the Effective Time will become exercisable at the Effective Time. See "THE MERGER--Description of the Merger."

    For additional information relating to the Merger, see "THE MERGER."

CONDITIONS TO THE MERGER

    The Merger is subject to the satisfaction of certain conditions, including among others, the approval of the Stock Issuance by United HealthCare Shareholders, the approval and adoption of the Merger Agreement by Humana Stockholders and the approval of appropriate regulatory agencies. See "THE MERGER--Conditions to the Merger."

RECOMMENDATIONS OF BOARDS OF DIRECTORS

    THE UNITED HEALTHCARE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE, AND THE ARTICLES AMENDMENT. THE UNITED HEALTHCARE BOARD BELIEVES THAT THE MERGER AND THE ARTICLES AMENDMENT ARE IN THE BEST INTERESTS OF UNITED HEALTHCARE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT UNITED HEALTHCARE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK ISSUANCE AND APPROVAL OF THE ARTICLES AMENDMENT. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE UNITED HEALTHCARE BOARD IN REACHING ITS CONCLUSIONS, SEE "THE MERGER--BACKGROUND OF THE MERGER," "--REASONS OF UNITED HEALTHCARE FOR THE MERGER" AND "PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK."

    THE HUMANA BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE HUMANA BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF HUMANA AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT HUMANA STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE HUMANA BOARD IN REACHING ITS CONCLUSIONS, SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "--REASONS OF HUMANA FOR THE MERGER."

OPINION OF UNITED HEALTHCARE'S FINANCIAL ADVISOR

    Goldman, Sachs & Co. ("Goldman Sachs"), financial advisor to United HealthCare, on May 25, 1998, delivered to the United HealthCare Board, subject to the review of the final Merger Agreement, its oral opinion (which was subsequently confirmed in a written opinion dated May 27, 1998), to the effect that, as of such date and based upon and subject to the matters set forth therein, the Exchange Ratio was fair from a financial point of view to United HealthCare. The full text of the written opinion of Goldman Sachs dated May 27, 1998, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix D and is incorporated herein by reference. The opinion of Goldman Sachs referred to herein does not constitute a recommendation as to how any holder of shares of United HealthCare Common Stock should vote with respect to such transaction. HOLDERS OF UNITED HEALTHCARE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. SEE "THE MERGER--Opinion of United HealthCare's Financial Advisor."

OPINION OF HUMANA'S FINANCIAL ADVISOR

    Lehman Brothers Inc. ("Lehman Brothers"), financial advisor to Humana, has rendered to the Humana Board a written opinion, dated May 27, 1998, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, from a financial point of view, the Exchange Ratio to be offered to the stockholders of Humana in the Merger is fair to such stockholders. A copy of the opinion of Lehman Brothers dated May 27, 1998 is attached hereto as Appendix E and should be read carefully in its entirety with respect to the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with such opinion. See "THE MERGER--Opinion of Humana's Financial Advisor."

EFFECTIVE TIME OF THE MERGER

    The Closing of the Merger (the "Closing") shall take place at 9:00 a.m., New York time, on the first business day on which the last to be fulfilled or waived of the conditions to the Merger set forth in the Merger Agreement to be fulfilled prior to Closing is satisfied or waived or on such other date and at such other time as United HealthCare and Humana agree in writing (the "Closing Date"). As soon as practicable following the Closing, the parties will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. See "THE MERGER--Conditions to the Merger." The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by the parties and specified in the Certificate of Merger. See "THE MERGER-- The Effective Time."

WAIVER; AMENDMENT; TERMINATION

    The conditions to each of the parties' obligations to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

    Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. See "THE MERGER--Waiver and Amendment."

    The Merger Agreement may be terminated and the Merger may be abandoned (1) at any time prior to the Effective Time, by the mutual written consent of Humana and United HealthCare by action of their respective Boards of Directors; (2) at any time prior to the Effective Time by action of the Board of Directors of either United HealthCare or Humana if (a) the Merger shall not have been consummated by the Termination Date (as hereinafter defined) (provided that this right to terminate the Merger Agreement is not available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated), (b) the approval of Humana Stockholders shall not have been obtained (provided, however, that if an Acquisition Proposal (as defined in "THE MERGER--Conduct of Business Prior to the Merger and Other Covenants") has been made by any person prior to the time of such vote, Humana may not terminate the Merger Agreement by reason of failure to receive such approval, until a date that is not less than 90 days after the date of such vote), (c) the approval by United HealthCare's shareholders of the Stock Issuance shall not have been obtained, or (d) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; (3) at any time prior to the Effective Time by action of the Humana Board if (a) (w) Humana is not in material breach of the Merger Agreement, (x) the Humana Board authorizes Humana to enter into an agreement with respect to a Superior Proposal (as defined in "THE MERGER-- Conduct of Business Prior to the Merger and Other Covenants") and Humana gives written notice of such Superior Proposal to United HealthCare, (y) United HealthCare fails to make, within five business days after receipt of such notice, an offer that the Humana Board determines in good faith, after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account, among other things, the long-term prospects and interests of Humana and its stockholders, and (z) Humana pays to United HealthCare prior to termination of the Merger Agreement the fees described under "THE MERGER--Expenses and Termination Fees", or (b) there has been (i) a breach by United HealthCare or Merger Sub of any representation or warranty contained in the Merger Agreement that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of United HealthCare and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of United HealthCare to consummate the transactions contemplated by the Merger Agreement or (ii) a material breach by United HealthCare or Merger Sub of a covenant or agreement contained in the Merger Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Humana to United HealthCare or Merger Sub, as the case may be; (4) at any time prior to the Effective Time by action of the United HealthCare Board if
(a)(i) Humana enters into a binding agreement for a Superior Proposal or the Humana Board recommends a Superior Proposal or (ii) the Humana Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or, after an Acquisition Proposal has been made, failed to reconfirm its recommendation of the Merger Agreement within five business days after a written request by United HealthCare to do so, (b) there has been (i) a breach by Humana of any representation or warranty contained in the Merger Agreement that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of Humana and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of Humana to consummate the transactions contemplated by the Merger Agreement or (ii) a material breach by Humana of a covenant or agreement contained in the Merger Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Humana to United HealthCare or Merger Sub, as the case may be, or (c) if Humana or any of its subsidiaries or representatives takes certain actions in connection with an Acquisition Proposal. The "Termination Date" is December 31, 1998, provided, however, that on or after December 15, 1998, either United HealthCare or Humana has the right to extend such date until March 31, 1999 in order to obtain all required governmental consents. See "THE MERGER--Termination of the Merger Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The obligation of each of United HealthCare and Humana to consummate the Merger is conditioned on, among other things, the receipt of an opinion of its respective counsel, based upon certain representations and assumptions set forth therein, substantially to the effect that for federal income tax purposes the Merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly: (i) no gain or loss will be recognized by United HealthCare, Humana or Merger Sub as a result of the Merger, (ii) no gain or loss will be recognized by any Humana Stockholder (except in connection with the receipt of cash in lieu of a fractional share interest in United HealthCare Common Stock) upon the exchange of Humana Common Stock for United HealthCare Common Stock in the Merger and (iii) the basis of the United HealthCare Common Stock received by a Humana Stockholder who exchanges Humana Common Stock for United HealthCare Common Stock will be the same as the basis of the Humana Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of the receipt of cash in lieu of a fractional share of United HealthCare Common Stock). EACH HUMANA STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "THE MERGER-- Certain Federal Income Tax Consequences." In addition, Humana has received from Fried, Frank, Harris, Shriver & Jacobson, and United HealthCare has received from Sullivan & Cromwell, such firm's opinion, dated July 6, 1998, that, based upon and subject to certain facts, representations and assumptions set forth therein, the discussion under "THE MERGER--Certain Federal Income Tax Consequences" represents such firm's opinion as to the material federal income tax consequences of the Merger under currently applicable law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Humana Board and the United HealthCare Board with respect to the Merger Agreement and related matters, stockholders should be aware that certain members of the management of Humana and the Humana Board have certain interests in connection with the Merger that are in addition to the interests of stockholders of Humana generally. See "THE MERGER-- Interests of Certain Persons in the Merger."

STOCK OPTION AGREEMENT

    As an inducement and condition to the willingness of United HealthCare and Merger Sub to enter into the Merger Agreement, Humana, as issuer, entered into a stock option agreement with United HealthCare, as optionee, dated as of May 27, 1998 (the "Stock Option Agreement"). The Stock Option Agreement is attached as Appendix B to this Joint Proxy Statement-Prospectus and is incorporated herein by reference.

    Pursuant to the Stock Option Agreement, Humana granted to United HealthCare an irrevocable option (the "Option") to purchase up to 33,000,000 shares (approximately 19.9% of the number of shares of Humana Common Stock outstanding immediately prior to the exercise of the Option) (the "Option Shares") for a purchase price per share of $30.3375 (the "Purchase Price").

    The Option becomes exercisable upon termination of the Merger Agreement in certain circumstances generally following the receipt of an Acquisition Proposal. Exercise of the Option is subject to certain conditions.

    The Option terminates and may no longer be exercised at the time of the earlier of (i) the Effective Time and (ii) one year after the date of the exercise event that caused the Option to become exercisable, subject to extension for up to one year in the event certain conditions to exercise or delivery of the Option Shares are not met.

    Upon exercise of the Option by United HealthCare, United Healthcare will (i) offset against any Termination Fee or, if applicable, any Alternative Termination Fee (as defined in "THE MERGER-- Expenses and Termination Fees"), or portion thereof, that becomes due and payable to United HealthCare, an amount from the "Offset Account," as defined below, equal to such fee, or portion thereof, against which the offset is to be made (but only to the extent of the amount then in the Offset Account) and (ii) with respect to such a fee, or portion thereof, that has already been paid to United HealthCare prior to the Option exercise and that has not been fully offset pursuant to (i) above, remit to Humana an amount from the Offset Account equal to the amount by which such fee, or portion thereof, that has been paid has not been offset pursuant to (i) above (but only to the extent of the amount then in the Offset Account); provided that the sum of the amounts to be offset or remitted under the Stock Option

Agreement shall not be greater than the amount of such fee. The "Offset Account" is equal to (A) the aggregate "Fair Market Value" of the Humana Common Stock with respect to which the Option has been exercised, minus the aggregate purchase price of such shares, each as determined at the time the Option is exercised with respect to such shares, minus (B) the sum of the amounts, if any, that have been offset or remitted pursuant to (i) or (ii) above. "Fair Market Value" means for this purpose, with respect to the shares of Humana Common Stock subject to the Option exercise, the average closing price of Humana Common Stock on the NYSE Composite Tape for the five consecutive trading days immediately preceding the date on which the Option is exercised.

    Arrangements such as the Stock Option Agreement are entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the optionee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Humana prior to the Merger, even if such persons might have been prepared to offer to pay consideration to Humana Stockholders that has a higher current market price than the shares of United HealthCare Common Stock to be received by such holders pursuant to the Merger Agreement. See "THE MERGER--Stock Option Agreement."

VOTING AGREEMENT

    As an additional inducement and condition to the willingness of United HealthCare and Merger Sub to enter into the Merger Agreement, David A. Jones (the "Stockholder") entered into a voting agreement with United HealthCare dated as of May 27, 1998 (the "Voting Agreement"). The Voting Agreement is attached as Appendix C to this Joint Proxy Statement-Prospectus. The Stockholder is the Chairman of the Humana Board and a co-founder of Humana.

    The Voting Agreement provides that the Stockholder shall vote, or if applicable, give consents with respect to, the shares of Humana Common Stock owned of record by the Stockholder at the time of the execution of the Voting Agreement (the "Stockholder Shares") (and any other shares of Humana Common Stock over which the Stockholder has voting power that are held by the Stockholder on the Humana Record Date) in favor of the Merger Agreement and the Merger in connection with any meeting or action of Humana Stockholders. The Stockholder has further agreed to grant United HealthCare an irrevocable proxy to vote in favor of the Merger Agreement and the Merger in connection with a shareholder vote at the request of United HealthCare. The Voting Agreement initially covered 5,963,778 shares of Humana Common Stock which were owned of record by the Stockholder at the time of the execution of the Voting Agreement. Subsequent to the execution of the Voting Agreement, United HealthCare consented to the transfer by the Stockholder of 200,000 of these shares to a charitable foundation, and the Stockholder made gifts of an aggregate of 200 shares of Humana Common Stock under the terms of the Voting Agreement (as discussed below). As a condition to such consent, the Stockholder agreed that, as of the Humana Record Date, he would have voting power with respect to at least 5,963,778 shares of Humana Common Stock.

    The Stockholder has further agreed, pursuant to the Voting Agreement, not to, among other things, (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect thereto, more than 1% of the Stockholder Shares, (ii) grant any proxies with respect to any Stockholder Shares, deposit any Stockholder Shares into a voting trust or enter into a voting or option agreement with respect to any of such Stockholder Shares, or (iii) directly or indirectly solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, except solely in his capacity as a director of Humana if permitted under certain limited circumstances in accordance with the Merger Agreement, engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal.

    The Voting Agreement terminates at the earlier of (i) the Effective Time and
(ii) the date the Merger Agreement is terminated pursuant to its terms. See "THE MERGER--Voting Agreement."

EXPENSES AND TERMINATION FEES

    In the event that the Merger Agreement is terminated under certain circumstances relating to an Acquisition Proposal, Humana is required to pay United HealthCare a termination fee of $200,000,000 (the "Termination Fee") or, in specified circumstances, an alternative termination fee (the "Alternative Termination Fee") calculated as a percentage of the average aggregate market value of Humana Common Stock during a specified period following the announcement of an Alternative Transaction (as defined in "THE MERGER--Expenses and Termination Fees"), plus an amount equal to all reasonable (under the circumstances) expenses incurred by United HealthCare or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $10,000,000 ("Expenses"). See "THE MERGER--Expenses and Termination Fees."

NO APPRAISAL RIGHTS

    Holders of Humana Common Stock do not have appraisal rights under the Delaware General Corporation Law (the "DGCL") with respect to the Merger. Holders of United HealthCare Common Stock do not have appraisal rights under the Minnesota Business Corporation Act (the "MBCA") with respect to the Stock Issuance or the Articles Amendment. See "THE MERGER--No Appraisal Rights."

ACCOUNTING TREATMENT

    United HealthCare and Humana intend that the Merger qualify as a pooling-of-interests for accounting and financial reporting purposes. The obligation of each of United HealthCare and Humana to consummate the Merger is conditioned upon receipt by United HealthCare of a letter from Arthur Andersen LLP, the independent public accountants of United HealthCare, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement. In addition, each of United HealthCare and Humana has agreed in the Merger Agreement to use its reasonable best efforts to cause to be delivered to the other party and its independent accountants (Arthur Andersen LLP in the case of United HealthCare and PricewaterhouseCoopers LLP in the case of Humana), as of the Closing Date, letters from their respective independent accountants to the effect that accounting for the Merger as a pooling-of-interests is appropriate. See "THE MERGER--Accounting Treatment" and "--Conditions to the Merger."

REGULATORY APPROVALS

    Consummation of the Merger is conditioned upon, among other things, the expiration or termination of all applicable waiting periods pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"). The Hart-Scott-Rodino Act requires that parties to certain acquisitions, including the Merger, must file notifications with and provide information to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and must observe certain waiting periods before consummating such acquisitions. United HealthCare and Humana each filed the required notifications and information with these authorities on June 12, 1998. On July 10, 1998, United HealthCare and Humana received a request for additional information from the Antitrust Division. This request for additional information extends the waiting period under the Hart-Scott-Rodino Act during which either the Antitrust Division or the FTC is permitted to review the transaction. The waiting period will expire on the twentieth day after the companies substantially comply with the request. The companies intend to respond promptly to the

Antitrust Division's request for additional information. Consummation of the Merger also is conditioned upon the giving and making of all other required notices and filings with governmental regulatory authorities, the receipt of all governmental consents and approvals required in connection with the Merger, and the expiration or termination of all statutory or regulatory waiting periods. The governmental approvals required in connection with the Merger include those of certain state HMO and insurance company regulatory authorities. See "THE MERGER--Conditions to the Merger" and "--Regulatory Matters."

MARKETS AND MARKET PRICES

    The United HealthCare Common Stock is listed on the NYSE under the symbol "UNH" and the Humana Common Stock is listed on the NYSE under the symbol "HUM."

    The following table sets forth the closing price per share of United HealthCare Common Stock and the closing price per share of Humana Common Stock, as reported on the NYSE Composite Tape and the "implied per share price" (as defined below) of Humana Common Stock as of May 27, 1998, the last trading day before United HealthCare and Humana publicly announced the execution of the Merger Agreement and on July 13, 1998, the last trading day prior to the date of this Joint Proxy Statement-Prospectus. The "implied per share price" of Humana Common Stock as of each such date equals the closing price per share of United HealthCare Common Stock on such date multiplied by the Exchange Ratio.

                                                                              MARKET PRICES PER SHARE
                                                                   ----------------------------------------------
                                                                   UNITED HEALTHCARE      HUMANA      IMPLIED PER
                                                                     COMMON STOCK      COMMON STOCK   SHARE PRICE
                                                                   -----------------  --------------  -----------
May 27, 1998.....................................................      $  64.125       $   26.25       $ 32.0625
July 13, 1998....................................................      $  62.75        $   30.1875     $ 31.375

    United HealthCare Shareholders and Humana Stockholders are urged to obtain current market quotations for United HealthCare Common Stock and Humana Common Stock. Because the Merger Consideration is fixed, a change in the market price of United HealthCare Common Stock before the consummation of the Merger will affect the market value of the United HealthCare Common Stock to be received in the Merger in exchange for Humana Common Stock. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF UNITED HEALTHCARE COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE TIME, OR AS TO THE MARKET PRICE OF UNITED HEALTHCARE COMMON STOCK AT ANY TIME FOLLOWING THE EXCHANGE OF HUMANA COMMON STOCK FOR UNITED HEALTHCARE COMMON STOCK PURSUANT TO THE MERGER. SEE "THE MERGER--GENERAL" AND "MARKET PRICES AND DIVIDENDS."

COMPARATIVE RIGHTS OF SHAREHOLDERS

    Upon consummation of the Merger, holders of Humana Common Stock will become holders of United HealthCare Common Stock. As United HealthCare is organized under the law of the State of Minnesota, differences in the rights of the holders of Humana Common Stock, on the one hand, and the holders of United HealthCare Common Stock, on the other, arise from differences between the DGCL and the MBCA and from differences between Humana's Restated Certificate of Incorporation and Humana's bylaws on the one hand, and United HealthCare's Second Restated Articles of Incorporation and United HealthCare's bylaws, on the other. For a discussion of certain similarities and differences between the rights of holders of Humana Common Stock and the rights of holders of United HealthCare Common Stock, see "COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE COMMON STOCK AND HUMANA COMMON STOCK."

                  COMPARATIVE UNAUDITED PER COMMON SHARE DATA

    The following table sets forth selected comparative unaudited per share data for United HealthCare Common Stock on a historical and pro forma combined basis, and for Humana Common Stock on a historical and pro forma equivalent basis, giving effect to the Merger using the pooling-of-interests method of accounting. The pro forma comparative unaudited per share data assumes the Merger had been effective on March 31, 1998 and December 31, 1997, for the book value per share data and at the beginning of the three months ended March 31, 1998 and each of the three years ended December 31, 1997, 1996 and 1995, for the dividends and the basic and diluted net earnings per common share data. For a description of the effect of pooling-of-interests accounting on the historical financial statements of United HealthCare, see "THE MERGER--Accounting Treatment." The information set forth below is based on and derived from the historical consolidated financial statements of United HealthCare and Humana and the unaudited pro forma condensed combining financial information, including the respective notes thereto, incorporated by reference into or included in this Joint Proxy Statement-Prospectus. This information should be read in conjunction with such historical consolidated financial statements and unaudited pro forma condensed combining financial information and the related notes thereto. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION."

    The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future operations or the actual results or combined financial position of the combined company that would have been achieved had the Merger been consummated as of the date or for the periods indicated.

                      COMPARATIVE UNAUDITED PER SHARE DATA

                                                                 UNITED HEALTHCARE COMMON
                                                                          STOCK                HUMANA COMMON STOCK
                                                                --------------------------  --------------------------
                                                                               PRO FORMA                   PRO FORMA
                                                                HISTORICAL    COMBINED(4)   HISTORICAL   EQUIVALENT(4)
                                                                -----------  -------------  -----------  -------------
Book value per share:(1)
      March 31, 1998..........................................   $   24.32     $   22.76     $    9.56     $   11.38
      December 31, 1997.......................................   $   23.74     $   22.11     $    9.15     $   11.06

Dividends per share:(2)

      Three months ended March 31, 1998.......................   $    0.03     $    0.03        --         $   0.015

      Year ended December 31,
        1997..................................................   $    0.03     $    0.03        --         $   0.015
        1996..................................................   $    0.03     $    0.03        --         $   0.015
        1995..................................................   $    0.03     $    0.03        --         $   0.015

Basic and Diluted net earnings per share:(3)

    Basic
      Three months ended March 31, 1998.......................   $    0.65     $    0.64     $    0.30     $    0.32

      Year ended December 31,
        1997..................................................   $    2.30     $    2.25(5)  $    1.06     $    1.13
        1996..................................................   $    1.80     $    1.29     $    0.07     $    0.65
        1995..................................................   $    1.61     $    1.84     $    1.17     $    0.92

    Diluted
      Three months ended March 31, 1998.......................   $    0.63     $    0.62     $    0.30     $    0.31

      Year ended December 31,
        1997..................................................   $    2.26     $    2.20(5)  $    1.05     $    1.10
        1996..................................................   $    1.76     $    1.26     $    0.07     $    0.63
        1995..................................................   $    1.57     $    1.80     $    1.16     $    0.90

--------------------------

Notes:

(1) The pro forma combined book value per share of United HealthCare Common Stock is based upon the pro forma shareholders' equity of the combined companies, divided by the total pro forma common shares of the combined companies outstanding as of the date indicated, assuming conversion of the Humana Common Stock at the Exchange Ratio. The pro form equivalent book value per share of Humana Common Stock represents the pro forma combined book value per share multiplied by the Exchange Ratio.

(2) The pro forma combined dividends per share for United HealthCare Common Stock assumes no changes in cash dividends per share. The pro forma equivalent dividends per share for Humana Common Stock represent the cash dividends declared on a share of United HealthCare Common Stock multiplied by the Exchange Ratio.

(3) The pro forma combined net earnings per share (based on basic and diluted weighted average shares outstanding) of United HealthCare Common Stock is based on the pro forma net earnings applicable to common shareholders for the combined companies, divided by the pro forma basic and diluted weighted average common shares of the combined companies. The pro forma equivalent net earnings per share of Humana Common Stock represents pro forma combined net earnings per share applicable to common shareholders multiplied by the Exchange Ratio.

(4) All pro forma amounts exclude one-time costs associated with the Merger. See Note E to "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION."

(5) The operating results of Humana's September and October, 1997 acquisitions of Physician Corporation of America ("PCA") and ChoiceCare Corporation ("ChoiceCare"), respectively, were accounted for using the purchase method of accounting and, accordingly, their operating results have been included in Humana's historical financial statements from their acquisition dates. Had the PCA and ChoiceCare acquisitions occurred on January 1, 1997, unaudited pro forma combined basic and diluted net earnings per common share for the year ended December 31, 1997 would have been $1.84 and $1.81, respectively.

      SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNITED HEALTHCARE

    The following table summarizes selected consolidated historical financial data of United HealthCare. The financial data for the years ended December 31, 1997, 1996 and 1995, and as of December 31, 1997 and 1996, were derived from the audited consolidated financial statements incorporated herein by reference. The financial data for the years ended December 31, 1994 and 1993, and as of December 31, 1995, 1994 and 1993, were derived from the audited consolidated financial statements not included or incorporated herein. The financial data as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 were derived from the unaudited condensed consolidated financial statements of United HealthCare incorporated herein by reference. The financial data as of March 31, 1997 was derived from the unaudited condensed consolidated financial statement of United HealthCare not included or incorporated herein. In the opinion of United HealthCare's management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial data for the three months ended March 31, 1998 and 1997 have been reflected therein. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year.

           SELECTED CONSOLIDATED FINANCIAL DATA OF UNITED HEALTHCARE

                                               THREE MONTHS
                                               ENDED MARCH
                                                   31,                    YEARS ENDED DECEMBER 31,
                                              --------------  -------------------------------------------------
                                               1998    1997    1997     1996        1995       1994       1993
                                              ------  ------  -------  -------     ------     ------     ------
                                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................  $4,115  $2,852  $11,794  $10,074     $5,671     $3,769     $3,115
Earnings from Operations....................  $  209  $  179  $   742  $   596(1)  $  461(2)  $  506     $  336
Net Earnings Before Extraordinary Gain......  $  132  $  109  $   460  $   356(1)  $  286(2)  $  288(3)  $  212
Extraordinary Gain on Sale of Subsidiary,
  net.......................................    --      --      --       --          --        1,377(4)    --
                                              ------  ------  -------  -------     ------     ------     ------
Net Earnings................................     132     109      460      356(1)     286(2)   1,665        212
Convertible Preferred Stock Dividends.......      (7)     (7)     (29)     (29)        (7)      --         --
                                              ------  ------  -------  -------     ------     ------     ------
Net Earnings Applicable to Common
  Shareholders..............................  $  125  $  102  $   431  $   327     $  279     $1,665     $  212
                                              ------  ------  -------  -------     ------     ------     ------
                                              ------  ------  -------  -------     ------     ------     ------
Basic Net Earnings per Common Share:
  Basic Net Earnings per Common Share Before
    Extraordinary Gain......................  $ 0.65  $ 0.55  $  2.30  $  1.80(1)  $ 1.61(2)  $ 1.69(3)  $ 1.25
  Extraordinary Gain........................    --      --      --       --          --         8.06(4)    --
                                              ------  ------  -------  -------     ------     ------     ------
  Basic Net Earnings per Common Share.......  $ 0.65  $ 0.55  $  2.30  $  1.80(1)  $ 1.61(2)  $ 9.75     $ 1.25
                                              ------  ------  -------  -------     ------     ------     ------
                                              ------  ------  -------  -------     ------     ------     ------
Diluted Net Earnings per Common Share:
  Diluted Net Earnings per Common Share
    Before Extraordinary Gain...............  $ 0.63  $ 0.54  $  2.26  $  1.76(1)  $ 1.57(2)  $ 1.64(3)  $ 1.23
  Extraordinary Gain........................    --      --      --       --          --         7.86(4)    --
                                              ------  ------  -------  -------     ------     ------     ------
  Diluted Net Earnings per Common Share.....  $ 0.63  $ 0.54  $  2.26  $  1.76(1)  $ 1.57(2)  $ 9.50     $ 1.23
                                              ------  ------  -------  -------     ------     ------     ------
                                              ------  ------  -------  -------     ------     ------     ------
Dividends per Share:
  Common Stock..............................  $ 0.03  $ 0.03  $  0.03  $  0.03     $ 0.03     $ 0.03     $0.015
  Convertible Preferred Stock...............  $14.38  $14.38  $ 57.50  $ 57.50     $14.38       --         --
Weighted Average Number of Common Shares
  Outstanding:
  Basic.....................................     193     185      187      182        174        171        170
  Diluted...................................     199     189      191      186        177        175        172
BALANCE SHEET DATA (AS OF):
Cash and Investments........................  $3,998  $3,432  $ 4,041  $ 3,453     $3,078     $2,769     $1,169
Total Assets................................  $9,104  $7,063  $ 7,623  $ 6,997     $6,161     $3,489     $1,787
Long-Term Obligations.......................  $   20  $   28  $    19  $    31     $   39     $   24     $   38
Shareholders' Equity........................  $4,670  $3,934  $ 4,534  $ 3,823     $3,188     $2,795     $1,085

------------------------------

Notes:

(1) Excluding the nonoperating merger costs associated with the April 1996 acquisition of HealthWise of America, Inc. ("HealthWise") of $15 million ($9 million after tax, or $0.05 diluted net earnings per common share) and the provision for future losses on two large multiyear contracts of $45 million ($27 million after tax, or $0.15 diluted net earnings per common share), 1996 earnings from operations and net earnings would have been $641 million and $392 million, or $1.96 diluted net earnings per common share. The HealthWise merger was accounted for using the pooling-of-interests method of accounting; however, United HealthCare did not restate its historical financial statements as the effects on the historical consolidated financial statements were not material.

(2) Excluding restructuring charges associated with the October 1995 acquisition of The MetraHealth Companies, Inc. ("MetraHealth") of $154 million ($97 million after tax, or $0.55 diluted net earnings per common share), 1995 earnings from operations and net earnings would have been $615 million and $383 million, or $2.12 diluted net earnings per common share. The MetraHealth acquisition was accounted for using the purchase method of accounting and, accordingly, its operating results have been included in United HealthCare's historical consolidated financial information from the acquisition date.

(3) Excluding the nonoperating merger costs associated with the acquisitions of Complete Health Services, Inc. ("Complete") and Ramsey-HMO, Inc. ("Ramsey-HMO") of $36 million ($22 million after tax, or $0.13 diluted net earnings per common share), 1994 net earnings before extraordinary gain would have been $310 million, or $1.77 diluted net earnings per common share. The Complete and Ramsey-HMO mergers were accounted for using the pooling-of-interests method of accounting and, accordingly, the operating results for each have been included in United HealthCare's historical consolidated financial information for all periods presented.

(4) In May 1994, United HealthCare sold Diversified Pharmaceutical Services, Inc. ("Diversified") for $2.3 billion in cash and recognized an extraordinary gain after transaction costs and income tax effects of $1.4 billion, or $7.86 diluted net earnings per common share. Diversified's operating results are included in United HealthCare's historical consolidated financial information up to the disposition date.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUMANA

    The following table summarizes selected consolidated historical financial data of Humana. The financial data for the years ended December 31, 1997, 1996 and 1995, and as of December 31, 1997 and 1996, were derived from the audited consolidated financial statements incorporated herein by reference. The financial data for the years ended December 31, 1994 and 1993, and as of December 31, 1995, 1994 and 1993, were derived from the audited consolidated financial statements not included or incorporated herein. The financial data as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 were derived from the unaudited condensed consolidated financial statements of Humana incorporated herein by reference. The financial data as of March 31, 1997 was derived from the unaudited condensed consolidated financial statement of Humana not included or incorporated herein. In the opinion of Humana's management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial data for the three months ended March 31, 1998 and 1997 have been reflected therein. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUMANA

                                                   THREE MONTHS ENDED
                                                       MARCH 31,                      YEARS ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1998      1997(1)    1997(1)    1996(2)    1995(3)    1994(4)     1993
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues........................................  $   2,402  $   1,832  $   8,036  $   6,788  $   4,702  $   3,654  $   3,195
Income Before Income Taxes......................  $      79  $      60  $     270  $      18  $     288  $     257  $     143
Net Income......................................  $      50  $      39  $     173  $      12  $     190  $     176  $      89
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic Net Earnings per Common Share.............  $    0.30  $    0.24  $    1.06  $    0.07  $    1.17  $    1.10  $    0.56
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted Net Earnings per Common Share...........  $    0.30  $    0.24  $    1.05  $    0.07  $    1.16  $    1.07  $    0.55
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted Average Number of Common Shares
  Outstanding:
  Basic.........................................        165        163        163        163        162        161        159
  Diluted.......................................        167        165        166        165        165        164        161

BALANCE SHEET DATA (AS OF):
Cash and Investments............................  $   2,242  $   1,715  $   2,646  $   1,727  $   1,518  $   1,203  $   1,134
Total Assets....................................  $   5,046  $   3,185  $   5,418  $   3,153  $   2,878  $   1,957  $   1,731
Long-Term Debt and Other Obligations............  $   1,523  $     348  $   1,654  $     361  $     399  $      83  $      71
Stockholders' Equity............................  $   1,588  $   1,324  $   1,501  $   1,292  $   1,287  $   1,058  $     889

------------------------

Notes:

(1) Includes the operations of Health Direct, Inc., Physician Corporation of America and ChoiceCare Corporation since their dates of acquisition, February 28, 1997, September 8, 1997 and October 17, 1997, respectively.

(2) Includes special charges of $215 million pretax ($140 million after tax, or $.85 per diluted share) related to the restructuring of the Washington, D.C. health plan, provision for expected future losses on insurance contracts, closing 13 service areas, discontinuing unprofitable products in three markets, a litigation settlement and planned workforce reductions.

(3) Includes the operations of EMPHESYS Financial Group, Inc., since October 11, 1995, the date of acquisition.

(4) Includes nonrecurring income of $11 million pretax ($17 million after tax, or $.10 per diluted share) related to the favorable settlement of income tax disputes with the Internal Revenue Service, partially offset by the write-down of a nonoperational asset.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table summarizes certain selected unaudited pro forma financial data for United HealthCare and Humana combined, giving effect to the Merger as a pooling of interests for accounting and financial reporting purposes. Such pro forma data assumes that the Merger had been effective at the beginning of each of the three months ended March 31, 1998 and 1997 and the three years ended December 31, 1997, 1996 and 1995 for the statement of operations data and on March 31, 1998 and 1997 and December 31, 1997, 1996 and 1995 for the balance sheet data. The unaudited pro forma data set forth in the following table is derived from, and should be read in conjunction with, the historical consolidated financial statements of United HealthCare and Humana, including the respective notes thereto, and the unaudited pro forma condensed combining financial information, including the respective notes thereto, incorporated by reference into or included in this Joint Proxy Statement-Prospectus. The financial data as of March 31, 1997 was derived from unaudited condensed consolidated financial statements not included or incorporated herein. See "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following pro forma financial data is presented for informational purposes only, and is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated on the dates, or at the beginning of the periods, presented.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31           YEARS ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1998      1997(2)    1997(2)     1996       1995
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA: (1)
Revenues.........................................................  $   6,517  $   4,684  $  19,830  $  16,862  $  10,373
Earnings from Operations.........................................  $     288  $     239  $   1,012  $     614  $     749
Net Earnings.....................................................  $     182  $     148  $     633  $     368  $     476
Convertible Preferred Stock Dividends............................         (7)        (7)       (29)       (29)        (7)
                                                                   ---------  ---------  ---------  ---------  ---------
Net Earnings Applicable to Common Shareholders...................  $     175  $     141  $     604  $     339  $     469
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Basic Net Earnings per Common Share..............................  $    0.64  $    0.53  $    2.25  $    1.29  $    1.84
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Diluted Net Earnings per Common Share............................  $    0.62  $    0.52  $    2.20  $    1.26  $    1.80
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Dividends per Share:
  Common Stock...................................................  $    0.03  $    0.03  $    0.03  $    0.03  $    0.03
  Convertible Preferred Stock....................................      14.38      14.38      57.50      57.50      14.38
Weighted Average Number of Common Shares Outstanding:
  Basic..........................................................        275        266        269        263        255
  Diluted........................................................        282        272        274        268        260

BALANCE SHEET DATA (AS OF):(1)
Cash and Investments.............................................  $   6,240  $   5,147  $   6,687  $   5,180  $   4,596
Total Assets.....................................................  $  14,150  $  10,248  $  13,041  $  10,150  $   9,039
Long-Term Debt and Other Obligations.............................  $   1,543  $     376  $   1,673  $     392  $     438
Shareholders' Equity.............................................  $   6,258  $   5,258  $   6,035  $   5,115  $   4,475

------------------------
Notes:

(1) All pro forma amounts exclude one-time costs associated with the Merger. See Note E to "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION."

(2) The operating results of Humana's September and October 1997 acquisitions of Physician Corporation of America ("PCA") and ChoiceCare Corporation ("ChoiceCare"), respectively, were accounted for using the purchase method of accounting and, accordingly, their operating results have been included in Humana's historical financial statements from their acquisition dates. Had the PCA and ChoiceCare acquisitions occurred on January 1, 1997, unaudited pro forma combined results for the year ended December 31, 1997 and the three months ended March 31, 1997 would have been: revenues - $21.1 and $5.1 billion, respectively; net earnings applicable to common shareholders - $495 and $138 million, respectively; basic net earnings per common share - $1.84 and $0.52, respectively; and diluted net earnings per common share of $1.81 and $0.51, respectively.

                                  RISK FACTORS

    The statements contained in this Joint Proxy Statement-Prospectus concerning United HealthCare and Humana include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following discussion contains certain cautionary statements regarding United HealthCare's business and results of operations including, following the Merger, the business and results of operations of Humana. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."

INTEGRATION OF OPERATIONS FOLLOWING THE MERGER

    The financial performance of United HealthCare following the Merger will depend in part on United HealthCare's ability to integrate the operations of Humana with those of United HealthCare and to realize the synergies and cost savings anticipated from the Merger. The operations to be integrated include the corporate, health care management and claims processing, underwriting, marketing, provider relations, and other functions, as well as United HealthCare's and Humana's information systems. The cost savings anticipated from the Merger are expected to result from the elimination of duplicative functions, personnel and facilities as operations are integrated.

    United HealthCare is targeting improvements over time in operating costs of the combined companies of 3 percent to 5 percent and in medical costs of 0.75 percent to 1 percent. United HealthCare also has estimated the Merger to be neutral to earnings in 1998 and accretive to earnings in 1999 (exclusive of transaction costs). See "THE MERGER--Management and Operations After the Merger." Among other factors, if unforeseen difficulties or expenses arise in connection with the integration of United HealthCare's and Humana's operations or if anticipated synergies from the Merger are not realized, these targets and estimates may not be achieved. There can be no assurance as to the achievement of any such targets and estimates. In addition, unforeseen difficulties in executing the integration could have a disruptive effect on the ability of the combined companies to service their current business and to pursue new opportunities.

    United HealthCare will incur substantial non-operating costs associated with the Merger which will be expensed in the period in which the Merger is consummated. These non-operating costs are not reflected in the pro forma financial information included elsewhere herein, and may include charges with respect to elimination of duplicate functions and facilities, severance costs and the write-off of certain assets. See Note E to "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION." If unforeseen difficulties or expenses arise in connection with the integration of United HealthCare's and Humana's operations, additional amounts related to the Merger could be expensed in subsequent periods.

    Other companies in the healthcare industry have recently encountered difficulties that they did not foresee in integrating acquisitions. Although United HealthCare has successfully integrated the operations of several other acquired companies in the past, there is no assurance that unforeseen difficulties or expenses will not arise in connection with its integration of Humana's operations following the Merger or that anticipated synergies from the Merger will be realized. If such difficulties or expenses are encountered or if such synergies are not realized, a material adverse effect on United HealthCare's revenues and results of operations could result.

REGULATORY CONSTRAINTS

    Approvals (including consents, expiration of waiting periods, and similar processes) from numerous federal and state agencies will be necessary and are a condition to consummate the Merger. Broad latitude in administering the governing regulations is given to the agencies from which United HealthCare and Humana will seek these approvals. As a condition to approval of the Merger, agencies may require divestitures of certain assets or impose other requirements or limitations or costs on the way the combined companies do business after the consummation of the Merger; provided that, in connection with the receipt of any regulatory approval, United HealthCare is not required by the Merger Agreement to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of United HealthCare, Humana or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Humana of any of its assets or businesses) or (ii) agree to any material conditions relating to, or material changes or restriction in, the operations of any such assets or businesses (other than routine conditions to which United HealthCare has customarily agreed to in the past). If United HealthCare were to agree to any material requirements or limitations in order to obtain any approvals required to consummate the Merger, such requirements or limitations or additional costs associated therewith could adversely affect United HealthCare's ability to integrate the operations of Humana with those of United HealthCare and delay or diminish the synergies and cost savings anticipated from the Merger. A material adverse effect on United HealthCare's revenues and results of operations following the Merger could result.

STOCK MARKET; FIXED EXCHANGE RATIO

    The market prices of the United HealthCare Common Stock and of the securities of certain of the other publicly held companies in the industry in which United HealthCare operates have shown volatility and sensitivity in response to many factors, including general market trends, public communications regarding managed care, legislative or regulatory actions, health care cost trends, pricing trends, competition, earnings or membership reports of particular industry participants, and acquisition activity. United HealthCare cannot assure the level or stability of United HealthCare's share price at any time or predict the impact the foregoing or any other factors may have on the share price.

    The number of shares of United HealthCare Common Stock to be received in the Merger in exchange for each share of Humana Common Stock is fixed. See "SUMMARY--The Merger." Because the market price of the United HealthCare Common Stock can and will vary, there is no assurance as to the market value of the United HealthCare Common Stock to be received by Humana Stockholders in the Merger, either as of the Effective Time or at any time thereafter.

HEALTH CARE COSTS

    United HealthCare and Humana both use a large portion of their revenue to pay the costs of health care services or supplies delivered to their members, and United HealthCare will continue to do so on a combined basis following its acquisition of Humana. Total health care costs incurred by United HealthCare are affected by the number of individual services rendered and the cost of each service. Much of United HealthCare's premium revenue is priced before services are delivered and the related costs are incurred, usually on a prospective annual basis. Although United HealthCare tries to base the premiums it charges in part on its estimate of future health care costs over the fixed premium period, competition, contractual commitments of Humana, regulations and other circumstances may limit United HealthCare's ability to fully base premiums on estimated costs. In addition, many factors may, and often do, cause actual health care costs to exceed what was estimated and reflected in premiums. These factors may include increased use of services, increased cost of individual services, catastrophes, epidemics, the introduction of new or costly treatments, general inflation, new mandated benefits or other regulatory changes, and insured population characteristics. In addition, United HealthCare's earnings reported for any particular quarter include estimates of covered services incurred by United HealthCare's enrollees during that period for which claims have not been received or processed. Because these are estimates, United HealthCare's earnings may be adjusted later to reflect the actual costs.

    In addition, United HealthCare's operating results may be affected by seasonal changes in the level of health care use during the calendar year. Although there are no assurances, per member medical costs generally have been higher in the first half of each year than the second half.

INDUSTRY FACTORS

    The managed care industry frequently receives significant amounts of negative publicity. This publicity has contributed to increased legislative activity, regulation and review of industry practices. These factors may adversely affect United HealthCare and Humana's ability to market their products or services, may require them to change their products and services and pricing, and may increase the regulatory burdens under which they operate, further increasing the costs of doing business and adversely affecting profitability. These factors will continue to affect United HealthCare on a combined basis following its acquisition of Humana.

COMPETITION

    In many of their geographic or product markets, United HealthCare and Humana compete with a number of other entities, some of which may have certain characteristics or capabilities that give them an advantage in competing with United HealthCare and Humana. United HealthCare believes that barriers to entry in these markets are not substantial, so the addition of new competitors can occur relatively easily and consumers enjoy significant flexibility in moving to a new managed care provider. Certain United HealthCare or Humana customers may decide to perform functions or services provided by United HealthCare or Humana for themselves, which would decrease United HealthCare revenues on a combined basis following its acquisition of Humana. Certain United HealthCare or Humana providers may decide to market products and services to United HealthCare or Humana customers in competition with United HealthCare or Humana. In addition, significant merger and acquisition activity has occurred in the industry in which United HealthCare or Humana operate as well as in industries that act as suppliers to United HealthCare and Humana, such as the hospital, physician, pharmaceutical and medical device industries. To the extent that there is strong competition or that competition intensifies in any market, United HealthCare's ability on a combined basis following its acquisition of Humana to retain or increase customers or providers, or maintain or increase its revenue growth, its pricing flexibility, its control over medical cost trends and its marketing expenses may be adversely affected.

AARP CONTRACT

    In early 1997, United HealthCare finalized its contract arrangements with the American Association of Retired Persons ("AARP"). Under such long-term contract, United HealthCare provides Medicare supplemental, hospital indemnity health insurance and other products to AARP members. As a result of the agreement, the number of members served by United HealthCare, products offered, and services provided has grown significantly. United HealthCare's portion of the AARP's insurance program represents approximately $3.5 billion in annual net premium revenue from more than 4 million AARP members. The success of the AARP arrangement will depend, in part, on United HealthCare's ability to service these new members, develop additional products and services, price the products and services competitively, and respond effectively to federal and state regulatory changes. Additionally, events that adversely effect AARP could have an adverse effect on the success of United HealthCare's arrangement with AARP.

GOVERNMENT PROGRAMS AND REGULATION

    The businesses of United HealthCare and Humana are heavily regulated on federal, state and local levels. The laws and rules governing the businesses of United HealthCare and Humana and interpretations of those laws and rules are subject to frequent change. Broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force United HealthCare to change how it does business on a combined basis following its acquisition of Humana, restrict United HealthCare's revenue and enrollment growth, increase its health care and administrative costs and capital requirements, and increase its liability for medical malpractice or other actions. United HealthCare must obtain and maintain regulatory approvals to market many of its products and services. Delays in obtaining or failure to obtain or maintain these approvals could adversely affect United HealthCare's revenues or the number of its members, or could increase costs. A significant portion of United HealthCare's and Humana's revenues relate to federal, state and local government health care coverage programs. This will continue to be the case following the Merger. These types of programs, such as the federal Medicare program and the federal and state Medicaid programs, generally are subject to frequent change, including changes that reduce the number of persons enrolled or eligible, reduce the amount of reimbursement or payment levels, or may reduce or increase United HealthCare's administrative or health care costs under such programs. Such changes have adversely affected United HealthCare's results and, in certain circumstances, willingness to participate in such programs in the past and may also do so in the future.

    United HealthCare and Humana also are subject to various governmental reviews, examinations, audits and investigations, and United HealthCare will continue to be so subject on a combined basis following its acquisition of Humana. Such oversight could result in the loss of licensure or the right to participate in certain programs, restrictions on operations or the imposition of fines, penalties and other sanctions or requirements. In addition, disclosure of any adverse investigation or audit results or sanctions could damage United HealthCare's reputation in various markets and make it more difficult for United HealthCare to sell its products and services or maintain its market share. The National Association of Insurance Commissioners (the "NAIC") has proposed rules that will require certain minimum capitalization levels for health care coverage provided by insurance companies, HMOs and other risk-bearing health care entities. The requirements would take the form of risk-based capital rules. Currently, similar risk-based capital rules apply only to insurance companies. Depending on the nature and extent of any new minimum capitalization requirements ultimately adopted, there could be an increase in the capital required for certain of United HealthCare's subsidiaries and an attendant increase in the cost of doing business, and there may be some potential for disparate treatment of competing products. If the NAIC fails to act, some form of federal solvency regulation of companies providing Medicare-related benefit programs may be issued.

PROVIDER RELATIONS

    One of the significant techniques United HealthCare and Humana both use to manage health care costs and utilization and monitor the quality of care being delivered is contracting with physicians, hospitals and other providers. United HealthCare will continue to use this technique on a combined basis following its acquisition of Humana. Because United HealthCare's health plans are, and following the Merger will be, so geographically diverse and because most of those health plans contract with a large number of providers, United HealthCare currently believes its exposure to provider relations issues is and will be limited. In any particular market, however, providers could refuse to contract, demand higher payments, or take other actions that could result in higher health care costs, less desirable products for customers and members, or difficulty meeting regulatory or accreditation requirements. In some markets, certain providers, particularly hospitals, physician/hospital organizations or multi-specialty physician groups, may have significant market positions or near monopolies. In addition, physician or practice management companies, which aggregate physician practices for administrative efficiency and marketing leverage, continue to expand. These providers may compete directly with United HealthCare. If these providers refuse to contract with United HealthCare, use their market position to negotiate favorable contracts, or place United HealthCare at a competitive disadvantage, those activities could adversely affect United HealthCare's ability to market products or to be profitable in the areas where such physician or practice management companies operate.

LITIGATION AND INSURANCE

    United HealthCare and Humana each may be a party to a variety of legal actions that affect their business, such as employment and employment discrimination-related suits, employee benefit claims, breach of contract actions, tort claims, and shareholder suits, including securities fraud and intellectual property-related litigation. In addition, United HealthCare and Humana are subject to a variety of legal actions specifically relating to their business operations. These could include: claims relating to the denial of health care benefits; medical malpractice actions; provider disputes over compensation and termination of provider contracts; disputes related to self-funded business, including actions alleging claim administration errors and the failure to disclose network rate discounts and other fee and rebate arrangements; disputes over copayment calculations; and claims relating to customer audits and contract performance. United HealthCare will continue to be subject to such legal actions on a combined basis following its acquisition of Humana. Recent court decisions and legislative activity may increase United HealthCare's and Humana's exposure for any of these types of claims. In some cases, substantial noneconomic or punitive damages may be sought. United HealthCare and Humana currently have insurance coverage for some of these potential liabilities. Other potential liabilities may not be covered by insurance, insurers may dispute coverage, or the amount of insurance may not cover the damages awarded. In addition, certain types of damages, such as punitive damages, may not be covered by insurance, and insurance coverage for all or certain forms of liability may become unavailable or prohibitively expensive in the future.

INFORMATION SYSTEMS

    United HealthCare's business depends significantly on effective information systems, and United HealthCare has many different information systems for its various businesses. United HealthCare's information systems require an ongoing commitment of resources to maintain and enhance existing systems and develop new systems in order to keep pace with continuing changes in information processing technology, evolving industry standards, expansion of operations and changing customer preferences. In addition, United HealthCare may from time to time obtain significant portions of its systems-related or other services or facilities from independent third parties, which may make United HealthCare's operations vulnerable to such third parties' failure to perform adequately. As a result of United HealthCare's acquisition activities, United HealthCare has acquired additional systems and has been taking steps to reduce the number of systems and to upgrade and to expand its information systems capabilities.

    Humana is similarly dependent on effective information systems, and it is in the process of integrating certain recently acquired operations into its information systems. As discussed above under "--Integration of Operations Following the Merger," United HealthCare's performance following the Merger will depend in part on its ability to integrate Humana's information systems with United HealthCare's existing systems. There is no assurance that unforeseen difficulties or expenses will not be encountered in performing this integration. Failure to maintain effective and efficient information systems could cause loss of existing customers, difficulty in attracting new customers, customer and provider disputes, regulatory problems, increases in administrative expenses or other adverse consequences.

THE YEAR 2000

    United HealthCare and Humana each is in the process of modifying its computer systems to accommodate the Year 2000 and is expensing the costs incurred to make these modifications. The integration of Humana's information systems with those of United HealthCare following the Merger will require close coordination of the two companies' Year 2000 programs. United HealthCare currently expects the combined companies to complete their Year 2000 modifications enough in advance of the Year 2000 to avoid adverse impacts on United HealthCare's operations. If United HealthCare is unable to complete these Year 2000 modifications in a timely manner or successfully coordinate Humana's Year 2000 efforts, or other companies or entities with which United HealthCare or Humana does business fail to complete their Year 2000 modifications in a timely manner, such non-compliance could adversely affect United HealthCare's operations.

ADMINISTRATION AND MANAGEMENT

    Efficient and cost-effective administration of United HealthCare's operations is essential to United HealthCare's profitability and competitive positioning. While United HealthCare attempts to effectively manage such expenses, staff-related and other administrative expenses may increase from time to time due to business or product start-ups or expansions, growth or changes in business, acquisitions, regulatory requirements or other reasons. These expense increases are not clearly predictable and may adversely affect results. As discussed above under "--Integration of Operations Following the Merger," United

HealthCare's performance following the Merger will depend in part on its ability to integrate Humana's operations with those of United HealthCare and to realize the cost savings anticipated to result from the combination of operations.

    United HealthCare believes it currently has an experienced, capable management and technical staff. The market for management and technical personnel, including information systems professionals, in the health care industry is very competitive. The pendency of the Merger could adversely affect United HealthCare's and Humana's ability to retain key personnel. Loss of certain managers or a number of such managers could adversely affect United HealthCare's ability to administer and manage its business.

MARKETING

    United HealthCare and Humana market their products and services through both employed salespeople and independent sales agents. Although United HealthCare and Humana expect to eliminate certain duplicative functions in connection with the Merger, the departure of certain key sales employees or agents before or after the Merger could impair the combined companies' ability to retain existing customers and members and develop new customers. In addition, certain of United HealthCare's customers or potential customers consider rating, accreditation or certification of United HealthCare by various private or governmental bodies or rating agencies necessary or important. Certain of United HealthCare's health plans or other business units, including Humana's following the Merger, may not have obtained or may not desire or be able to obtain or maintain such rating, accreditation or certification, which could adversely affect United HealthCare's ability to obtain or retain business with these customers.

ACQUISITIONS AND DISPOSITIONS

    United HealthCare has made several large acquisitions in recent years and has an active ongoing acquisition and disposition program under which it may engage in transactions involving the acquisition or disposition of assets, products or businesses, some or all of which may be material. In addition to United HealthCare's acquisition of Humana, other acquisitions by United HealthCare may entail certain risks and uncertainties and may affect ongoing business operations because of unknown liabilities, unforeseen administrative needs or increased efforts to integrate the acquired operations. Failure to identify liabilities, anticipate additional administrative needs or effectively integrate acquired operations could result in reduced revenues, increased administrative and other costs, or customer confusion or dissatisfaction.

DATA AND PROPRIETARY INFORMATION

    Many of the products that are part of United HealthCare's knowledge- and information-related business depend significantly on the integrity of the data on which they are based. If the information contained in United HealthCare's databases were found or perceived to be inaccurate, or if such information were generally perceived to be unreliable, commercial acceptance of United HealthCare's database-related products would be adversely and materially affected. Furthermore, the use by United HealthCare's knowledge- and information-related business of patient data is regulated at federal, state and local levels. These laws and rules are changed frequently by legislation or administrative interpretation. Restrictions imposed under such laws and rules could adversely affect revenues from these products and, more generally, affect United HealthCare's business, financial condition and results of operations.

    The success of United HealthCare's knowledge- and information-related business also depends significantly on its ability to maintain proprietary rights to such products. United HealthCare relies on its agreements with customers, confidentiality agreements with employees, trade secrets, copyrights and patents to protect such proprietary rights. United HealthCare cannot assure that these legal protections and precautions will prevent misappropriation of United HealthCare's proprietary information. In addition, substantial litigation regarding intellectual property rights exists in the software industry, and United HealthCare expects software products to be increasingly subject to third-party infringement claims as the number of products and competitors in this industry segment grows. Such litigation could have an adverse effect on the ability of United HealthCare's knowledge and information-related business to market and sell its products and on United HealthCare's business, financial condition and results of operations.

                       UNITED HEALTHCARE SPECIAL MEETING

GENERAL

    This Joint Proxy Statement-Prospectus is being furnished to United HealthCare Shareholders as part of the solicitation of proxies by the United HealthCare Board for use at the United HealthCare Special Meeting to be held on Thursday, August 27, 1998, at 10:00 a.m., local time, at United HealthCare's headquarters, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota. This Joint Proxy Statement-Prospectus, the notice of the United HealthCare Special Meeting to be held on Thursday, August 27, 1998 and the form of proxy solicited in connection therewith are first being mailed to holders of United HealthCare Common Stock on or about July 17, 1998.

    The purpose of the United HealthCare Special Meeting is to consider and vote upon (a) a proposal to approve the Stock Issuance and (b) a proposal to approve the Articles Amendment.

    Pursuant to the Merger Agreement, holders of Humana Common Stock would be entitled to received 0.5 of a share of United HealthCare Common Stock for each share of Humana Common Stock held as of the Effective Time. Based on the number of shares of Humana Common Stock outstanding on the Humana Record Date, consummation of the Merger would result in the issuance of 83,464,316 shares of United HealthCare Common Stock, or approximately 30% of the total number of shares of United HealthCare Common Stock after the consummation of the Merger (based on the number of shares of United HealthCare Common Stock outstanding on the United HealthCare Record Date). Based on the total number of shares and rights to acquire shares of Humana Common Stock outstanding on the Humana Record Date, a maximum aggregate of 88,663,493 shares of United HealthCare Common Stock could be issued in the Merger, or approximately 29% of the United HealthCare Common Stock outstanding after consummation of the Merger (based on the number of shares of United HealthCare Common Stock plus rights to acquire shares of United HealthCare Common Stock outstanding on the United HealthCare Record
Date).

    The principal purpose and effect of the Articles Amendment will be to authorize additional shares of United HealthCare Common Stock that may be issued upon the approval of the United HealthCare Board without shareholder approval. While the United HealthCare Board recommends that United HealthCare Shareholders vote "FOR" approval of the Articles Amendment, the Stock Issuance and consummation of the Merger are not contingent upon approval of the Articles Amendment. If approved by the United HealthCare Shareholders at the United HealthCare Special Meeting, the Articles Amendment will become effective only upon consummation of the Merger. See "PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK."

    The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "THE MERGER--Conditions to the Merger" and "--Regulatory Matters."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    United HealthCare Shareholders as of the United HealthCare Record Date are entitled to notice of and to vote at the United HealthCare Special Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of shares of United HealthCare Common Stock at the close of business on such date will be entitled to vote at the United HealthCare Special Meeting and any adjournment or postponement thereof, with each share entitling its owner to one vote on all matters properly presented at the United HealthCare Special Meeting and any adjournment or postponement thereof. On the United HealthCare Record Date, there were approximately 17,310 holders of record of the 195,162,079 shares of United HealthCare Common Stock then outstanding.

    The bylaws of United HealthCare (the "United HealthCare Bylaws") require the presence, in person or by proxy, of at least a majority of the total number of outstanding shares of United HealthCare Common Stock entitled to vote at the United HealthCare Special Meeting for purposes of a quorum at the

United HealthCare Special Meeting. Under NYSE rules, the Stock Issuance must be approved by a majority of the votes cast at the United HealthCare Special Meeting, and over 50% of the shares of United HealthCare Common Stock entitled to do so must in fact vote at the United HealthCare Special Meeting. In addition, approval of the Articles Amendment requires the affirmative vote of the greater of (i) a majority of the number of shares of United HealthCare Common Stock present and entitled to vote at the United HealthCare Special Meeting, or (ii) a majority of the minimum number of shares of United HealthCare Common Stock entitled to vote at the United HealthCare Special Meeting that would constitute a quorum for the transaction of business at the meeting (a quorum being a majority of the outstanding shares of United HealthCare Common Stock as of the United HealthCare Record Date).

    If an executed Proxy Card is returned and the shareholder has explicitly abstained from voting on any matter, the shares represented by such proxy will be considered present at the United HealthCare Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Given that the affirmative votes described above are necessary for approval of the Stock Issuance and the Articles Amendment, an abstention will have the same effect as a vote against the approval of the Stock Issuance and the Articles Amendment. Under the rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the proposals to be considered at the United HealthCare Special Meeting without specific instructions from such customers. Shares represented by proxies returned by brokers which indicate a lack of authority to vote on a matter ("broker non-votes") will be considered present at the United HealthCare Special Meeting for purposes of determining a quorum but not for purposes of calculating the vote. Accordingly, broker non-votes will not be counted for purposes of determining whether over 50% of the shares of United HealthCare Common Stock entitled to vote in fact vote at the United HealthCare Special Meeting, as required by NYSE rules in connection with the Stock Issuance. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE UNITED HEALTHCARE SPECIAL MEETING MAY HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE ARTICLES AMENDMENT AND MAY PREVENT A VOTE FROM BEING TAKEN IN ACCORDANCE WITH NYSE RULES ON APPROVAL OF THE STOCK ISSUANCE.

    It is currently expected that all of the 969,018 shares of United HealthCare Common Stock which the directors and executive officers of United HealthCare beneficially owned and were entitled to vote as of the United HealthCare Record Date (approximately 0.5% of the total number of outstanding shares of United HealthCare Common Stock as of such date) will be voted for approval and adoption of the Merger Agreement and approval of the Articles Amendment. As of the United HealthCare Record Date, Humana did not beneficially own any shares of United HealthCare Common Stock. Also as of the United HealthCare Record Date, directors and executive officers of Humana beneficially owned and were entitled to vote less than one percent of the shares entitled to be voted at the United HealthCare Special Meeting.

    If the accompanying Proxy Card is properly executed and returned to United HealthCare in time to be voted at the United HealthCare Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE STOCK ISSUANCE AND APPROVAL OF THE ARTICLES AMENDMENT. The United HealthCare Board does not know of any matters other than those described in the notice of the United HealthCare Special Meeting that are to come before the United HealthCare Special Meeting. If any other matters are properly brought before the United HealthCare Special Meeting, including, among other things, a motion to adjourn or postpone the United HealthCare Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve the Stock Issuance or to approve the Articles Amendment or to permit dissemination of information regarding material developments relating to the Merger or otherwise germane to the United HealthCare Special Meeting, one or more of the persons named in the Proxy Card will vote the shares represented by such proxy upon such matters as determined in their discretion.

    The presence of a shareholder at the United HealthCare Special Meeting will not automatically revoke such shareholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of United HealthCare at any time before it is voted, by delivering to United HealthCare a duly executed, later-dated proxy or by attending the United HealthCare Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of United HealthCare proxies should be addressed to David J. Lubben, Secretary, United HealthCare Corporation, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343.

    The cost of soliciting proxies for the United HealthCare Special Meeting will be borne by United HealthCare, except that, under the terms of the Merger Agreement, the cost of preparing and mailing this Joint Proxy Statement-Prospectus and Commission registration fees relating to the Registration Statement will be borne equally by United HealthCare and Humana. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of United HealthCare, who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. United HealthCare will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. United HealthCare will reimburse such persons for their reasonable expenses incurred in that connection. United HealthCare has retained Georgeson & Company Inc., to assist in the solicitation of proxies at a cost of approximately $12,000, plus customary expenses.

RECOMMENDATION OF UNITED HEALTHCARE BOARD

    The United HealthCare Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, and the Articles Amendment. The United HealthCare Board believes that the Merger and the Articles Amendment are in the best interests of United HealthCare and its shareholders and unanimously recommends that United HealthCare Shareholders vote "FOR" approval of the Stock Issuance and approval of the Articles Amendment. See "THE MERGER--Background of the Merger," "--Reasons of United HealthCare for the Merger" and "PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK."

                             HUMANA SPECIAL MEETING

GENERAL

    This Joint Proxy Statement-Prospectus is being furnished to Humana Stockholders as part of the solicitation of proxies by the Humana Board for use at the Humana Special Meeting to be held on Thursday, August 27, 1998 at 10:00 a.m., local time, at Humana's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky. This Joint Proxy Statement-Prospectus, the notice of the Humana Special Meeting and the form of proxy solicited in connection therewith are first being mailed to Humana Stockholders on or about July 17, 1998.

    The purpose of the Humana Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement. The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "THE MERGER--Conditions to the Merger" and "--Regulatory Matters."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    Humana Stockholders as of the Humana Record Date are entitled to notice of and to vote at the Humana Special Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of Humana Common Stock at the close of business on such date will be entitled to vote at the Humana Special Meeting and any adjournments or postponements thereof, with each share entitling its owner to one vote on all matters properly presented at the Humana Special Meeting and any adjournments or postponements thereof. On the Humana Record Date, there were approximately 8,740 holders of record of the 166,928,632 shares of Humana Common Stock then outstanding. Under Delaware law, the Merger Agreement must be approved and adopted by the holders of a majority of outstanding shares of Humana Common Stock.

    If an executed Proxy Card is returned and the stockholder has explicitly abstained from voting on any matter, the shares represented by such proxy will be considered present at the Humana Special Meeting for purposes of determining the presence of a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. In addition, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the proposal to be considered at the Humana Special Meeting without specific instructions from such customers. Broker non-votes indicating a lack of authority from customers to vote on such proposal will be considered present at the Humana Special Meeting for purposes of determining a quorum but will not be considered to have been voted in favor of the Merger Agreement. Given that the DGCL requires the affirmative vote of the holders of a majority of the outstanding shares of Humana Common Stock entitled to vote on the proposal to approve the Merger Agreement, the effect of abstentions and broker non-votes will be the same as a vote against the approval of the Merger Agreement. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE HUMANA SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

    It is currently expected that all of the 9,328,643 shares of Humana Common Stock which the directors and executive officers of Humana beneficially owned and were entitled to vote as of the Humana Record Date (approximately 5.6% of the total number of outstanding shares of Humana Common Stock as of such date) will be voted for approval of the Merger Agreement. Pursuant to the Voting Agreement, Mr. David A. Jones, record owner of 5,763,578 shares of Humana Common Stock, has agreed to vote such shares (and any other shares of Humana Common Stock over which he has voting power that are held on the Humana Record Date) in favor of the Merger Agreement. See "THE MERGER--Voting Agreement."

    As of the Humana Record Date, United HealthCare did not beneficially own any shares of Humana Common Stock (excluding shares issuable to United HealthCare under certain conditions as described under "THE MERGER--Stock Option Agreement"). Also, as of the Humana Record Date, directors and executive officers of United HealthCare beneficially owned and were entitled to vote less than one percent of the shares entitled to be voted at the Humana Special Meeting.

    If the accompanying Proxy Card is properly executed and returned to Humana in time to be voted at the Humana Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. The Humana Board does not know of any matters other than those described in the notice of the Humana Special Meeting that are to come before the Humana Special Meeting. If any other matters are properly brought before the Humana Special Meeting, including, among other things, a motion to adjourn or postpone the Humana Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve the Merger Agreement or to permit dissemination of information regarding material developments relating to the Merger or otherwise germane to the Humana Special Meeting, one or more of the persons named in the Proxy Card will vote the shares represented by such proxy upon such matters as determined in their discretion.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of Humana at any time before it is voted, by delivering to Humana a duly executed, later-dated proxy, or by attending the Humana Special Meeting and voting in person. The presence of a stockholder at the Humana Special Meeting will not automatically revoke such stockholder's proxy. All written notices of revocation and other communications with respect to revocation of Humana proxies should be addressed to Joan O. Lenahan, Secretary, Humana Inc., 500 West Main Street, Louisville, Kentucky 40202.

    The cost of soliciting proxies for the Humana Special Meeting will be borne by Humana, except that, under the terms of the Merger Agreement, the cost of preparing and mailing this Joint Proxy Statement-Prospectus and Commission fees relating to the Registration Statement will be borne equally by Humana and United HealthCare. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of Humana, who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Humana will also request persons, firms and companies holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Humana will reimburse such persons for their reasonable expenses incurred in that connection. Humana has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $10,000 plus customary expenses.

RECOMMENDATION OF HUMANA BOARD

    The Humana Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Humana Board believes that the Merger Agreement is in the best interests of Humana and its stockholders and unanimously recommends that Humana Stockholders vote "FOR" approval of the Merger Agreement. See "THE MERGER--Background of the Merger" and "--Reasons of Humana for the Merger."

                                   THE MERGER

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT (EXCLUDING THE EXHIBITS AND SCHEDULES THERETO) IS SET FORTH IN APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. UNITED HEALTHCARE SHAREHOLDERS AND HUMANA STOCKHOLDERS ARE URGED TO AND SHOULD READ THE MERGER AGREEMENT AND EACH OF THE OTHER APPENDICES HERETO CAREFULLY.

DESCRIPTION OF THE MERGER

    At the Effective Time, Merger Sub will merge with and into Humana. Merger Sub is a wholly owned subsidiary of United HealthCare that was incorporated on May 11, 1998 solely as a vehicle to facilitate the Merger. Humana will be the surviving corporation in the Merger (the "Surviving Corporation"), and will continue its corporate existence under the DGCL. At the Effective Time, the separate corporate existence of Merger Sub will terminate. The Humana certificate of incorporation and the Humana bylaws as in effect at the Effective Time will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation. At such time, the Humana certificate of incorporation will be amended to provide for authorized capital stock of 1,000 shares of common stock, par value $1.00 per share. After the consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of United HealthCare.

    At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder, each share of Humana Common Stock (excluding shares of Humana Common Stock owned by United HealthCare, Merger Sub or any other direct or indirect subsidiary of United HealthCare and any shares of Humana Common Stock owned by Humana or any of its direct or indirect subsidiaries, in all cases other than those held on behalf of third parties ("Excluded Shares")), issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive 0.5 of a share of United HealthCare Common Stock; provided that in the event that Humana changes the number of shares of Humana Common Stock issued and outstanding prior to the Effective Time or United HealthCare changes the number of shares of United HealthCare Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split, stock dividend or distribution, recapitalization or other similar transaction, the Exchange Ratio will be appropriately adjusted.

    In addition, at the Effective Time (i) the shares of United HealthCare Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Effective Time, (ii) each Excluded Share will be canceled and retired and no consideration will be issued in exchange therefor and (iii) each share of common stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation. Also at the Effective Time, each option to purchase shares of Humana Common Stock issued by Humana pursuant to its employee or director stock option programs (each, a "Humana Stock Option") that is outstanding and unexercised immediately prior to the Effective Time will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Humana Stock Options, the same number of shares of United HealthCare Common Stock as the holder of such Humana Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded down to the nearest whole number, at a price per share rounded up to the nearest whole cent, equal to (i) the aggregate exercise price for the shares of Humana Common Stock otherwise purchasable pursuant to such Humana Stock Option divided by (ii) the number of full shares of United HealthCare Common Stock deemed purchasable pursuant to such Humana Stock Option pursuant to the foregoing. In accordance with the terms of the Humana Stock Options, all such options that were not exercisable immediately prior to the Effective Time will become exercisable at the Effective Time.

BACKGROUND OF THE MERGER

    United HealthCare has an active ongoing acquisition program and regularly considers strategic acquisition opportunities. In the first quarter of 1998, United HealthCare's senior management continued its analysis of strategic alternatives for continued growth and success in the marketplace. This analysis included consideration of possible acquisitions or business combinations.

    On April 9, 1998, William C. Ballard, Jr., a member of the United HealthCare Board, and William W. McGuire, M.D., Chairman of the Board and Chief Executive Officer of United HealthCare, initiated preliminary discussions with David A. Jones, Humana's Chairman of the Board, Gregory H. Wolf, Humana's President and Chief Executive Officer, and David A. Jones, Jr., Humana's Vice Chairman, regarding the merits of a combination of the two companies. During the remainder of the month, these discussions continued and included an exchange of broad information about the operations of the respective companies and discussions concerning the trends and outlook for the health care industry and the social and economic aspects of a combination.

    On April 20, 1998, a telephonic meeting of the Humana Board was held at which David A. Jones advised the Humana Board of the preliminary discussions with United HealthCare, and the Humana Board authorized further discussions. On April 30, 1998, the Humana Board met and was apprised of subsequent developments. The Humana Board authorized further discussions and commencement of due diligence.

    On May 4, 1998, Humana and United HealthCare entered into a confidentiality agreement for the purpose of exploring a possible relationship between the companies. During the week of May 4, 1998, members of United HealthCare's management and United HealthCare's financial advisors met in Louisville, Kentucky with members of Humana's management and Humana's financial advisors to perform due diligence activities. Members of Humana's management and Humana's financial advisors met in Minnetonka, Minnesota with members of United HealthCare's management and United HealthCare's financial advisors on May 9 and May 11, and conducted additional review procedures thereafter. These due diligence efforts continued throughout May 1998.

    On May 13, 1998, at the regularly scheduled meeting of the United HealthCare Board coinciding with United HealthCare's annual meeting of shareholders, the directors considered the status of the negotiations between United HealthCare and Humana and received presentations from United HealthCare's management and Goldman Sachs. The Board authorized continued due diligence and negotiation of a possible agreement with Humana.

    On May 14, 1998, at the regularly scheduled meeting of the Humana Board coinciding with Humana's annual meeting of stockholders, the directors considered the status of the negotiations between Humana and United HealthCare and received presentations and advice from Humana's management and Humana's legal advisors. At such meeting, the Humana Board received a presentation by Lehman Brothers, including its fairness analysis. The Humana Board authorized continued due diligence and negotiation of a business combination with United HealthCare.

    During the week of May 18 and until execution of the definitive agreement, members of United HealthCare's senior management and United HealthCare's outside counsel met with members of Humana's senior management and Humana's outside counsel and held detailed discussions regarding the possible terms of a merger involving the two companies. With the advice of outside counsel, financial advisors and accountants, United HealthCare and Humana negotiated the terms of the Merger Agreement and the Stock Option Agreement, and United HealthCare and Mr. Jones negotiated the terms of the Voting Agreement.

    On May 25, 1998, the United HealthCare Board held a special meeting to review, with the advice and assistance of United HealthCare's management and financial and legal advisors, the proposed merger agreement and the transactions contemplated thereby. After discussion, and consideration of various materials, including drafts of the Merger Agreement, the Stock Option Agreement and the Voting Agreement, the United HealthCare Board unanimously approved the Merger.

    On May 26, 1998, Humana's Board of Directors held special telephonic meetings to review, with the advice and assistance of Humana's management and financial and legal advisors, the proposed Merger Agreement and Stock Option Agreement and the transactions contemplated thereby. After discussion, and consideration of various materials, including drafts of the agreements, the Humana Board unanimously approved the Merger, subject to the resolution of various issues within the guidelines established by the Humana Board and to the receipt of Lehman Brothers' fairness opinion. The Board also amended Humana's stockholder rights agreement to provide that the Merger and related transactions would not cause the rights contemplated by the agreement to become exercisable.

    In the evening of May 27, 1998, following resolution of the remaining issues and the delivery by Lehman Brothers of its fairness opinion, Humana and United HealthCare executed the Merger Agreement and the Stock Option Agreement. At the same time, United HealthCare and Mr. Jones executed the Voting Agreement.

REASONS OF UNITED HEALTHCARE FOR THE MERGER

    In reaching its determination to recommend approval and adoption of the Merger Agreement and the Merger, the United HealthCare Board considered a number of factors, including those set forth below. In view of the wide variety of factors considered in connection with the Merger, the United HealthCare Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the United HealthCare Board may have given different weight to different factors.

    (1) The presentations and views expressed by management of United HealthCare (at the May 13, 1998 and the May 25, 1998 meetings of the United HealthCare Board, as well as at previously held meetings) regarding: (a) the alternatives available to United HealthCare if it did not pursue a transaction with Humana;
(b) the financial condition, results of operations, business and prospects of each of United HealthCare, Humana and the combined entity; (c) the long-term changes taking place in the health and well-being business and United HealthCare's strategy relative to them; and (d) the recommendation of the Merger by the management of United HealthCare.

    (2) The ability of the combined companies to offer a greater choice of doctors, hospitals, and consumer-focused, high quality health and well-being products.

    (3) The belief that the combined companies would be better able to respond to the needs of consumers and customers, the increased competitiveness of the health and well-being business and the opportunities that changes in the health and well-being business might bring.

    (4) The strategic fit between United HealthCare and Humana, which, in United HealthCare's view, offers the opportunity for synergies from consolidation of corporate overhead, merging overlapping operations, integrating and improving medical care programs and cross-selling products and services.

    (5) The fact that United HealthCare shareholders would continue to own approximately 70% of the combined company, subject to adjustment.

    (6) The long-term interests of United HealthCare and its shareholders, as well as the interests of United HealthCare's employees, customers, providers, creditors and suppliers.

    (7) The presentation made by Goldman Sachs at the May 25, 1998 United HealthCare Board meeting and the oral opinion, subject to the review of the Merger Agreement, of Goldman Sachs to the effect that, as of such date and based upon and subject to the matters set forth therein, the Exchange Ratio was fair from a financial point of view to United HealthCare. The full text of the written opinion of Goldman Sachs dated May 27, 1998, which sets forth assumptions made, matters considered, and limitations on the review undertaken with the opinion is attached as Appendix D to this Joint Proxy Statement-Prospectus and is incorporated by reference.

    (8) The regulatory approvals required to consummate the Merger, including antitrust approvals and various state and federal regulatory approvals, and the prospects of receiving such approvals.

    (9) The anticipated tax and accounting treatment of the Merger.

    THE UNITED HEALTHCARE BOARD UNANIMOUSLY RECOMMENDS THAT UNITED HEALTHCARE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK ISSUANCE.

REASONS OF HUMANA FOR THE MERGER

    At a meeting of the Humana Board held on May 26, 1998, the Humana Board, by a unanimous vote, determined that the Merger is in the best interests of Humana and its stockholders and approved and adopted the Merger Agreement. In reaching its determination to approve and adopt the Merger Agreement, the Humana Board considered a number of factors, including, without limitation, the factors listed below. In view of the number and wide variety of factors considered in connection with its evaluation of the Merger, the Humana Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Humana Board viewed its position and recommendations as being based on the totality of the information and factors presented to and considered by it. In addition, individual members of the Humana Board may have given different weight to different information and factors. See "--Background of the Merger."

    In reaching its determination, the Humana Board consulted with Humana senior management with respect to strategic and operational matters. The Humana Board also consulted with legal counsel with respect to the legal duties of the Humana Board, regulatory matters, tax matters and the Merger Agreement, the Stock Option Agreement and the Voting Agreement and issues related thereto. The Humana Board also consulted with Lehman Brothers, financial advisor to Humana, with respect to the financial aspects and fairness from a financial point of view of the Exchange Ratio to be offered to stockholders of Humana.

    FINANCIAL PERFORMANCE AND BUSINESS. The Humana Board considered information concerning the business, earnings, operations, financial condition and prospects of United Healthcare and Humana, both individually and on a combined basis, including, but not limited to, information with respect to Humana's and United Healthcare's respective recent and historic stock and earnings performance. The Humana Board also considered the financial analyses and other information with respect to Humana and United HealthCare presented to the Humana Board by Lehman Brothers, as well as the Humana Board's own knowledge of Humana and United HealthCare and their respective businesses.

    STRATEGIC ALTERNATIVES. The Humana Board considered Humana's strategic alternatives, including remaining a separate company and continuing its acquisition strategy.

    STRATEGIC COMBINATION. The Humana Board considered that the Merger offers Humana and United HealthCare a unique opportunity to create a premier managed health care company that will be better positioned to compete effectively in the rapidly changing managed health care industry than Humana on a stand-alone basis.

    COMPLEMENTARY BUSINESS; POTENTIAL CONSOLIDATION COST SAVINGS. The Humana Board considered the complementary strengths of Humana and United HealthCare and the opportunities for greater efficiencies and cost savings by the combination of Humana and United HealthCare.

    MANAGED CARE INDUSTRY CONSIDERATIONS. The Humana Board considered the status of the managed health care industry, including increasing competition, limited pricing flexibility, anti-managed care initiatives and the continuing need for mass and volume to obtain better health care costs allowing lower premiums and appropriate operating and profit margins. The Humana Board also considered the continued consolidation within the managed health care industry and the importance of market position, significant scale and financial resources to a company's ability to compete effectively in the changing environment in the managed health care market. The Humana Board considered that a transaction with United HealthCare would provide the combined company with the economies of scale needed to lower its costs and to compete more effectively in the managed health care industry.

    CONSIDERATION TO BE RECEIVED BY HUMANA STOCKHOLDERS. The Humana Board considered the amount and form of the consideration to be received by Humana stockholders in the Merger and reviewed information on the historical and anticipated trading ranges of Humana Common Stock and United HealthCare Common Stock. The Humana Board considered that the Merger would provide the holders of Humana Common Stock with an opportunity to receive a premium over the market price for their shares immediately prior to the announcement of the Merger (the Exchange Ratio represents a premium of approximately 22.1% over the closing sales price of $26.25 per share of Humana Common Stock on May 27, 1998, the last trading day prior to the announcement of the Merger, based upon 0.5 times the closing sales price per share of United HealthCare Common Stock ($64.125) on May 27, 1998).

    STOCKHOLDER LONG TERM VALUE. The Humana Board considered that the transaction is an excellent opportunity to provide its stockholders with long term value. Humana's stockholders will own approximately 30% of the combined entity, and the Merger will provide Humana's stockholders the opportunity to share in the combined entity's long term growth. In addition, the synergies and cost savings referred to above, if achieved, would inure to the benefit of the stockholders of the combined company, although there is no assurance that these synergies or savings will be achieved.

    OPINION OF FINANCIAL ADVISOR. The Humana Board considered the financial advice provided by Lehman Brothers and the written opinion of Lehman Brothers that, as of May 27, 1998, from a financial point of view, the Exchange Ratio to be offered to the stockholders of Humana in the proposed Merger was fair to such stockholders. The full text of the written opinion of Lehman Brothers, dated May 27, 1998, which sets forth the procedures followed, the factors considered and the assumptions made by Lehman Brothers, is attached as Appendix E to this Joint Proxy Statement-Prospectus and is incorporated by reference. Humana Stockholders should read the opinion of Lehman Brothers carefully and in its entirety. See "--Opinion of Humana Financial Advisor."

    TERMS OF MERGER AGREEMENT AND STOCK OPTION AGREEMENT. The Humana Board reviewed and considered the terms and conditions of the Merger Agreement, including the Exchange Ratio, the parties' representations, warranties and covenants, the conditions to their respective obligations, the amount of termination fees payable under the Merger Agreement and the circumstances under which such termination fees will be payable, and the likelihood that the Merger would be consummated. The Humana Board also considered the terms and conditions of the Stock Option Agreement, including the circumstances under which the stock option granted thereunder will be exercisable.

    ACCOUNTING AND TAX TREATMENT. The Humana Board considered the conditions to the Merger Agreement that the Merger will be accounted for under the pooling of interests method of accounting and will be a tax-free transaction for federal income tax purposes. See "--Accounting Treatment" and "--Federal Income Tax Consequences."

    THE HUMANA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUMANA STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF UNITED HEALTHCARE'S FINANCIAL ADVISOR

    Goldman Sachs was retained by United HealthCare to act as its financial advisor in connection with a possible business combination with Humana and to provide United HealthCare with financial advice and assistance in connection with a possible transaction, including assistance in planning and negotiating its financial aspects. At the meeting of the United HealthCare Board held on May 25, 1998, Goldman Sachs delivered to the United HealthCare Board, subject to the review of the final Merger Agreement, its oral opinion (which was subsequently confirmed in a written opinion dated May 27, 1998) to the effect that, as of the date of such opinion, based on and subject to the matters set forth therein, the Exchange Ratio was fair from a financial point of view to United HealthCare.

    THE FULL TEXT OF GOLDMAN SACHS' WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS HEREBY INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF UNITED HEALTHCARE ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

    Goldman Sachs is a nationally recognized investment banking firm and was selected by United HealthCare based on the firm's reputation and experience in investment banking in general and its recognized expertise in the valuation of businesses. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    In connection with rendering its opinions, Goldman Sachs, among other things, (i) reviewed the Merger Agreement; (ii) reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K of United HealthCare and Humana for each of the five years in the period ended December 31, 1997, as well as certain interim reports to shareholders and Quarterly Reports on Form 10-Q of United HealthCare and Humana, and certain other communications from United HealthCare and Humana to their respective shareholders; (iii) reviewed certain internal financial analyses and forecasts for United HealthCare and Humana prepared by their respective managements and certain financial analyses and forecasts for Humana and analyses and forecasts of cost savings and operating synergies to be derived from the Merger prepared by the management of United HealthCare (the "Synergies"); (iv) discussed with members of the management of United HealthCare and Humana the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies; (v) reviewed the reported price and trading activity for United HealthCare Common Stock and Humana Common Stock;
(vi) compared certain financial and stock market information for United HealthCare and Humana with similar information for certain other companies, the securities of which are publicly traded; (vii) reviewed the financial terms of certain recent business combinations in the managed care industry specifically and in other industries generally; and (viii) performed such other studies and analyses as it deemed appropriate.

    As set forth more fully therein, in connection with rendering its opinion, Goldman Sachs relied upon the accuracy and completeness of all the financial and other information reviewed by and discussed with it, and for purposes of rendering its opinion, assumed such accuracy and completeness. With United HealthCare's consent, Goldman Sachs has assumed that the Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of United HealthCare and that the transaction would be accounted for as a pooling of interests under generally accepted accounting principles. Goldman Sachs did not make, nor was it furnished with, an independent evaluation or appraisal of the assets and liabilities of United HealthCare or of Humana or of any of their respective subsidiaries. Goldman Sachs also assumed that any necessary regulation or third-party approvals required in connection with the consummation of the Merger will be obtained or otherwise will not have an adverse effect on United HealthCare or Humana.

    Set forth below is a brief summary of the material financial analyses prepared by Goldman Sachs in connection with its review with the United HealthCare Board of Directors at its meeting on May 25, 1998.

    INDEXED STOCK PRICE HISTORIES. Goldman Sachs reviewed the weekly indexed historical prices for shares of United HealthCare Common Stock and Humana Common Stock during the period from June 20, 1995 to May 20, 1998, as compared to industry indices. Goldman Sachs also reviewed the daily indexed historical prices for shares of United HealthCare Common Stock and Humana Common Stock during the period from May 20, 1997 to May 20, 1998, as compared to industry indices.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Goldman Sachs reviewed certain financial information in commonly used valuation measurements for Humana, United HealthCare and three groups of companies (collectively, the "Selected Companies"): a group of non-California Health Maintenance Organizations ("HMOs"), consisting of Coventry Corporation, Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Sierra Health Services, Inc., and United Wisconsin Services, Inc.; a group of California HMOs, consisting of Maxicare Health Plans, Inc., PacifiCare Health Systems, Inc., WellPoint Health Networks, Inc. and Foundation Health Systems, Inc.; and a group of insurance-related companies, consisting of Aetna Inc., CIGNA Corporation and First Health Group Corp. Such financial information and valuation measurements consisted of: (i) the closing price, on May 21, 1998, as a percentage of the 52 week high (ii) levered market capitalization (equity market capitalization plus debt minus cash) ("Levered Market Capitalization") as a multiple of latest twelve months' ("LTM") revenue, earnings before interest expense, income taxes and depreciation and amortization ("EBITDA") and earnings before interest expense and income taxes ("EBIT"); (iii) ratios of market price to earnings ("P/E") for the calendar years 1998 and 1999, based on earnings estimates reported by the Institutional Brokers Estimates System ("IBES"), a data service that monitors and publishes compilation of earnings estimates by selected research analysts regarding companies of interested institutional investors;
(iv) the IBES estimated future growth rate of earnings (the "IBES Growth Rate");
(v) the ratio of the 1998 P/E to the IBES Growth Rate; (vi) the LTM EBIT margin; and (vii) the ratio of debt to book capitalization.

    Goldman Sachs calculated that the closing price, on May 21, 1998, as a percentage of the 52 week high for Humana was 94%, for United HealthCare was 93% with a range of 20% to 87% for non-California HMOs, with a mean of 67% and a median of 71%; a range of 38% to 91% for California HMOs, with a mean of 78% and a median of 90%; and a range of 69% to 98% for insurance-related companies, with a mean of 86% and a median of 92%. Goldman Sachs also calculated that the multiple of Levered Market Capitalization to LTM revenue was 0.6x for Humana, 1.0x for United HealthCare, with a range of 0.3x to 0.9x for the non-California HMO's, with a mean of 0.5x and a median of 0.3x; a range of 0.2x to 0.8x for the California HMOs, with a mean of 0.5x and a median of 0.5x; and a range of 0.7x to 4.4x, for the insurance-related companies, with a mean of 1.9x and a median of 0.7x. Goldman Sachs calculated that the multiple of Levered Market Capitalization to LTM EBITDA was 16.9x for Humana, 19.0x for United HealthCare, with a range of 8.7x to 15.5x for the non-California HMOs, with a mean of 11.1x and a median of 9.0x; a range of 8.8x to 16.3x for the California HMOs, with a mean of 11.9x and a median of 10.6x; and a range of 6.4x to 9.4x for the insurance-related companies, with a mean of 7.7x and a median of 7.3x. Goldman Sachs calculated the multiple of Levered Market Capitalization to LTM EBIT was 28.3x for Humana, 24.5x for United HealthCare, with a range of 10.5x to 20.8x for the non-California HMOs, with a mean of 14.7x and a median of 12.9x; a range of 10.0x to 20.4x for the California HMOs, with a mean of 14.8x and a median of 13.9x; and a range of 7.3x to 10.3x for the insurance-related companies, with a mean of 8.7x and a median of 8.6x.

    Goldman Sachs further calculated, based on IBES estimates, that the P/E for 1998 for Humana and United HealthCare were 20.2x and 24.7x, respectively, and for 1999 was 16.4x, and 20.6x, respectively, with a range of 13.0x to 19.2x for 1998 (11.2x to 14.0x for 1999) for the non-California HMOs, with a mean of 16.2x and a median of 16.2x for 1998 (12.8x and 12.9x for 1999); a range of 18.0x to 191.3x for 1998 (12.0x to 18.0x for 1999) for California HMOs, with a mean of 63.1x and a median of 21.6x for 1998 (14.8x and 14.5x for 1999); and a range of 14.4x to 19.8x for insurance-related companies for 1998 (13.3x to 17.2x for 1999), with a mean of 18.0x and a median of 19.8x for 1998 (15.7x and 16.5x for
1999).

    The IBES Growth Rate for Humana and United HealthCare were 18.0% and 20.0%, respectively, with a range of 15.0% to 23.5% for non-California HMOs, with a mean of 18.2% and a median of 17.5%; a range of 15.0% to 18.8% for California HMOs, with a mean of 16.2% and a median of 15.5%; and a range of 9.5% to 17.3% for insurance-related companies, with a mean of 13.9% and a median of 15.0%. Goldman Sachs calculated the ratio of 1998 P/E to the IBES Growth Rate of 1.1x and 1.2x for Humana and United HealthCare, respectively, with a range of 0.9x to 1.2x for non-California HMOs, with a mean of

1.0x and a median of 0.9x; a range of 1.2x to 10.2x, for California HMOs, with a mean of 3.5x and a median of 1.4x; and a range of 1.1x to 1.5x for insurance-related companies, with a mean of 1.3x and a median of 1.3x. Goldman Sachs calculated the LTM EBIT margin to be 2.0% for Humana, 4.1% for United HealthCare, with a range of 2.7% to 9.0% for non-California HMOs, with a mean of 4.8% and a median of 2.8%; a range of 2.1% to 7.6% for California HMOs, with a mean of 4.7% and a median of 4.5%; and a range of 8.1% to 42.7% for insurance-related companies, with a mean of 20.1% and a median of 9.5%. Goldman Sachs further calculated debt as a percentage of capitalization to be 35% for Humana, 10% for United HealthCare, with a range of 1% to 40% for non-California HMOs, with a mean of 22% and a median of 27%; a range of 0% to 59% for California HMOs, with a mean of 28% and a median of 26%; and a range of 17% to 44% for insurance-related companies, with a mean of 27% and a median of 19%.

    COMMON STOCK P/E RATIO HISTORY. Goldman Sachs analyzed the ratio of the trading prices of United HealthCare Common Stock and Humana Common Stock, respectively, to the IBES current year earnings per share estimates ("EPS") from June 20, 1995 to May 20, 1998. During this period, the daily common stock P/E ratio ranged from 13x to 24x for Humana and from 15x to 32x for United HealthCare.

    COMMON STOCK PRICE EXCHANGE RATIO HISTORY. Goldman Sachs analyzed the ratio of the trading prices of Humana Common Stock, divided by the trading prices for the United HealthCare Common Stock, from May 19, 1995 to May 20, 1998. The daily common stock price exchange ratio ranged from 0.60x to 0.35x during this period. Goldman Sachs also analyzed the ratio of the trading prices of Humana Common Stock, divided by the trading prices for the United HealthCare Common Stock, from January 1, 1998 to May 20, 1998. The daily common stock price exchange ratio ranged from 0.43x to 0.36x during this period.

    PRO FORMA COMBINED EARNINGS ANALYSIS. Goldman Sachs analyzed certain pro forma effects of the Merger on EPS of United HealthCare Common Stock, based on IBES earnings estimates for United HealthCare and for Humana, and calculated that, without taking into account any synergies from the Merger, the Merger would be 2.7% dilutive on estimated 1998 earnings and 2.0% dilutive on estimated 1999 earnings, and that the pre-tax synergies needed for the transaction to be non-dilutive were $33.5 million in 1998 and $29.9 million in 1999. Goldman Sachs also calculated the effect on 1999 pro forma earnings, based on a range of estimated EPS for Humana from $1.25 to $1.70 and a range of pre-tax synergies from $0 to $450 million. This analysis showed a pro forma impact on United HealthCare EPS in 1999 ranging from dilution of 8.3%, on the assumptions that Humana earnings in 1999 would have been $1.25 per share and that there were no pre-tax synergies, to accretion of 29.8%, on the assumptions that Humana earnings in 1999 would have been $1.70 and that annual pre-tax synergies amounted to $450 million.

    ANALYSIS OF SELECTED TRANSACTIONS. Goldman Sachs reviewed the financial terms, to the extent publicly available, of 18 pending or completed mergers and acquisitions transactions since May 13, 1993 in the managed care industry (the "Selected Transactions"). Goldman Sachs based this analysis on publicly available information for each of the Selected Transactions. The transactions involved (and their announcement dates) were: Aetna Inc./NYLCare Health Plans (3/2/98); Humana/ChoiceCare Corporation (6/5/97); Humana/Physician Corporation of America (6/3/97); Foundation Health Systems, Inc./Physicians Health Services, Inc. (5/6/97); CIGNA Corporation/Healthsource, Inc. (2/28/97); Health Systems International, Inc./Foundation Health Corp. (10/1/96); PacifiCare Health Systems, Inc./FHP International Corporation (8/4/96); Aetna Life and Casualty Company/U.S. Healthcare, Inc. (4/1/96); United HealthCare/ HealthWise of America, Inc. (2/1/96); Humana/EMPHESYS Financial Group, Inc. (8/10/95); United HealthCare/MetraHealth Companies, Inc. (6/20/95); Foundation Health Corp./Intergroup Healthcare Corporation (7/29/94); Foundation Health Corp./CareFlorida Health Systems, Inc. (6/28/94); United HealthCare/GenCare Health Systems, Inc. (6/12/94); United HealthCare/Ramsay-HMO, Inc. (2/14/94); United HealthCare/Complete Health Services, Inc. (1/19/94); FHP International Corporation/TakeCare, Inc. (1/10/94); and United HealthCare/HMO America, Inc. (5/13/93). Goldman Sachs calculated that the multiple of equity consideration to earnings for the latest twelve months' and, based on median IBES

EPS estimates as of the day prior to the transaction announcement, for the current year and next year ranged from 8.7x to 61.2x for the latest twelve months, with a median of 29.6x and a mean of 29.8x; 10.0x to 113.0x for the current year, with a median of 24.3x and a mean of 23.6x; and 9.4x to 31.4x for the next year, with a median of 20.3x and a mean of 20.7x.

    Goldman Sachs also analyzed levered consideration (consideration plus debt minus cash) ("Levered Consideration") per member in the Selected Transactions, both on total risk lives (consisting of Commercial, Medicare risk and Medicaid lives and excluding TRICARE, Medicare supplement and Administrative Services Only lives) ("Total Risk Lives") and on adjusted risk lives (with Medicare and TRICARE counting as 4.0 and 0.5 adjusted commercial lives, respectively) ("Adjusted Risk Lives"). The Levered Consideration per member in the Selected Transactions for Total Risk Lives ranged from $349 to $3,837, with a median of $1,223 and a mean of $1,637, and for Adjusted Risk Lives ranged from $301 to $2,850, with a median of $1,223 and a mean of $1,306.

    Goldman Sachs also reviewed the premiums (based on the premium over the stock price of the acquired company one week prior to the date of announcement of the transaction) paid in announced and completed transactions with considerations in excess of $1 billion from 1995 through mid-May 1998. Goldman Sachs noted that the median premium for such transactions in 1995 was 29% (in 50 transactions), in 1996 was 32% (in 59 transactions), in 1997 was 26% (in 85 transactions) and through mid-May 1998 was 27% (in 40 transactions). The median premium for all such transactions during this entire period was 28% (in 234 transactions). Goldman Sachs also reviewed the premiums (based on the premium over the stock price of the acquired company one week prior to the date of announcement of the transaction) paid in announced and completed stock transactions with considerations in excess of $800,000,000 that were accounted for as pooling of interests from 1995 through mid-May 1998. Goldman Sachs noted that the median premium for such transactions in 1995 was 27% (in 22 transactions), in 1996 was 33% (in 19 transactions), in 1997 was 28% (in 43 transactions) and through mid-May 1998 was 26% (in 19 transactions). The median premium for all such transactions during this entire period was 30% (in 103 transactions). Goldman Sachs further analyzed the relationship of acquiror/target relative size (based on the market capitalization of the companies four weeks prior to the announcement of the transaction) to the median premium in stock transactions with considerations in excess of $1 billion that were accounted for as a pooling of interests from 1995 through mid-May 1998. In such transactions in which the acquiror/ target ratio of relative size: (i) ranged from 0.75x to 1.25x, the median premium was 9% (in 15 transactions); (ii) ranged from 1.25x to 2.00x, the median premium was 18% (in 22 transactions);
(iii) ranged from 2.00x to 3.00x, the median premium was 34% (in 22 transactions); and (iv) was greater than 3.00x, the median premium was 36% (in 42 transactions). The median premium for all such transactions was 30% (in 101 transactions, which excludes 4 deals with acquiror/target ratios less than 0.75x).

    REVIEW OF IMPLIED TRANSACTION PREMIUMS AND MULTIPLES. Goldman Sachs reviewed certain implied transaction premiums and multiples, based on the Exchange Ratio, the closing market price for United HealthCare Common Stock on May 21, 1998 and the closing market price of Humana Common Stock on May 21, 1998. Goldman Sachs calculated the implied premium in the Merger at 29.5%. The calculations by Goldman Sachs of implied multiples were based on 1998 and 1999 estimates provided by Humana, as well as historical data for LTM calculations, for revenues, EBITDA, EBIT and earnings, without taking synergies into account. Goldman Sachs noted that the Exchange Ratio implied multiples of Levered Consideration to total premium revenue of 0.76x for LTM revenues, 0.65x for 1998 estimated revenues, and 0.58x for 1999 estimated revenues. Goldman Sachs further noted that the Exchange Ratio implied multiples of Levered Consideration to EBITDA and EBIT of 22.2x and 37.1x for LTM EBITDA and EBIT, respectively, 16.4x and 24.8x for 1998 estimated EBITDA and EBIT, respectively, and 13.6x and 19.3x for 1999 estimated EBITDA and EBIT, respectively. Goldman Sachs calculated that the multiple of equity consideration to earnings indicated equity consideration of 30.6x for LTM earnings, 26.2x for 1998 estimated earnings, and 21.3x for 1999 estimated earnings. Goldman Sachs also calculated the Levered

Consideration per Humana member at $1,458 for Total Risk Lives, $1,001 for Adjusted Risk Lives and $1,446 for Commercial Equivalent Lives (defined as HMO + 3xMedicare + 0.5xMedicaid + 0.5xTRICARE + 0.25xPreferred Provider Organization + 0.25xIndemnity + 0.1xAdministrative Services Only lives).

    The summary set forth above describe the material analyses that Goldman Sachs presented to the United HealthCare board on May 25, 1998, but is not a comprehensive description of all analyses performed and factors considered by Goldman Sachs in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and is not readily susceptible to summary description.

    Goldman Sachs believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying their opinion. In its analyses, Goldman Sachs relied upon numerous assumptions made by United HealthCare with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of United HealthCare. Any estimates contained therein are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. No company or transaction used as a comparison in the analyses is identical to United HealthCare or Humana or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, none of the United HealthCare Board, Goldman Sachs, or any other person assumes responsibility for the accuracy of such estimates.

    As compensation for Goldman Sachs' services as financial advisor to United HealthCare in connection with the Merger, United HealthCare has agreed to pay Goldman Sachs a transaction fee of $17,000,000 in the event that the Merger is consummated. In the event that the Merger is not consummated and United HealthCare receives a termination fee from Humana, United HealthCare has agreed to pay Goldman Sachs 20% of such fee (but not to exceed $10,000,000). United HealthCare has also agreed to pay Goldman Sachs its reasonable out-of-pocket expenses, including the fees and disbursements of its attorneys, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities arising under the Federal securities laws. Goldman Sachs has provided certain investment banking and financial advisory services to United HealthCare from time to time, including having acted as financial advisor in connection with United HealthCare's acquisitions of the MetraHealth Companies, Inc. in 1995 and of HealthWise of America, Inc. in 1996 and having acted as financial adviser in connection with, and having participated in certain negotiations leading to, the Merger Agreement.

    Goldman Sachs has advised United HealthCare that, in the ordinary course of its business as a full-service securities firm, Goldman Sachs may, subject to certain restrictions, actively trade the equity and/or debt securities of United HealthCare and/or of Humana for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF HUMANA'S FINANCIAL ADVISOR

    Lehman Brothers has acted as financial advisor to Humana in connection with the Merger. As part of its role as financial advisor to Humana, Lehman Brothers was engaged to render its opinion as to the fairness, from a financial point of view, to Humana's stockholders of the Exchange Ratio to be offered to such stockholders in the Merger.

    The full text of the written opinion of Lehman Brothers dated May 27, 1998 is attached as Appendix E to this Joint Proxy Statement-Prospectus (the "Lehman Opinion") and is incorporated herein by reference. Stockholders may read the Lehman Opinion for a description of assumptions made, factors considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The summary of the Lehman Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such Opinion.

    On May 14, 1998, in connection with the evaluation of the Merger Agreement by the Humana Board, Lehman Brothers made a presentation to the Humana Board regarding the Merger. On May 27, 1998, Lehman Brothers rendered a written opinion that, as of the date of such opinion, and subject to certain assumptions, factors and limitations set forth in such opinion as described below, the Exchange Ratio to be offered to Humana's stockholders in the Merger was fair, from a financial point of view, to such stockholders.

    No limitations were imposed by Humana on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that Humana did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Humana's business. In addition, Lehman Brothers was not provided with and did not have any access to any financial forecasts or projections prepared by the management of United HealthCare as to the future financial performance of United HealthCare for any year subsequent to 1998 or the future financial performance of the combined company following the Merger. Lehman Brothers was not requested to and did not make any recommendation to the Humana Board as to the form or amount of consideration to be received by Humana stockholders in the Merger, which was determined through arm's-length negotiations between Humana and United HealthCare and their respective advisors. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Humana or United HealthCare, but made its determination as to fairness, from a financial point of view, to Humana's stockholders of the consideration to be offered to such stockholders in the Merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion was for the use and benefit of the Humana Board and was rendered to the Humana Board in connection with its consideration of the Merger. Lehman Brothers' opinion was not intended to be and does not constitute a recommendation to any stockholder of Humana as to how such stockholder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, Humana's underlying business decision to proceed with or effect the Merger.

    In arriving at its opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger; (ii) such publicly available information concerning Humana that it believed to be relevant to its analysis; (iii) such publicly available information concerning United HealthCare that it believed to be relevant to its analysis; (iv) financial and operating information with respect to the business, operations and prospects of Humana furnished to it by Humana; (v) financial and operating information with respect to the business, operations and prospects of United HealthCare furnished to it by United HealthCare; (vi) a trading history of Humana's common stock from January 1, 1994 to May 27, 1998 and a comparison of such trading history with those of other companies that it deemed relevant; (vii) a trading history of United HealthCare's common stock from January 1, 1994 to May 27, 1998 and a comparison of such trading history with those of other companies that it deemed relevant; (viii) research analyst reports regarding Humana and its estimated future financial performance; (ix) research analyst reports regarding United HealthCare and its estimated future financial performance; (x) a comparison of the historical financial results and present financial condition of Humana with those of other companies that it deemed relevant; (xi) a comparison of the historical financial results and present financial condition of United HealthCare with those of other companies that it deemed relevant; (xii) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that it deemed relevant; and (xiii) the potential pro forma financial effects of the Merger on United HealthCare. In addition, Lehman Brothers had discussions with the management of both Humana and United HealthCare concerning their respective businesses, operations, assets, financial conditions and prospects and the operating synergies and strategic benefits expected to result from a combination of the businesses of Humana and United HealthCare and undertook such other studies, analyses and investigations as it deemed appropriate.

    In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Humana and United HealthCare that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Humana, Lehman Brothers assumed based upon advice of Humana, that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Humana as to the future financial performance of Humana and Lehman Brothers assumed that Humana will perform substantially in accordance with such projections. With respect to the financial projections for United HealthCare for fiscal 1998, upon advice of United HealthCare, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of United HealthCare as to the financial performance of United HealthCare for 1998 and Lehman Brothers assumed that United HealthCare will perform substantially in accordance with such projections. However, with the consent of Humana, Lehman Brothers was not provided with any financial projections for United HealthCare for any years subsequent to 1998 and, in performing its analysis, upon advice of United HealthCare, Lehman Brothers assumed that the publicly available estimates of research analysts were a reasonable basis upon which to evaluate and analyze the future financial performance of United HealthCare beyond 1998 and that United HealthCare will perform substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Humana or United HealthCare, and Lehman Brothers did not make or obtain any evaluations or appraisals of the assets or liabilities of Humana or United HealthCare. Based upon advice of Humana, Lehman Brothers assumed that the Merger will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of Humana. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

    In connection with its presentation to Humana's Board on May 14, 1998, Lehman Brothers performed a variety of financial and comparative analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant method of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Humana and United HealthCare. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    EXCHANGE RATIO ANALYSIS. The closing price of Humana Common Stock on May 11, 1998 was $25.94. The closing price of United HealthCare Common Stock on the same day was $72.06 per share. At the negotiated exchange ratio of 0.50 (the "Humana Exchange Ratio"), the implied value per share of Humana Common Stock was $36.03 (the "Exchange Ratio Share Price"). Lehman Brothers compared the Exchange Ratio Share Price to Humana's May 11, 1998 price of $25.94, its 30-day average price of $26.50, and Humana's 52-week high and low share prices of $27.81 and $18.88, respectively, representing premiums of 38.9%, 36.0%, 29.6% and 90.9%, respectively. Lehman Brothers observed that at the Humana Exchange Ratio, if United HealthCare's shares traded between $69.60 and $72.06 at the closing of the Merger, the implied value to Humana's stockholders would range between $34.80 and $36.03 per share, or a 34.2% to 38.9% premium to Humana's May 11, 1998 closing price of $25.94 and a 31.3% to 36.0% premium to Humana's 30-day average closing price of $26.50.

    TRANSACTION PREMIUM ANALYSIS. Lehman Brothers reviewed the premiums paid in selected transactions in the HMO sector from January 1, 1996 through May 14, 1998 (the "HMO Transactions"). These transactions included United HealthCare's acquisition of HealthWise of America, Aetna Life & Casualty Company's acquisition of US HealthCare Inc., PacifiCare Health Systems Inc.'s acquisition of FHP International Corporation, Health Systems International Inc.'s acquisition of Foundation Health Corporation, CIGNA Corporation's acquisition of Healthsource Inc., Foundation Health Systems Inc.'s acquisition of Physicians Health Services Inc., Humana Inc.'s acquisition of Physician Corporation of America, Humana Inc.'s acquisition of ChoiceCare Corporation, Coventry Corporation's acquisition of Principal Health Care Inc., and Aetna Inc.'s acquisition of NYLCare. Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company (i) for one day (the "One Day Premium"); (ii) for the thirty day average (the "Thirty Day Average Premium"); (iii) for the last twelve months high (the "LTM High Premium"); and (iv) for the last twelve months low (the "LTM Low Premium") prior to the announcement of the transaction. Lehman Brothers noted that (i) the One Day Premium associated with the Merger was 38.9% compared to a mean of 15.1% and a median of 8.9% for the HMO Transactions; (ii) the Thirty Day Average Premium associated with the Merger was 36.0% compared to a mean of 28.5% and a median of 20.1% for the HMO Transactions; (iii) the LTM High Premium associated with the Merger was 29.6% compared to a mean of a 13.9% discount and a median of a 1.7% discount for the HMO Transactions; and (iv) the LTM Low Premium associated with the Merger was 90.9% compared to a mean of 84.4% and a median of 93.1% for the HMO Transactions.

    However, because the reasons for and the circumstances surrounding each of the HMO Transactions were specific to such transactions, and because of the inherent differences among the businesses, operations and prospects of Humana and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the transaction premium analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the Merger and the HMO Transactions that would affect the transaction values of Humana and such acquired companies.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial data for Humana to similar data for selected transactions in the HMO industry (the "Comparable Transactions"). These included 43 transactions from 1992 to the present including the following with over $1 billion in total transaction value: Aetna Inc.'s pending acquisition of NYLCare, CIGNA Corporation's acquisition of Healthsource Inc., Health Systems International Inc.'s acquisition of Foundation Health Corporation, PacifiCare Health Systems Inc.'s acquisition of FHP International Corporation, Aetna Life & Casualty Company's acquisition of US HealthCare Inc., United HealthCare's acquisition of The MetraHealth Companies and FHP International Corporation's acquisition of Takecare Inc. Lehman Brothers reviewed the prices paid in the Comparable Transactions in terms of the multiple of the Transaction Value (defined as the total consideration paid) to (i) last twelve months net income (the "LTM Net Income Multiple"); (ii) book value (the "Book Value Multiple"); and (iii) insured lives (the "Transaction Value per Member"). Lehman Brothers also reviewed the prices paid in Comparable Transactions in terms of the multiple of the Transaction Enterprise Value (defined as the total consideration paid including total debt assumed less cash and cash equivalents transferred to the acquiror) to (i) last twelve months revenue (the "LTM Revenue Multiple") and
(ii) last twelve months earnings before interest and tax (the "LTM EBIT Multiple"). Lehman Brothers noted that based on an acquisition price of $35.00 per share (i) the LTM Net Income Multiple associated with the Merger was 31.2x as compared to 24.9x for the mean and 22.8x for the median of the Comparable Transactions; (ii) the Book Value Multiple associated with the Merger was 3.64x as compared to 5.59x for the mean and 4.59x for the median of the Comparable Transactions; (iii) the Transaction Value per Member associated with the Merger was $925 as compared to $953 for the mean and $744 for the median of the Comparable Transactions; (iv) the LTM Revenue Multiple associated with the Merger was 0.68x as compared to 0.79x for the mean and 0.71x for the median of the Comparable Transactions; and (v) the LTM EBIT Multiple associated with the Merger was 21.0x as compared to 16.2x for the mean and 14.5x for the median of the Comparable Transactions.

    However, because the reasons for and the circumstances surrounding each of the Comparable Transactions were specific to such transactions, and because of the inherent differences among the businesses, operations and prospects of Humana and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the Merger and the Comparable Transactions that would affect the transaction values of Humana and such acquired companies.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial data of Humana and United HealthCare with similar data of comparable companies engaged in businesses considered by Lehman Brothers to be comparable to that of Humana and United HealthCare including Aetna, Inc., Foundation Health Systems, Inc., PacifiCare Health Systems, Inc., and WellPoint Health Networks (collectively, the "HMO Companies"). For each of Humana, United HealthCare and the HMO Companies, Lehman Brothers calculated the multiple of the current stock price to (i) the estimated calendar year 1998 earnings per share (the "1998 P/E Multiple"), based on data from First Call Corporation, a source for research analyst earnings estimates ("First Call"),
(ii) the estimated calendar year 1999 earnings per share (the "1999 P/E Multiple"), also based on First Call data; and (iii) book value per share (the "Book Value Multiple"). In addition, Lehman Brothers calculated the Firm Value (defined as the market value of the respective company's common equity plus total debt less cash and cash equivalents) as a multiple of (iv) last twelve months revenues ("LTM Revenues Multiple") and (v) last twelve months earnings before interest and tax ("LTM EBIT Multiple"). Lehman Brothers also calculated the 1998 P/E Multiple and the 1999 P/E Multiple, as applicable, to growth rate for (vi) calendar year 1998 (the "1998 P/E to Growth Multiple") and (vii) calendar year 1999 (the "1999 P/E to Growth Multiple").

    Lehman Brothers noted that, based on an acquisition price of $35.00 per share, as of May 11, 1998, (i) the 1998 P/E Multiple for Humana was 26.9x as compared to 26.1x for United HealthCare and 21.9x for the mean and 21.3x for the median of the HMO Companies; (ii) the 1999 P/E Multiple for Humana was 22.0x as compared to 21.8x for United HealthCare and 17.3x for the mean and 16.8x for the median of the HMO Companies; (iii) the Book Value Multiple for Humana was 3.64x as compared to 2.97x for United HealthCare and 2.63x for the mean and 2.97x for the median of the HMO Companies; (iv) the LTM Revenues Multiple for Humana was 0.68x as compared to 1.12x for United HealthCare and 0.65x for the mean and 0.65x for the median of the HMO Companies; (v) the LTM EBIT Multiple for Humana was 21.0x as compared to 18.9x for United HealthCare and 13.9x for the mean and 15.1x for the median of the HMO Companies; (vi) the 1998 P/E to Growth Multiple for Humana was 1.58x as compared to 1.39x for United HealthCare and 1.43x for the mean and 1.34x for the median of the HMO Companies; and (vii) the 1999 P/E to Growth Multiple for Humana was 1.29x as compared to 1.16x for United HealthCare and 1.13x for the mean and 1.15x for the median of the HMO Companies.

    However, because of the inherent differences between the businesses, operations and prospects of Humana and of United HealthCare and the business, operations and prospects of the companies included in the HMO Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Humana, United HealthCare and the companies included in the HMO Companies that would affect the public market valuations of such companies.

    STOCK TRADING HISTORY. Lehman Brothers considered various historical data concerning the trading prices and volumes for Humana and United HealthCare Common Stock for the period from January 1, 1994 to May 11, 1998 and the relative stock price performances during this same period for Humana, United HealthCare, the Standard & Poors 400 Index and an index of the HMO Companies. During this period, the closing stock price of Humana ranged from $15.63 to $28.75 per share, the closing stock price of United HealthCare ranged from $31.00 to $72.63 per share and the HMO Companies' index rose 57.4%. Lehman Brothers also analyzed trading volume distribution from January 1, 1997 to May 11, 1998. Humana's stock traded in the range of $17-$20 for 15.7% of this time period, $20-$22 for 26.4% of the time period, $22-$24 for 31.4% of the time period, $24-$26 for 20.2% of the time period and $26-$28 for 6.3% of the time period. United HealthCare's stock traded in the range of $43-$49 for 24.5% of this time period, $49-$54 for 47.0% of the time period, $54-$60 for 16.0% of the time period, $60-$66 for 5.7% of the time period and $66-$73 for 6.8% of the time period.

    CONTRIBUTION ANALYSIS. Lehman Brothers utilized publicly available historical financial data regarding Humana and United HealthCare and estimates of future financial performance of Humana (based on information provided by Humana management) and United HealthCare (based on First Call data and research analyst reports) to calculate the relative contributions of Humana and United HealthCare to the pro forma combined company with respect to reported revenues (not including interest and investment income) and operating income (defined as earnings before interest and taxes) for the calendar year 1997 and estimates for 1998 and 1999. In 1997, Humana would have contributed 40.5% and 28.1% of revenues and operating income, respectively, to the combined company. In 1998, it was estimated that Humana would contribute 36.8% and 30.4% of revenues and operating income, respectively, to the combined company. In 1999, it was estimated that Humana would contribute 37.3% and 30.6% (27.1% with unallocated synergies) of revenues and operating income, respectively, to the combined company. Lehman Brothers compared such contributions to the pro forma ownership of the combined company by Humana stockholders of approximately 30%.

    PRO FORMA ANALYSIS. Based on the estimates of future financial performance for Humana (based on information provided by Humana management) and United HealthCare (based on First Call data and research analyst reports) on a stand-alone basis, Lehman Brothers estimated the pro forma financial results for the combined company for 1997, 1998, 1999 and 2000, including estimates of cost savings and operating synergies assumed to be phased in over a three year period. Lehman Brothers noted that assuming the Merger was effective as of June 30, 1998, the Merger would be significantly accretive to United HealthCare's stand-alone earnings per share ("EPS") in calendar year 1999 and 2000 when cost savings and operating synergies were taken into account. In connection with its pro forma analysis calculations, Lehman Brothers relied upon information provided by Humana regarding shares outstanding, options outstanding and weighted average exercise price of options for Humana.

    ENGAGEMENT OF LEHMAN BROTHERS. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board of Directors of Humana selected Lehman Brothers because of its expertise, reputation and familiarity with Humana in particular and the healthcare industry in general and because its investment banking professionals have substantial experience in transactions similar to the Merger.

    As compensation for its services in connection with the Merger, Humana has agreed to pay Lehman Brothers (i) a retainer of $200,000, (ii) a fee of $1,000,000 for rendering its opinion, and (iii) a fee of $5,000,000 upon consummation of the Merger, against which the prior fees would be credited. Humana also has agreed to reimburse Lehman Brothers for reasonable expenses incurred by Lehman Brothers and to indemnify Lehman Brothers and certain related persons for certain liabilities that may arise out of its engagement and the rendering of this opinion.

    Lehman Brothers is acting as financial advisor to Humana in connection with the Merger. Lehman Brothers has also performed various investment banking services for Humana in the past and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers actively trades in the securities of Humana and United HealthCare for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

THE EFFECTIVE TIME

    The Merger will become effective upon (i) the filing of the Certificate of Merger relating thereto with the Secretary of State of the State of Delaware, or
(ii) upon such later time as may be agreed upon by the parties and established under the Certificate of Merger. The Merger Agreement provides that the parties thereto will cause the Certificate of Merger to be filed as soon as practicable after the satisfaction or waiver of all conditions set forth in the Merger Agreement. See "--Conditions to the Merger."

EXCHANGE OF CERTIFICATES

    EXISTING HUMANA COMMON STOCK. Promptly after the Effective Time, United HealthCare shall deposit, or shall cause to be deposited, with Norwest Bank Minneapolis, N.A. (or such other exchange agent selected by United HealthCare with Humana's prior approval, which shall not be unreasonably withheld) (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Humana Common Stock ("Humana Certificates"), certificates representing the shares of United HealthCare Common Stock ("United HealthCare Certificates") and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to United HealthCare Common Stock to be issued or paid to holders of unsurrendered Humana Certificates upon surrender of such Humana Certificates (or affidavits of loss in lieu thereof) (such United HealthCare Certificates, together with the amount of any dividends or other distributions payable with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund").

    Promptly after the Effective Time, Humana, as the surviving corporation of the Merger, shall cause the Exchange Agent to mail to each holder of record of Humana Common Stock (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Humana Certificates shall pass, only upon delivery of the Humana Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and
(ii) instructions regarding the surrender of the Humana Certificates in exchange for United HealthCare Certificates and any unpaid dividends and other distributions and cash in lieu of fractional shares. Upon surrender of a Humana Certificate for cancellation to the Exchange Agent together with a properly completed letter of transmittal, the holder of such Humana Certificate will be entitled to receive in exchange therefor (i) a United HealthCare Certificate representing that number of whole shares of United HealthCare Common Stock that such holder is entitled to receive under the Merger Agreement and (ii) a check in the amount (after giving effect to any required tax withholdings) of any cash paid in lieu of fractional shares plus any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive under the Merger Agreement. No such exchange shall be made with respect to an affiliate of Humana unless such person has entered into an agreement as described under "--Resale of United HealthCare Common Stock Received by Humana Stockholders." No interest will be paid or accrued on any amount payable upon surrender of the Humana Certificates. In the event of a transfer of ownership of Humana Common Stock that is not registered in the transfer records of Humana, the exchange will only be completed if the Humana Certificate formerly representing such shares of Humana Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any United HealthCare Certificate is requested to be issued in a name other than the name in which the Humana Certificate surrendered in exchange thereof is registered, the person requesting such exchange must pay any transfer or other taxes required in connection with such issuance or establish to the satisfaction of United HealthCare or the Exchange Agent that such tax has been paid or is not applicable.

    HOLDERS OF HUMANA COMMON STOCK SHOULD NOT SEND IN THEIR HUMANA CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

    Notwithstanding the foregoing, no fractional shares of United HealthCare Common Stock will be issued and any holder of shares of Humana Common Stock entitled to receive a fractional share of United HealthCare Common Stock shall be entitled to receive a cash payment in lieu thereof. The payment shall equal the fraction multiplied by the average of the closing sales prices of United HealthCare Common Stock as reported on the NYSE Composite Tape over the ten trading days immediately preceding the Effective Time.

    No dividends or other distributions with respect to United HealthCare Common Stock with a record date occurring after the Effective Time will be paid to the holder of any unsurrendered Humana Certificate until the holder thereof surrenders such Humana Certificate in accordance with the terms of the Merger Agreement. After the proper surrender of a Humana Certificate, the record holder thereof will be entitled to receive any such dividends, or other distributions, without any interest thereon, which are payable with respect to shares of United HealthCare Common Stock represented by such Humana Certificate.

    Holders of unsurrendered Humana Certificates will be entitled to vote after the Effective Time at any meeting of United HealthCare shareholders the number of whole shares of United HealthCare Common Stock represented by such Humana Certificates, regardless of whether such holders have exchanged their Humana Certificates.

    Any portion of the Exchange Fund (including the proceeds of any investments thereof and any United HealthCare Common Stock) that remains unclaimed by former Humana Stockholders for one year after the Effective Time will be paid or returned to United HealthCare. Any such former Humana Stockholder who has not theretofore complied with the terms of the Merger Agreement shall thereafter look only to United HealthCare for payment of their shares of United HealthCare Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable upon due surrender of their Humana Certificates (or affidavits of loss in lieu thereof), in each case, without interest thereon.

    Notwithstanding the foregoing, none of United HealthCare, Merger Sub, the Exchange Agent or any other person will be liable to any former holders of Humana Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, Humana makes representations and warranties to United HealthCare and Merger Sub regarding, among other things, (a) its corporate organization and existence; (b) disclosure of its subsidiaries and their corporate organization and existence; (c) its capitalization; (d) its corporate power and authority to enter into, and its due authorization, execution and delivery of the Merger Agreement and the Stock Option Agreement;
(e) the Merger Agreement and Stock Option Agreement and related transactions not conflicting with its charter and bylaws, applicable law and certain material agreements; (f) required governmental and regulatory filings and approvals; (g) its filings with the Commission and other governmental entities and the contents thereof; (h) the fact that the Humana financial statements do not reflect information regarding The Humana Foundation Inc. and that the assets and liabilities of The Humana Foundation Inc. are not being transferred in connection with the Merger; (i) the absence of certain materially adverse changes in its business since December 31, 1997; (j) the absence of undisclosed legal or administrative actions or proceedings; (k) matters relating to its employee benefit plans; (l) its compliance with applicable law; (m) the applicability of state anti-takeover statutes and anti-takeover provisions of its charter and bylaws to transactions contemplated by the Merger Agreement; (n) environmental liabilities; (o) the accounting and tax treatment of the Merger; (p) the filing and accuracy of its tax returns; (q) its labor matters and practices; (r) insurance coverage; (s) intellectual property ownership and liabilities; (t) Year 2000 management information systems compliance; (u) the absence of undisclosed material contracts and the absence of defaults under its contracts; (v) its shareholders rights agreement; (w) its financial reserves relating to losses and claims; (x) brokerage and finders fees; and (y) the absence of ownership of United HealthCare capital stock by Humana and its subsidiaries.

    In addition, United HealthCare and Merger Sub make representations and warranties to Humana regarding, among other things, (a) the capitalization of Merger Sub; (b) the corporate organization and existence of United HealthCare, Merger Sub and all other subsidiaries of United HealthCare; (c) the capital structure of United HealthCare; (d) the corporate power and authority of each of United HealthCare and Merger Sub to enter into, and the due authorization, execution and delivery by each of them, of the Merger Agreement; (e) the Merger Agreement and related transactions not conflicting with their charter and bylaws, applicable law and certain material agreements; (f) required governmental and regulatory filings and approvals; (g) United HealthCare's filings with the Commission and other governmental entities and the contents thereof; (h) the absence of certain materially adverse changes in the business of United HealthCare and its subsidiaries since December 31, 1997; (i) the absence of undisclosed legal or regulatory actions or proceedings; (j) compliance with applicable law; (k) the accounting and tax treatment of the Merger; (l) United HealthCare's financial reserves relating to losses and claims; (m) brokerage and finders fees; and (n) the absence of ownership of Humana capital stock by United HealthCare and its subsidiaries.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

    Humana has agreed as to itself and its subsidiaries that prior to the Effective Time (unless United HealthCare shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by the Merger Agreement or the Stock Option Agreement):

        (1) it and its subsidiaries' businesses will be conducted in the ordinary and usual course (it being understood and agreed that nothing contained in the Merger Agreement shall permit Humana to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of Humana and its subsidiaries or entering into or engaging in new lines of business);

        (2) it and its subsidiaries will use their respective reasonable best efforts to preserve their business organization intact and maintain their existing relations and goodwill with customers, suppliers, reinsurers, agents, creditors, lessors, providers and regulators, employees and business associates;

        (3) it will not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries; (ii) amend its certificate of incorporation or by-laws or amend its shareholder rights agreement or adopt any new rights agreement or similar agreement; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) authorize, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned subsidiaries; or (v) repurchase, redeem or otherwise acquire, except in connection with any of its stock option or similar plans, or permit any of its subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

        (4) neither it nor any of its subsidiaries will (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than shares of Humana Common Stock issuable pursuant to options or pursuant to other stock bonus plans outstanding on the date of the Merger Agreement under any of Humana's stock option or similar plans and options on up to 100,000 shares of Humana Common Stock granted under stock option or similar plans after the date of the Merger Agreement to non-executive officers consistent with past practice); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its subsidiaries) or incur or modify any material indebtedness or other liability, except for immaterial encumbrances arising by operation of law; (iii) make or authorize or commit to any capital expenditures other than certain proposed expenditures disclosed to United HealthCare; or (iv) make any acquisition of, or investment in, assets or stock of any other person or entity in excess of $3 million other than passive investments not exceeding 4.99% of an entity's voting interests made, or debt securities held, in the ordinary course of business;

        (5) neither it nor any of its subsidiaries will terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any compensation or benefit plans of Humana, except as required by law, or increase the salary, wage, bonus or other compensation of any employees except increases for employees who are not elected officers of Humana occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases), and if the Merger is not consummated on or prior to December 31, 1998 and the Merger Agreement is not terminated in accordance with its terms, increases in compensation for elected officers of Humana occurring in the ordinary and usual course of business;

        (6) neither it nor any of its subsidiaries will pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business;

        (7) neither it nor any of its subsidiaries will make or change any material tax election, settle any audit, file any amended tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

        (8) neither it nor any of its subsidiaries will enter into any contract containing any provision or covenant limiting in any respect the ability of Humana or any of its subsidiary or any of their affiliates (as defined in Rule 12b-2 under the Exchange Act) to (i) sell any products or services of or to any other person, (ii) engage in any line of business (including geographic limitations) or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to Humana or any of its subsidiaries or their affiliates;

        (9) neither it nor any of its subsidiaries will enter into any new reinsurance arrangements;

       (10) neither it nor any of its subsidiaries will terminate, or amend, or modify in any material respect, any of their material contracts, other than provider contracts that are terminated or amended or modified in the ordinary and usual course of business and other than renewal of customer contracts in the ordinary and usual course of business; and Humana shall use its reasonable best efforts to keep United HealthCare advised of any anticipated termination of or material amendment or modification of any material customer or provider contract and to make available to United HealthCare certain agreements limiting Humana's ability to sell products or services to or of other persons;

       (11) neither it nor any of its subsidiaries will take any action or omit to take any action that would cause any of its representations and warranties in the Merger Agreement to become untrue in any material respect; and

       (12) neither it nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

    The Merger Agreement provides that through the Effective Time, (a) as requested by United HealthCare, Humana will confer on a regular basis with one or more representatives of United HealthCare with respect to material operational matters (including the general status of provider and customer contracts), and (b) upon the knowledge of the executive officers of Humana of any event or occurrence that is reasonably likely to result in a material adverse change in the financial condition, properties, business or results of operations of Humana and its subsidiaries taken as a whole, any material litigation or material governmental complaints, investigation or hearings (or communications indicating that the same may be contemplated), the breach in any material respect of any representation, warranty or covenant contained in the Merger Agreement, or the failure of any condition precedent to the Merger, Humana will promptly notify United HealthCare thereof.

    The Merger Agreement also provides that, upon the knowledge of the executive officers of United HealthCare of any event or occurrence that is reasonably likely to result in a material adverse change in the financial condition, properties, business or results of operations of United HealthCare and its subsidiaries taken as a whole, or the failure of any condition precedent to the Merger, United HealthCare will promptly notify Humana thereof. United HealthCare further agreed, as to itself and its subsidiaries, that through the Effective Time (unless Humana otherwise approves in writing, which approval is not to be unreasonably withheld) (i) except as publicly disclosed prior to the date of the Merger Agreement or as disclosed to Humana, United HealthCare and its subsidiaries businesses will be conducted in the ordinary and usual course; and
(ii) United HealthCare shall not authorize, declare, set aside or pay any dividend or other distribution in respect of any capital stock of United HealthCare, other than dividends from its direct or indirect wholly owned subsidiaries and regular annual dividends of $.03 per share of United HealthCare Common Stock.

    The Merger Agreement also contains various covenants by the parties, including those requiring United HealthCare and Humana (1) to recommend approval and to take all action necessary to convene a shareholders meeting of each company to vote on (a) in the case of Humana, the Merger Agreement and (b) in the case of United HealthCare, the approval of the Stock Issuance in the Merger;
(2) to take certain actions in connection with this Joint Proxy Statement-Prospectus and the Registration Statement; (3) to cooperate with the other and to use their reasonable best efforts to take all necessary actions to effect the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from all third parties and governmental entities in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement provided that, in connection with the receipt of any regulatory approval, United HealthCare shall not be required to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of United HealthCare, Humana or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Humana of any of its assets or businesses) or (ii) agree to any material conditions relating to, or material changes or restriction in, the operations of any such assets or businesses (other than routine conditions to which United HealthCare has customarily agreed to in the past); (4) to keep each other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement; (5) to refrain from taking any action that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code, and use their respective reasonable best efforts to prevent their respective affiliates from taking such action, and to use all reasonable best efforts to cure any impediment to the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; (6) to use their reasonable best efforts to cause to be delivered to the other party and its independent accountants, as of the Closing Date, their respective independent accountants letters to the effect that accounting for the Merger as a pooling-of-interests is appropriate; (7) in the case of United HealthCare, if the Closing Date is after August 31, 1998, to use its reasonable best efforts to publish as soon as practicable following the completion of the first fiscal quarter in which there has been at least 30 days of combined operations of the combined company financial results covering at least 30 days of such combined operations; (8) to use their reasonable best efforts to cause their respective independent accountants to deliver to the other party customary accountant's "comfort" letters; (9) to provide the other party with reasonable access to information regarding such party, subject to certain limitations under applicable law and agreements regarding confidentiality; (10) in the case of Humana, to exercise its reasonable best efforts to cause each person it deems to be an "affiliate" (as defined by Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting) to execute and deliver an agreement limiting such person's ability to sell, transfer or dispose of his or her shares of United HealthCare Common Stock or Humana Common Stock (the "Affiliate Letters"); (11) in the case of United HealthCare, to use its reasonable best efforts to list on the NYSE, prior to the Closing Date, the shares of United HealthCare Common Stock to be issued in the Merger, subject to official notice of issuance; (12) to consult with each other and use their reasonable best efforts to agree upon the text of any press release, subject to their respective legal obligations regarding timing of public announcements, (a) prior to issuing any such press release or otherwise making public announcements with respect to the Merger and the other transactions contemplated by the Merger Agreement, and (b) prior to making any filings with any third party or governmental entity with respect to the Merger;
(13) in the case of United HealthCare, to take all necessary actions such that at the Effective Time David A. Jones will be a director of United HealthCare; and (14) if any anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by the Merger Agreement, the Stock Option Agreement or the Voting Agreement, to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement, the Stock Option Agreement or the Voting Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

    Pursuant to the Merger Agreement, Humana has agreed that neither it nor any of its subsidiaries nor any of its or their respective officers and directors shall, and that Humana shall direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) (such officers, directors, employees, agents and representatives sometimes collectively referred to as "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries for the making of any proposal or offer or entering into any agreement with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or any equity securities of, Humana or any of its subsidiaries prior to the Effective Time (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Humana has further agreed that neither it nor any of its subsidiaries nor any of their respective officers and directors shall, and that Humana shall direct and cause its and its subsidiaries' Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, whether made before or after the date of the Merger Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in the Merger Agreement prevents Humana or the Humana Board from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Humana Board receives from the person so requesting such information an executed confidentiality agreement on terms equivalent to those agreed to between Humana and United HealthCare; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of Humana, if and only to the extent that, prior to taking any such action (i) in each such case referred to in clause (B), (C) or (D) above, the Humana Board determines in good faith after receipt of an opinion from its outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Humana Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction superior to the transaction contemplated by the Merger Agreement, taking into account, among other things, the long-term prospects and interests of Humana and its stockholders (any such superior Acquisition Proposal being referred as a "Superior Proposal"). As of the date of the Merger Agreement, Humana agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior thereto with respect to any of the foregoing. Humana has agreed to notify United HealthCare immediately (but, in any event, no less than 48 hours thereafter) if any Acquisition Proposal or inquiry related thereto is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Humana or any of its Representatives relating to an Acquisition Proposal, indicating the name of such person and the material terms and conditions of any Acquisition Proposal and thereafter shall keep United HealthCare informed, on a current basis, of the status and terms of any such Acquisition Proposal and the status of any such negotiations or discussions. Humana also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.

    United HealthCare has agreed that from and after the Effective Time, the employees of the Humana and its subsidiaries (other than employees covered by collective bargaining agreements) will be provided with benefits under employee benefit plans, such benefits to be at the option of United HealthCare, either no less favorable than those currently provided by Humana and its subsidiaries to such employees or no less favorable than the benefits that are provided by United HealthCare and its subsidiaries to their employees, taking into account the duties and responsibilities of such employees. Employees of Humana and its subsidiaries who are employees of United HealthCare on or after the Effective Time, shall be credited to the fullest extent permissible under law for purposes of eligibility and vesting with all service with Humana and its subsidiaries, to the same extent that such service was credited for such purposes by Humana, under each employee benefit plan, program, policy or arrangement of United HealthCare and its subsidiaries in which the employees are eligible to participate. If employees of Humana and its subsidiaries become eligible to participate in a medical, dental or health plan of United HealthCare, United HealthCare shall waive any pre-existing condition limitations and credit any deductibles and out-of-pocket expenses that are applicable and/or covered under Humana's plans, and are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation in United HealthCare's plans.

    United HealthCare agrees to continue the fixed profit sharing contribution feature of Humana's Retirement and Savings Plan for the period that commences at the Effective Time and continues up to and including December 31, 1999. At the Effective Time, all directors of Humana shall be deemed to be retired under its retirement policy, and United HealthCare will honor the terms of such policy. Also, as of the Effective Time, United HealthCare will honor the terms of, and assume all obligations of Humana under, those agreements of Humana with former employees of Humana and its subsidiaries whose employment terminated prior to the date hereof, which have been disclosed to United HealthCare. Humana will, at United HealthCare's request and subject to and in accordance with such plans, take appropriate actions so that from and after the Effective Time United HealthCare or any of its subsidiaries will not have any obligation to make employer contributions to Humana's Supplemental Executive Retirement Plan or the Thrift Excess Plan or to a grantor trust or other funding vehicle under either plan and no benefits will accrue from and after the Effective Time pursuant to Humana's Officers' Target Retirement Plan.

    United HealthCare will honor employment and severance agreements as in effect as of May 27, 1998 for current and former employees of Humana and its subsidiaries, provided, that United HealthCare may amend or terminate any such employment or severance agreement in accordance with its terms; and from the Effective Time until December 31, 1999, will honor the benefits under Humana's severance policy for current employees of Humana and its subsidiaries as disclosed to United HealthCare.

    In addition, United HealthCare has agreed to indemnify, or cause the Surviving Corporation to so indemnify and hold harmless to the fullest extent that United HealthCare could do so, each present and former director and officer of Humana (determined as of the Effective Time) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time to the fullest extent permitted under Delaware law. The Merger Agreement provides for similar indemnification provisions with respect to directors and officers of subsidiaries of Humana. For a period of six years after the Effective Time, United HealthCare will cause to be maintained officers and directors liability insurance ("D&O Insurance") covering certain persons covered by Humana's existing D&O Insurance policies on terms no less advantageous than such existing policies, subject to certain limitations with respect to premiums. Humana has also agreed to perform, or cause the Surviving Corporation to perform, the obligations of Humana and any of its subsidiaries under each indemnification agreement in effect as of the date of the Merger Agreement.

CONDITIONS TO THE MERGER

    The obligation of each of the parties to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of, among others, each of the following: (1) approval of the Merger Agreement and the Merger by the requisite vote of the holders of Humana Common Stock, in accordance with applicable law and the Humana certificate of incorporation and bylaws, and approval of the Stock Issuance pursuant to the Merger by the requisite vote of the holders of United HealthCare Common Stock; (2) the shares of United HealthCare Common Stock issuable to Humana Stockholders pursuant to the Merger Agreement having been authorized for listing on the NYSE upon official notice of issuance; (3) the receipt of all required governmental consents, registrations, approvals, permits and authorizations in connection with the Merger Agreement, the Stock Option Agreement and the Voting Agreement and the transactions contemplated thereby (and all required notices, reports and other filings have been made and all statutory or regulatory waiting periods have expired or been terminated); (4) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no governmental entity shall have instituted any proceeding seeking any such Order; (5) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the Commission; (6) United HealthCare shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated by the Merger Agreement; and (7) United HealthCare and Humana shall have received from Arthur Andersen LLP, United HealthCare's independent public accountants, a letter, dated the Closing Date, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if the transactions contemplated by the Merger Agreement, the Stock Option Agreement and the Voting Agreement are consummated in accordance with their terms.

    The obligations of United HealthCare and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by United HealthCare at or prior to the Effective Time of the following: (1) the representations and warranties of Humana set forth in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date);

PROVIDED, HOWEVER, that this condition shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of Humana and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of Humana to consummate the transactions contemplated by the Merger Agreement; and, provided further, that it was agreed that any change in industry conditions that would affect (on a proportionate basis) the respective results of operations of United HealthCare and its subsidiaries and Humana and its subsidiaries, in each case taken as a whole, to substantially the same degree will not be considered a material adverse effect for purposes of the representations that there have not been certain material adverse changes in the respective businesses since December 31, 1997; (2) Humana shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (3) Humana shall have obtained the consent or approval of each person whose consent or approval shall be required under any contract to which Humana or any of its subsidiaries is a party, except those the failure to obtain individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of Humana and its subsidiaries taken as a whole and except as disclosed by Humana prior to the execution of the Merger Agreement; (4) United HealthCare shall have received the opinion of Sullivan & Cromwell, counsel to United HealthCare, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of United HealthCare, Merger Sub and Humana will be a party to that reorganization within the meaning of Section 368(b) of the Code (see "--Certain Federal Income Tax Consequences"); and (5) United HealthCare shall have received an Affiliate Letter (as defined under "--Resale of United HealthCare Common Stock Received by Humana Stockholders") from each person identified as an affiliate of Humana.

    The obligation of Humana to effect the Merger is also subject to the satisfaction or waiver by Humana at or prior to the Effective Time of the following: (1) the representations and warranties of United HealthCare and Merger Sub set forth in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), PROVIDED, HOWEVER, that this condition shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of United HealthCare and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of United HealthCare to consummate the transactions contemplated by the Merger Agreement; and, provided further, that it was agreed that any change in industry conditions that would affect (on a proportionate basis) the respective results of operations of United HealthCare and its subsidiaries and Humana and its subsidiaries, in each case taken as a whole, to substantially the same degree will not be considered a material adverse effect for purposes of the representations that there have not been certain material adverse changes in the respective businesses since December 31, 1997; (2) each of United HealthCare and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (3) United HealthCare shall have obtained the consent or approval of each person whose consent or approval shall be required in order to consummate the transactions contemplated by the Merger Agreement under any contract to which United HealthCare or any of its subsidiaries is a party, except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a a material adverse effect on the financial condition, properties, business or results of operations of United HealthCare and its subsidiaries taken as a whole; and (4) Humana shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Humana, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of United HealthCare, Merger Sub and Humana will be a party to that reorganization within the meaning of Section 368(b) of the Code (see "--Certain Federal Income Tax Consequences").

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated and the Merger may be abandoned (1) at any time prior to the Effective Time, by the mutual written consent of Humana and United HealthCare by action of their respective Boards of Directors; (2) at any time prior to the Effective Time by action of the Board of Directors of either United HealthCare or Humana if (a) the Merger shall not have been consummated by the Termination Date (as hereinafter defined) (provided that this right to terminate the Merger Agreement is not available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated), (b) the approval of Humana Stockholders shall not have been obtained (provided, however, that if an Acquisition Proposal has been made by any person prior to the time of such vote, Humana may not terminate the Merger Agreement by reason of failure to receive such approval until a date that is not less than 90 days after the date of such vote) at a meeting duly convened therefor or at any adjournment or postponement thereof, (c) the approval of United HealthCare's shareholders of the Stock Issuance shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (d) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; (3) at any time prior to the Effective Time by action of the Humana Board if (a) (w) Humana is not in material breach of the Merger Agreement, (x) the Humana Board authorizes Humana to enter into an agreement with respect to a Superior Proposal and Humana gives written notice of such Superior Proposal to United HealthCare, (y) United HealthCare fails to make, within five business days after receipt of such notice, an offer that the Humana Board determines in good faith, after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account, among other things, the long-term prospects and interests of Humana and its stockholders, and (z) Humana pays to United HealthCare prior to termination of the Merger Agreement the fees described under "--Expenses and Termination Fees"; provided that Humana agreed that it will not enter into a binding agreement referred to in clause (x) until at least the sixth business day after it has provided the notice required thereby and to promptly notify United HealthCare if its intention to enter such agreement changes after giving such notice, or (b) there has been (i) a breach by United HealthCare or Merger Sub of any representation or warranty contained in the Merger Agreement that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of United HealthCare and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of United HealthCare to consummate the transactions contemplated by the Merger Agreement or (ii) a material breach by United HealthCare or Merger Sub of a covenant or agreement contained in the Merger Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Humana to United HealthCare or Merger Sub, as the case may be; (4) at any time prior to the Effective Time by action of the United HealthCare Board if (a) (i) Humana enters into a binding agreement for a Superior Proposal or the Humana Board recommends a Superior Proposal or (ii) the Humana Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or, after an Acquisition Proposal has been made, failed to reconfirm its recommendation of the Merger Agreement within five business days after a written request by United HealthCare to do so, (b) there has been (i) a breach by Humana of any representation or warranty contained in the Merger Agreement that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, business or results of operations of Humana and its subsidiaries taken as a whole or is reasonably likely to prevent or to materially burden or materially impair the ability of Humana to consummate the transactions contemplated by the Merger Agreement or (ii) a material breach by Humana of a covenant or agreement contained in the Merger Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by United HealthCare to Humana or (c) if Humana or any of its subsidiaries or Representatives takes certain actions in connection with an Acquisition Proposal. The "Termination Date" is December 31, 1998, provided, however, that on or after December 15, 1998, either United HealthCare or Humana has the right to extend such date until March 31, 1999 in order to obtain all required governmental consents.

    In the event of termination of the Merger Agreement pursuant to its terms and the abandonment of the Merger, the Merger Agreement shall become null and void and of no effect with no liability on the part of any party to the Merger Agreement (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) except (i) for the termination fee provisions and the provisions of the Merger Agreement providing for the payment of costs and expenses incurred in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement (see "--Expenses and Termination Fees"), and (ii) that, except as otherwise provided in the Merger Agreement, no such termination will relieve any party thereto of any liability or damages resulting from any breach of the Merger Agreement.

WAIVER AND AMENDMENT

    The conditions to each of the parties obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

    Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

EXPENSES AND TERMINATION FEES

    In the event that the Merger Agreement is terminated (i) by Humana in the manner described in clause (3)(a) under "--Termination of the Merger Agreement" or by United HealthCare in the manner described in clause (4)(a)(i) under "--Termination of the Merger Agreement," then Humana shall promptly, but in no event later than two days after the date of such termination or such earlier time as required by the Merger Agreement, pay United HealthCare a termination fee of $200 million (the "Termination Fee") and an amount equal to all reasonable (under the circumstances) expenses incurred by United HealthCare or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $10 million ("Expenses").

    In the event the Merger Agreement is terminated (A) by United HealthCare or Humana in the manner described in clause (2)(a) under "--Termination of the Merger Agreement," and prior to such termination an Acquisition Proposal shall have been made to Humana or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and if within 18 months of such termination, Humana enters into an agreement concerning a transaction of a type that would constitute an Acquisition Proposal (an "Alternative Transaction"), with any person (or any of its affiliates) who made an Acquisition Proposal prior to termination of the Merger Agreement, then Humana shall (x) at the time of entering into such agreement, pay to United HealthCare the Expenses and 50% of the Alternative Termination Fee (as defined below) and (y) at the time such Alternative Transaction is consummated, pay to United HealthCare the remaining 50% of the Alternative Termination Fee; (B) by United HealthCare in the manner described in clause (4)(c) under "--Termination of the Merger Agreement," then, promptly, but in no event later than two days after the date of such termination Humana shall pay United HealthCare the Expenses, and if within 18 months of such termination, Humana enters into an agreement concerning an Alternative Transaction with the person (or any of its affiliates) that triggered such termination right, Humana will (x) at the time of entering into such agreement, pay to United HealthCare 50% of the Termination Fee, and (y) at the time such transaction is consummated, pay to United HealthCare the remaining 50% of the Termination Fee; (C) by United HealthCare in the manner described in clause 4(a)(ii) under "--Termination of the Merger Agreement," then promptly, but in no event later than two days after the date of such termination or such earlier time as required by the Merger Agreement, Humana shall pay to United HealthCare the Expenses, and if within 18 months of such termination, Humana enters into an agreement concerning an Alternative Transaction with any person, Humana shall, at the time of entering into such agreement, pay to United HealthCare the Termination Fee; or (D) if an Acquisition Proposal has been made to Humana or any of its subsidiaries or any of its stockholders or any person has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter the Merger Agreement is terminated by either United HealthCare or Humana in the manner described in clause 2(b) under "--Termination of the Merger Agreement," then promptly, but in no event later than two days after the date of such termination or such earlier time as required by the Merger Agreement, Humana shall pay to United HealthCare the Expenses, and if within 18 months of such termination, Humana enters into an agreement concerning an Alternative Transaction with any person, Humana shall, at the time of entering into such agreement, pay to United HealthCare an amount equal to the Termination Fee. For purposes of the foregoing, the "Alternative Termination Fee" is an amount equal to 4% of the "Aggregate Value" of the Alternative Transaction; and "Aggregate Value" shall be determined by multiplying the average closing price of the Humana Common Stock on the NYSE Composite Tape for the five consecutive trading days after the Alternative Transaction is publicly announced (including the day the Alternative Transaction is announced if such announcement is made by noon on that day) by the number of shares of Humana Common Stock outstanding (calculated on a fully diluted basis). Nothing in the Merger Agreement, however, shall require Humana to pay the entire Termination Fee (or, if applicable, the entire Alternative Termination Fee) more than once.

    If Humana fails to promptly pay United HealthCare any required Termination Fee, Alternative Termination Fee or Expenses described above, and United HealthCare or Merger Sub commences a suit which results in a judgment against Humana for such Termination Fee, Alternative Termination Fee and/or Expenses, Humana will pay United HealthCare or Merger Sub its costs and expenses (including reasonable attorneys fees) in connection with such suit, together with interest from the date such amounts became due on the amounts owed at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

    Except as provided in the termination fee provisions described above, (a) Humana, as the Surviving Corporation, will pay all charges and expenses, including those of the Exchange Agent, in connection with all transactions relating to the exchange of Humana Certificates for United HealthCare Certificates, and United HealthCare will reimburse Humana for such charges and expenses (see "--Exchange of Certificates"), and (b) all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such expense, except that printing and mailing expenses and Commission registration fees relating to the Registration Statement and this Joint Proxy Statement-Prospectus will be shared equally by United HealthCare and Humana.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Humana and United HealthCare expect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that for federal income tax purposes no gain or loss will be recognized by any stockholder of Humana upon the receipt of United HealthCare Common Stock in exchange for Humana Common Stock pursuant to the Merger (except for the receipt of cash in lieu of a fractional share interest in United HealthCare Common Stock). The Internal Revenue Service (the "Service") has not been and will not be asked to rule upon the tax consequences of the Merger.

    The obligation of each of Humana and United HealthCare to consummate the Merger is conditioned on, among other things, the receipt by Humana of the opinion of Fried, Frank, Harris, Shriver & Jacobson and the receipt by United HealthCare of the opinion of Sullivan & Cromwell, each substantially to the effect that the Merger will qualify as a "reorganization" under Section 368(a) of the Code. In that event, subject to the limitations set forth below as to certain classes of stockholders, the Merger will have the following material federal income tax consequences:

        (a) No gain or loss will be recognized by United HealthCare, Humana or Merger Sub as a result of the Merger;

        (b) No gain or loss will be recognized by the stockholders of Humana who exchange their Humana Common Stock solely for United HealthCare Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in United HealthCare Common Stock);

        (c) The tax basis of the United HealthCare Common Stock received by Humana Stockholders who exchange all of their Humana Common Stock for United HealthCare Common Stock in the Merger will be the same as the tax basis of the Humana Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received). The holding period of the shares of United HealthCare Common Stock received will include the holding period of shares of Humana Common Stock surrendered in exchange therefor; and

        (d) A holder of shares of Humana Common Stock that receives cash in lieu of a fractional share interest in United HealthCare Common Stock in the Merger will be treated as having received such cash amount in exchange for a fractional share interest in United HealthCare Common Stock. Such a holder will recognize gain or loss as a result of such exchange in an amount equal to the cash received for the fractional share of United HealthCare Common Stock reduced by the portion of the holder's tax basis in shares of Humana Common Stock surrendered that is allocable to the fractional share interest in United HealthCare Common Stock. Such gain or loss will be capital gain or loss provided that the United HealthCare Common Stock is held as a capital asset at the Effective Time and will be long-term capital gain or loss if the holder's holding period in the fractional share interest for federal income tax purposes is more than one year. For noncorporate stockholders, long-term capital gain generally will be taxed at a rate lower than ordinary income. Under current law, the tax rate for long-term capital gain is lower if the shares have been held for more than 18 months as of the date of disposition than if the shares have been held for more than 12 months but less than 18 months as of the date of disposition. Proposed legislation would eliminate that difference. There are limits on the deductibility of losses.

    The foregoing tax opinions will be based upon certain facts and assumptions described therein and upon representations that will be made by Humana and United HealthCare. The opinions of Fried, Frank, Harris, Shriver & Jacobson and Sullivan & Cromwell will be based upon the Code, the Treasury Regulations promulgated thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. An opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected in such opinions or that such opinions will be upheld by the courts if challenged by the Service. The tax opinions cannot be relied upon if any of the factual assumptions or representations are, or later become, inaccurate. If the Merger is consummated and it is later determined that the Merger did not qualify as a tax-free reorganization, each Humana stockholder would recognize taxable gain or loss in the Merger equal to the difference between the fair market value of the United HealthCare Common Stock received at the time of the Merger and such stockholder's basis in the Humana Common Stock exchanged therefor.

    Any cash payments to which a stockholder of Humana is entitled pursuant to the Merger will be subject to backup withholding at a rate of 31% unless either
(i) the stockholder or payee provides its taxpayer identification number (social security or employer identification number) and certifies that such number is correct or (ii) an exemption from backup withholding applies under the applicable law and regulations.

    The foregoing is only a summary description of certain anticipated United States federal income tax consequences of the Merger, without regard to the particular circumstances of each Humana Stockholder. It does not discuss all of the consequences that may be relevant to stockholders of Humana entitled to special treatment under the Code (such as dealers in securities or others who use a "mark-to-market" method of accounting for gains or losses on securities transactions, exempt organizations or foreign persons) or to stockholders of Humana who acquired their Humana Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger or the exchange of shares pursuant thereto under state, local, foreign or other tax laws. In addition, this discussion assumes that stockholders of Humana hold their shares of Humana Common Stock as capital assets as defined in the Code. Each holder of Humana Common Stock is urged to consult his or her own tax and financial advisors as to the federal income tax consequences applicable to his or her own particular circumstances and also as to any state, local, foreign or other tax consequences arising out of the Merger.

    Humana has received from Fried, Frank, Harris, Shriver & Jacobson, and United HealthCare has received from Sullivan & Cromwell, such firm's opinion dated July 6, 1998, that, based upon and subject to certain representations, assumptions and limitations set forth therein, the foregoing discussion represents such firm's opinion as to the material federal income tax consequences of the Merger under currently applicable law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Boards of Directors of Humana and United HealthCare with respect to the Merger Agreement and the transaction contemplated thereby, stockholders should be aware that certain members of the management of Humana and the Board of Directors of Humana have certain interests in the Merger that are in addition to the interest of stockholders of Humana generally.

    EMPLOYMENT AGREEMENT. Gregory H. Wolf is party to an employment agreement with Humana pursuant to which Mr. Wolf serves as President and Chief Executive Officer of Humana, which agreement is affected by a change in control of Humana. United HealthCare has agreed that the Merger constitutes a change in control as defined in Mr. Wolf's employment agreement, and, in the event Mr. Wolf's employment is terminated without Good Cause or he resigns following the occurrence of certain events within a two-year period following the change in control he will be entitled to a payment equal to two and one-half times the sum of his annual salary and maximum bonus. Mr Wolf also will be entitled to receive life, health, dental, accidental death and dismemberment and disability insurance for a period of up to two years following termination. The value of the benefits to which Mr. Wolf will be entitled pursuant to this agreement in connection with any such termination or resignation is estimated to be approximately $4.5 million.

    MANAGEMENT INCENTIVE PLAN. The Humana Inc. 1997 Management Incentive Plan for Executive Management provides for payment to Mr. Wolf immediately after the Effective Time of a bonus award in an amount equal to the greater of (a) the officer's maximum award multiplied by a percentage equal to the percentage of the award that would have been earned assuming that the rate at which certain growth and profit objectives have been achieved as of the date of the change in control would have continued until the end of the applicable year or (b) the maximum bonus available to such officer multiplied by the percentage of the year completed at the time of the change in control. Based on these factors, the maximum bonus award possible under the 1997 Management Incentive Plan for Mr. Wolf would be $1,000,000.

    OFFICERS TARGET RETIREMENT PLAN. Humana's Officers' Target Retirement Plan ("OTRP"), which is a non-qualified, unfunded plan, provides supplemental retirement benefits to each officer of Humana and certain other key executives. Pursuant to the Merger Agreement, United HealthCare intends to terminate the OTRP following the Merger and has agreed to make terminating participants in the OTRP eligible for benefits under the OTRP at the Effective Time in accordance with Humana's prior practice.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND THRIFT EXCESS PLAN. The Code and regulations thereunder limit the amount of benefits which may be accrued by a participant under the Humana Retirement and Savings Plan. Humana established the Humana Supplemental Executive Retirement Plan ("SERP") and the Humana Thrift Excess Plan ("TEP") to provide for the accrual of pension benefits in an amount permissible under the Code (the "Excess Benefit"). The SERP and TEP each provide that in the event of a change in control (which includes the consummation of the Merger), the benefits accrued under the SERP and TEP will become immediately payable. Humana has also agreed to amend the SERP and the TEP prior to the Effective Time to provide that no employer contributions will be required to be made, and that no additional benefits will accrue.

    STOCK OPTION PLANS. By virtue of the Merger, all outstanding Humana Stock Options which are unexercised immediately prior to the Effective Time will become exercisable in accordance with the terms of the Humana stock plans, and, as provided in the Merger Agreement, will be assumed by United HealthCare and converted into and become stock options with respect to United HealthCare Common Stock under the same terms and conditions as were applicable under such Humana Stock Options and applicable option agreements issued thereunder. Pursuant to the Merger Agreement at and after the Effective Time each Humana Stock Option will be deemed to constitute an option to acquire the same number of shares of United HealthCare Common Stock as the holder of such Humana Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the shares otherwise purchasable pursuant to such Humana Stock Option divided by (y) the number of full shares of United HealthCare Common Stock deemed purchasable pursuant to the Humana Stock Option in accordance with the foregoing; provided, however, that in the case of any Humana Stock Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. As of July 10, 1998, there were Humana Stock Options outstanding to purchase an aggregate of 10,386,164 shares of Humana Common Stock at a weighted average price of $17.56 per share (at exercise prices ranging from $5.7980 to $26.9375 per share). Of these Humana Stock Options, Mr. Jones held 475,000 at a weighted average price of $19.15 per share (at exercise prices ranging from $18.8125 to $21.25 per share), Mr. Wolf held 884,000 at a weighted average price of $20.63 per share (at exercise prices ranging from $18.8125 to $22.6563 per share), Michael B. McCallister, Senior Vice President--Health System Management, held 416,500 at a weighted average price of $14.78 per share (at exercise prices ranging from $6.5625 to $23.4375), Jerry D. Reeves, M.D., Senior Vice President and Chief Medical Officer, held 140,000 at a weighted average price of $18.84 per share (at exercise prices ranging from $18.3125 to $20.1563), Kenneth J. Fasola, Vice President--Sales and Marketing, held 240,000 at a weighted average price of $19.65 per share (at exercise prices ranging from $18.8125 to $22.625), K. Frank Austen, M.D., Director, held 37,800 at a weighted average price of $17.75 per share (at exercise prices ranging from $10.5405 to $26.9375 per share), Michael
E. Gellert, Director, held 25,000 at a weighted average price of $21.44 per share (at exercise prices ranging from $17.625 to $26.9375 per share), John R. Hall, Director, held 40,000 at a weighted average price of $16.90 per share (at exercise prices ranging from $9.3352 to $26.9375 per share), David A. Jones, Jr., Director, held 200,000 at a weighted average price of $19.67 per share (at exercise prices ranging from $10.6875 to $26.9375 per share), Irwin Lerner, Director, held 35,000 at a weighted average price of $18.98 per share (at exercise prices ranging from $14.4375 to $26.9375 per share), and, W. Ann Reynolds, Ph.D., Director, held 40,000 at a weighted average price of

$17.01 per share (at exercise prices ranging from $9.6424 to $26.9375 per share). The 1996 Stock Incentive Plan for Employees provides that, in the event an Optionee's employment is terminated other than for cause within three years following a change in control, the options shall be exercisable for two years following termination of employment.

    Each Humana Stock Option is subject to a "Limited Right" which provides that in the event of a change in control, the optionee may elect to surrender the option in return for a payment equal to the amount by which the then current fair market value of Humana Common Stock (or United HealthCare Stock to which the option then relates) exceeds the amount equal to the exercise price of the option multiplied by the number of shares as to which the Limited Right is being exercised. The Limited Rights are exercisable for a period of thirty (30) days to seven (7) months following a change in control depending upon the terms of the Humana Stock Option agreement. As permitted under the terms of the Humana Stock Options, Humana has agreed that such Limited Right shall only be exercisable through a third party brokerage firm.

    RESTRICTED STOCK. At July 10, 1998, Mr. Wolf owned 200,000 restricted shares of Humana Common Stock granted under the Humana stock plans. Of that number of restricted shares, 33,334 restricted shares are scheduled to vest on December 1, 1998. Under the terms of the Humana stock plans, upon a change of control (which includes the consummation of the Merger), all restrictions and other conditions pertaining to such restricted shares will immediately lapse and any remaining unvested shares will be transferable and nonforfeitable.

    SEVERANCE PROTECTION AGREEMENTS. Approximately 75 Humana employees (including all executive officers) have severance pay agreements which provide that if the employee's employment is terminated without cause or there is an adverse change in such employee's responsibilities after a change in control (which term would include consummation of the Merger), such employee would be entitled to receive severance pay based upon the employee's salary, and in some instances, bonus. The severance pay is determined by multiplying the sum of such employee's annual base salary plus maximum possible bonus by one and one-half for all executive officers and by one for all other officers. The other key employees' severance pay is equal to one times base salary only. Certain insurance benefits are also available for a two-year period. See "--Employment Agreement" for information relating to Mr. Wolf's change in control provisions.

    DIRECTORS' RETIREMENT PLAN. Each director of Humana, other than Mr. Jones, will retire at the Effective Time. Each retiring director with ten years of service is entitled to elect to receive either (i) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (ii) in lieu thereof, an actuarially equivalent joint and survivor annuity payment. In addition, each retiring director also receives an annual matching charitable contribution benefit of 50% of the annual retirement benefit. Benefits are prorated for any retiring director who has not served at least ten years on the Board of Directors. United HealthCare has agreed to assume the liability for these benefits. Upon his retirement from United HealthCare's Board of Directors, David A. Jones will receive benefits under Humana's Directors Retirement Policy.

    BOARD OF DIRECTORS. Pursuant to the Merger Agreement, United HealthCare has agreed that David A. Jones will be elected a member of its Board of Directors.

    DAVID A. JONES CONSULTING AGREEMENT. At the Effective Time, David A. Jones is expected to enter into a multi-year consulting agreement with United HealthCare which will provide for certain benefits to continue for so long as Mr. Jones is a member of the Board of Directors of United HealthCare. Pursuant to the consulting agreement, Mr. Jones will receive an annual payment of $200,000 and will be provided with office staff support and space on a basis consistent with his current situation and continuation of health and dental benefits.

    RETENTION AGREEMENTS. At the request of United HealthCare, five executive officers of Humana entered into retention agreements with United HealthCare which provide that, if such officers remain employed by United HealthCare for a one-year period following the Effective Time, such officers will receive a retention bonus equal to 75% of each individual's base salary, 20% of which will be paid promptly following the Effective Time. If the individual voluntarily terminates employment within the one year period, then such individual will be subject to a non-compete agreement for a period of one year from termination with the remainder of the retention bonus paid ratably during such year. Additionally, it is currently expected that approximately 13 other officers of Humana will be offered retention agreements, although the terms of such agreements have not been determined.

STOCK OPTION AGREEMENT

    As an inducement and condition to the willingness of United HealthCare and Merger Sub to enter into the Merger Agreement, Humana, as issuer, entered into a stock option agreement with United HealthCare, as optionee, dated as of May 27, 1998 (the "Stock Option Agreement"). The Stock Option Agreement is attached as Appendix B to this Joint Proxy Statement-Prospectus.

    Pursuant to the Stock Option Agreement, Humana granted to United HealthCare an irrevocable option (the "Option") to purchase up to 33,000,000 shares of Human Common Stock (or approximately 19.9% of the number of shares of Humana Common Stock outstanding immediately prior to the exercise of the Option) (the "Option Shares") for a purchase price per share of $30.3375, subject to adjustment under certain circumstances (the "Purchase Price").

    In the event of any change in the number of issued and outstanding shares of Humana Common Stock by reason of any stock dividend, stock split, split-up, recapitalization or other change in the corporate or capital structure of Humana, the number of Option Shares subject to the Option and the Purchase Price shall be appropriately adjusted to restore United HealthCare to its rights under the Stock Option Agreement, including its right to purchase shares of Humana Common Stock representing 19.9% of the capital stock of Humana entitled to vote generally for the election of the directors of Humana which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 33,000,000. In the event of a merger or other business combination with an unrelated third party involving Humana, the Option and the Purchase Price will be appropriately adjusted so that, upon exercise of the Option, United HealthCare is entitled to receive the same merger consideration that it would have received had it exercised the Option immediately prior to such merger or other business combination.

    The Option becomes exercisable, in whole or in part, at any time or from time to time, (i) following the time the Merger Agreement is terminated (A) by either United HealthCare or Humana in the manner described in clause 2(b) under "--Termination of the Merger Agreement" if prior to such termination an Acquisition Proposal shall have been made to Humana or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or (B) by Humana in the manner described in clause 3(a) under "--Termination of the Merger Agreement" or by United HealthCare in the manner described in clause 4(a) or clause 4(c) under "--Termination of the Merger Agreement," or (ii) upon Humana's entering into an agreement, within 18 months of the termination of the Merger Agreement by either United HealthCare or Humana in the manner described in clause 2(a) under "--Termination of the Merger Agreement," concerning a transaction of a type that would constitute an Acquisition Proposal with any person (or any its affiliates) that made an Acquisition Proposal prior to termination of the Merger Agreement (collectively, the "Exercise Events").

    Pursuant to the terms of the Stock Option Agreement, United HealthCare will
(i) offset against any Termination Fee or Alternative Termination Fee, as the case may be (each hereinafter referred to as the "Fee"), or portion thereof, that becomes due and payable to United HealthCare an amount from the

Offset Account (as hereinafter defined) equal to the Fee, or portion thereof, against which the offset is to be made (but only to the extent of the amount then in the Offset Account) and (ii) with respect to a Fee, or portion thereof, that has already been paid to United HealthCare prior to exercise of the Option and that has not been fully offset pursuant to clause (i) above, remit to Humana an amount from the Offset Account equal to the amount by which the Fee, or portion thereof, that has been paid has not been offset pursuant to clause (i) above (but only to the extent of the amount then in the Offset Account); provided that in no event shall the sum of the amounts to be offset or remitted under the Stock Option Agreement be greater than the Fee. The "Offset Account" is to be equal to (A) the aggregate Fair Market Value (as hereinafter defined) of the Humana Common Stock with respect to which the Option has been exercised, minus the aggregate Purchase Price of such shares, each as determined at the time of the exercise of the Option with respect to such shares, minus (B) the sum of the amounts, if any, that have been offset or remitted pursuant to clauses (i) or (ii) above; provided that United HealthCare will not be obligated to escrow or otherwise set aside that amounts referred to above. "Fair Market Value" means, with respect to the shares of Humana Common Stock subject to the notice of exercise of the Option, the average closing price of Humana Common Stock on the NYSE Composite Tape for the five consecutive trading days immediately preceding the date on which the Option is exercised, in whole or in part, by United HealthCare with respect to such shares of Humana Common Stock.

    Humana's obligation to deliver the Option Shares upon an exercise is subject only to conditions relating to the absence of a preliminary or permanent injunction or other order issued by any federal or state court prohibiting the delivery of the Option Shares, the expiration or termination of certain regulatory or statutory waiting periods and receipt of approvals required to be obtained in connection with certain statutes or regulations relating to health benefits (collectively, the "Option Conditions").

    The Stock Option Agreement provides that if United HealthCare desires to sell any of the Option Shares within two years after the purchase of such shares and such sale requires registration of such shares under the Securities Act, Humana shall be required to cooperate with United HealthCare in registering such shares including preparing and filing a registration statement under the Securities Act for the purpose of permitting such sale of shares by United HealthCare. Humana shall not be required to have declared effective more than two such registration statements. The Stock Option Agreement further requires Humana to take steps necessary, subject to certain limitations, to obtain listing of the Option Shares on the NYSE and to effect certain other governmental filings, if any are required.

    The Option terminates and may no longer be exercised at the time of the earlier of (i) the Effective Time and (ii) one year after the date of the Exercise Event that caused the Option to become exercisable (the date referred to in clause (ii) being referred to as the "Option Termination Date") provided that, if the Option cannot be exercised or the Option Shares cannot be delivered to United HealthCare upon such exercise because the Option Conditions have not been satisfied, the termination date of the Option is extended until 30 days after such impediment to exercise or delivery has been removed but not beyond the first anniversary of the Option Termination Date.

    Arrangements such as the Stock Option Agreement are entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the optionee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Humana prior to the Merger, even if such persons might have been prepared to offer to pay consideration to Humana Shareholders that has a higher current market price than the shares of United HealthCare Common Stock to be received by such holders pursuant to the Merger Agreement.

VOTING AGREEMENT

    As an additional inducement and condition to the willingness of United HealthCare and Merger Sub to enter into the Merger Agreement, David A. Jones (the "Stockholder") entered into a voting agreement with United HealthCare dated as of May 27, 1998 (the "Voting Agreement"). The Voting Agreement is attached as Appendix C to this Joint Proxy Statement-Prospectus. The Stockholder is the Chairman of the Board and a co-founder of Humana.

    The Voting Agreement provides that the Stockholder shall vote, or if applicable, give consents with respect to, the shares of Humana Common Stock owned of record by the Stockholder at the time of the execution of the Voting Agreement (the "Stockholder Shares") (and any other shares of Humana Common Stock over which the Stockholder has voting power that are held by the Stockholder on the Humana Record Date) in favor of the Merger Agreement and the Merger in connection with any meeting or action of Humana Stockholders. The Stockholder has further agreed to grant United HealthCare an irrevocable proxy to vote in favor of the Merger Agreement and the Merger in connection with a stockholder vote at the request of United HealthCare. The Voting Agreement initially covered 5,963,778 shares of Humana Common Stock which were owned of record by the Stockholder at the time of the execution of the Voting Agreement. Subsequent to the execution of the Voting Agreement, United HealthCare consented to the transfer by the Stockholder of 200,000 of these shares to a charitable foundation, and the Stockholder made gifts of an aggregate of 200 shares of Humana Common Stock under the terms of the Voting Agreement (as discussed below). As a condition to such consent, the Stockholder agreed that, as of the Humana Record Date, he would have voting power with respect to at least 5,963,778 shares of Humana Common Stock.

    The Stockholder has further agreed, pursuant to the Voting Agreement, not to, among other things, (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect thereto, more than 1% of the Stockholder Shares, (ii) grant any proxies with respect to any Stockholder Shares, deposit any Stockholder Shares into a voting trust or enter into a voting or option agreement with respect to any of such Stockholder Shares, or (iii) directly or indirectly solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, except solely in his capacity as a director of Humana if permitted under certain limited circumstances in accordance with the Merger Agreement, engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal.

    The Voting Agreement terminates at the earlier of (i) the Effective Time and
(ii) the date the Merger Agreement is terminated pursuant to its terms.

ACCOUNTING TREATMENT

    United HealthCare and Humana intend that the Merger qualify as a pooling-of-interests for accounting and financial reporting purposes. The obligation of each of United HealthCare and Humana to consummate the Merger is conditioned upon receipt by United HealthCare and Humana of a letter from Arthur Andersen LLP, the independent public accountants of United HealthCare, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement. In addition, each of United HealthCare and Humana has agreed in the Merger Agreement to use its reasonable best efforts to cause to be delivered to the other party and its independent accountants (Arthur Andersen LLP in the case of United HealthCare and PricewaterhouseCoopers LLP in the case of Humana), as of the Closing Date, letters from their respective independent accountants to the effect that accounting for the Merger as a pooling-of-interests is appropriate. For information concerning certain restrictions to be imposed on the transferability of the United HealthCare Common Stock received by affiliates of Humana in the Merger in order, among other things, to assure the availability of pooling-of-interests accounting treatment, see "--Resale of United HealthCare Common Stock Received by Humana Stockholders."

    Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Humana and United HealthCare will be combined when the Merger becomes effective and carried forward at their previously recorded amounts, the shareholders' equity accounts of Humana and United HealthCare will be combined on United HealthCare's consolidated balance sheet, and no goodwill or other intangible assets will be created. Financial statements of United HealthCare issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Humana and United HealthCare as if the Merger had been in effect for the periods presented therein.

REGULATORY MATTERS

    Pursuant to the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given, certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and certain waiting period requirements have been satisfied. The Merger is subject to these requirements. United HealthCare and Humana each filed with the Antitrust Division and the FTC a Notification and Report form with respect to the Merger on June 12, 1998. Pursuant to the Hart-Scott-Rodino Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. On July 10, 1998, United HealthCare and Humana received a request for additional information from the Antitrust Division. This request for additional information extends the waiting period under the Hart-Scott-Rodino Act during which either the Antitrust Division or the FTC is permitted to review the transaction. The waiting period will expire on the twentieth day after the companies substantially comply with the request. The companies intend to respond promptly to the request for additional information.

    The FTC and the Antitrust Division frequently scrutinize the legality of transactions such as the Merger under the antitrust laws. At any time before or after the consummation of the Merger, the FTC or the Antitrust Division could each take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of certain assets of United HealthCare or Humana or their subsidiaries. See "RISK FACTORS--Regulatory Constraints." In addition, state Attorneys General and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

    The Merger will also require the prior approval of, or the furnishing of notice to, the appropriate regulatory authorities in the states in which Humana operates HMOs and the states in which Humana owns a domestic insurance company. In June 1998, United HealthCare filed an Application for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) or a comparable application in 11 states and the Commonwealth of Puerto Rico (and plans to file, in July 1998, an additional letter application with respect to Humana's captive insurance subsidiary domiciled in Vermont). These applications seek approval of United Healthcare's acquisition of control of Humana and Humana's insurance company and health maintenance organization subsidiaries to be effected pursuant to the Merger. The insurance and health maintenance organization laws and regulations of a number of states where the Form A filings were made generally require public hearings by the state insurance departments before such departments determine whether to grant approval of an acquisition described in the Form A filing.

    In addition to the Form A filings, in June 1998, United HealthCare filed Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (Form E) or a comparable form in four states where the Merger triggered such requirements. The Form E filings are generally reviewed within 30 days after filing with the state insurance departments. Each department, however, may require additional information on the competitive impact of a proposed acquisition.

    The Merger will also require the prior approval of the Health Care Financing Administration and state governmental agencies that administer Medicaid programs.

    There can be no assurance that the required regulatory approvals described above will be received. Moreover, if the approvals are received, there can be no assurance regarding the timing, the terms or the conditions regarding approval.

RESALE OF UNITED HEALTHCARE COMMON STOCK RECEIVED BY HUMANA STOCKHOLDERS

    The shares of United HealthCare Common Stock issuable to Humana stockholders upon consummation of the Merger have been registered under the Securities Act. Such securities may be traded freely without restriction by those stockholders who are not deemed to be "affiliates" of United HealthCare or Humana, as that term is defined in rules promulgated under the Securities Act.

    Shares of United HealthCare Common Stock received by those Humana stockholders who are deemed to be "affiliates" of Humana at the time of the Humana Special Meeting may be resold without registration under Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined operations have been published.

    Each of United HealthCare and Humana has agreed in the Merger Agreement to use its reasonable best efforts to obtain and deliver to the other party, as soon as practicable after May 27, 1998, but in no event later than the date of the respective special meetings of shareholders, signed representation letters from each person who is, in the opinion of the delivering party, an "affiliate" of such party (the "Affiliate Letters") to the effect that such persons will not, among other things, offer to sell, transfer or otherwise dispose of any of the shares of United HealthCare Common Stock distributed to them pursuant to the Merger except (i) with respect to affiliates of Humana, in compliance with Rule 145, or in a transaction that, in the opinion of counsel reasonably satisfactory to United HealthCare or as described in a "no-action" or interpretive letter from the Commission reasonably satisfactory to United HealthCare, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act, and (ii) with respects to affiliates of each of Humana and United HealthCare, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment. This Joint Proxy Statement-Prospectus does not cover resales of United HealthCare Common Stock received by persons who are deemed to be "affiliates" of Humana. No person is authorized to make use of this Joint Proxy Statement-Prospectus in connection with any such resales.

NO APPRAISAL RIGHTS

    Under the DGCL, Humana Stockholders will have no appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

    Under the MBCA, United HealthCare Shareholders will have no appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Humana will be the Surviving Corporation of the Merger and will become a wholly owned subsidiary of United HealthCare upon consummation of the Merger. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Humana immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. The stockholders of Humana will become shareholders of United HealthCare, and their rights as shareholders will be governed by the United HealthCare Second Restated Articles of Incorporation, as may be amended by the Articles Amendment, the United HealthCare bylaws and the laws of the State of Minnesota. Pursuant to the Merger Agreement, United HealthCare has agreed to take all necessary actions such that at the Effective Time David A. Jones, the Chairman of the Board and a co-founder of Humana, will be a Class III director of the United HealthCare Board with a term expiring in May 2001.

    Following the Merger, the combined enterprise will operate under the United HealthCare name and will be based in Minneapolis, Minnesota, with a significant workforce and business presence in Louisville, Kentucky. United HealthCare presently plans to integrate Humana's operations with United HealthCare's in several stages over periods ranging from less than a year to approximately 30 months after the Effective Time. United HealthCare believes that the Merger will provide annual operating synergies in numerous areas, including from consolidation of corporate overhead, merging overlapping operations, integrating and improving medical care programs and cross-selling products and services. United HealthCare is targeting improvements over time in operating costs of the combined companies of 3 percent to 5 percent and in medical costs of 0.75 percent to 1 percent, and it has estimated the Merger to be neutral to earnings in 1998 and accretive to earnings in 1999 (exclusive of transaction costs). There is no assurance that these targets and estimates will be achieved. See "RISK FACTORS--Integration of Operations Following the Merger."

                          MARKET PRICES AND DIVIDENDS

UNITED HEALTHCARE

    The United HealthCare Common Stock is listed on the NYSE under the symbol "UNH." The following table sets forth the range of high and low sales prices per share of United HealthCare Common Stock as reported on the NYSE Composite Tape, together with the per share dividends paid by United HealthCare, during the periods indicated.

                                                                                     PRICE RANGE
                                                                                ----------------------
                                                                                   HIGH        LOW       DIVIDENDS
                                                                                ----------  ----------  -----------
1996:
First Quarter.................................................................  $  69.00    $  56.125
Second Quarter................................................................     64.25       47.875    $    0.03
Third Quarter.................................................................     51.125      30.00
Fourth Quarter................................................................     49.00       35.125
1997:
First Quarter.................................................................  $  55.25    $  42.625
Second Quarter................................................................     56.75       43.75     $    0.03
Third Quarter.................................................................     60.125      47.875
Fourth Quarter................................................................     54.75       42.4375
1998:
First Quarter.................................................................  $  67.25    $  46.5625
Second Quarter................................................................     73.9375     60.50     $    0.03
Third Quarter (through July 13, 1998).........................................     66.50       62.125

    On May 27, 1998, the last trading day before United HealthCare and Humana publicly announced the execution of the Merger Agreement, the closing price per share of United HealthCare Common Stock on the NYSE Composite Tape was $64.125. On July 13, 1998, the last trading day prior to the date of this Joint Proxy Statement-Prospectus, such price was $62.75. Past price performance is not necessarily indicative of likely future price performance. Holders of United HealthCare Common Stock and Humana Common Stock are urged to obtain current market quotations for shares of United HealthCare Common Stock.

    Holders of United HealthCare Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the United HealthCare Board. United HealthCare's dividend policy, established by the United HealthCare Board in August 1990, requires the United HealthCare Board to review United HealthCare's audited consolidated financial statements following the end of each fiscal year and make a determination as to the advisability of declaring a dividend on the outstanding shares of United HealthCare Common Stock.

HUMANA

    The Humana Common Stock is listed on the NYSE under the symbol "HUM." The following table sets forth the range of high and low closing prices per share of Humana Common Stock as reported on the NYSE Composite Tape.

                                                                                                 PRICE RANGE
                                                                                            ----------------------
                                                                                               HIGH        LOW
                                                                                            ----------  ----------
1996:
First Quarter.............................................................................  $  28.75    $  24.00
Second Quarter............................................................................     26.50       17.625
Third Quarter.............................................................................     21.25       15.625
Fourth Quarter............................................................................     21.25       17.75
1997:
First Quarter.............................................................................  $  23.00    $  17.75
Second Quarter............................................................................     24.25       20.125
Third Quarter.............................................................................     24.9375     22.8125
Fourth Quarter............................................................................     24.625      18.875
1998:
First Quarter.............................................................................  $  26.375   $  19.50
Second Quarter............................................................................     31.6875     24.9375
Third Quarter (through July 13, 1998).....................................................     31.875      30.1875

    On May 27, 1998, the last trading day before United HealthCare and Humana publicly announced the execution of the Merger Agreement, the closing price per share of Humana Common Stock on the NYSE Composite Tape was $26.25. On July 13, the last trading day prior to the date of this Joint Proxy Statement-Prospectus, such price was $30.1875. Past price performance is not necessarily indicative of likely future price performance. Holders of Humana Common Stock are urged to obtain current market quotations for shares of Humana Common Stock.

    Holders of Humana Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Humana Board. No dividends have been paid on the Humana Common Stock.

                         BUSINESS OF UNITED HEALTHCARE

    United HealthCare is a national leader offering health care coverage and related services to help people achieve improved health and well-being through all stages of life. United HealthCare operates in all 50 states, the District of Columbia, Puerto Rico and internationally. United HealthCare's products and services reflect a number of core capabilities, including medical information management, health benefit administration, care coordination, risk assessment and pricing, health benefit design and provider contracting. With these capabilities, United HealthCare is able to provide comprehensive health care management services through organized health systems and insurance products, including health maintenance organizations, point-of-service plans, preferred provider organizations and managed indemnity programs. United HealthCare also offers specialized health care management services and products such as behavioral health services, workers compensation and disability services, utilization review services, specialized provider networks, employee assistance programs, and knowledge and information services.

    For further information concerning United HealthCare, see "SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNITED HEALTHCARE," "UNAUDITED PRO FORMA COMBINED FINANCIAL DATA" and "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION" herein and the United HealthCare documents incorporated by reference herein as described in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The principal executive offices of United HealthCare are located at 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 (telephone number (612) 936-1300).

                               BUSINESS OF HUMANA

    Since 1983, Humana has offered managed health care products that integrate medical management with the delivery of health care services through a network of providers. This network of providers may share financial risk or have other incentives to deliver quality medical services in a cost-effective manner. These managed health care products are marketed primarily through health maintenance organizations and preferred provider organizations that encourage or require the use of contracting providers. Humana also offers various specialty and administrative service products including dental, group life and workers compensation. In addition, Humana offers administrative services to employers who self-insure their employee health plans.

    For further information concerning Humana, see "SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HUMANA" herein and the Humana documents incorporated by reference herein as described in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The principal executive offices of Humana are located at 500 West Main Street, Louisville, Kentucky 40202 (telephone number (502) 580-1000).

                 DESCRIPTION OF UNITED HEALTHCARE CAPITAL STOCK

    The following description of the capital stock of United HealthCare does not purport to be complete and is subject, in all respects, to applicable Minnesota law and to the provisions of the United HealthCare Articles. The following description is qualified by reference to the United HealthCare Articles and the certificate of designations pursuant to which the outstanding United HealthCare preferred stock described below was issued, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement-Prospectus is a part.

UNITED HEALTHCARE COMMON STOCK

    United HealthCare is authorized by the United HealthCare Articles to issue 500,000,000 shares of Common Stock, par value $.01 per share, of which 195,162,079 shares were issued and outstanding as of July 10, 1998 and which were held of record by approximately 17,310 shareholders. As described below under "PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK," United HealthCare Shareholders will vote at the United HealthCare Special Meeting on a proposal to increase the authorized number of shares of United HealthCare Common Stock to 800,000,000.

    Holders of shares of United HealthCare Common Stock are entitled to one vote per share on all matters to be voted on by shareholders. United HealthCare shareholders are not entitled to cumulate their votes in the election of directors. The holders of United HealthCare Common Stock are entitled to receive such dividends, if any, as may be declared by the United HealthCare Board in its discretion out of funds legally available therefor. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of United HealthCare, the holders of United HealthCare Common Stock are entitled to receive on a pro rata basis all assets remaining for distribution to shareholders. Shares of United HealthCare Common Stock do not have preemptive or other subscription or conversion rights and are not subject to any redemption or sinking fund provisions. All of the outstanding shares of United HealthCare Common Stock are, and the shares of United HealthCare Common Stock to be issued as described in this Joint Proxy Statement-Prospectus will be, fully paid and nonassessable.

UNITED HEALTHCARE PREFERRED STOCK

    United HealthCare is authorized by the United HealthCare Articles to issue 10,000,000 shares of preferred stock, par value $.001 per share. The United HealthCare Board is authorized to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and terms, including sinking fund provisions and certain other rights and preferences, of the preferred stock. The United HealthCare Board can, without shareholder approval, issue shares of such preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of United HealthCare Common Stock and may have the effect of delaying, deferring or preventing a change in control of United HealthCare.

    At July 10, 1998, 500,000 shares of United HealthCare preferred stock were outstanding, designated as 5.75% Series A Convertible Preferred Stock, par value $.001 (the "Convertible Preferred Stock"). Holders of Convertible Preferred Stock are entitled to a liquidating distribution of $1,000 per share (the "Liquidation Preference"), plus any accrued dividends. The Convertible Preferred Stock ranks senior to United HealthCare Common Stock with respect to rights to receive dividends and rights to receive distributions upon the liquidation or dissolution of United HealthCare. Dividends are cumulative and payable quarterly at an annual rate of 5.75% of the Liquidation Preference. Holders of Convertible Preferred Stock are not entitled to any other dividends. The holders of Convertible Preferred Stock have the right to convert each share of such stock into a number of shares of United HealthCare Common Stock equal to the Liquidation Preference divided by a conversion price. The conversion price is $49.48, but is subject to adjustment as set forth in the certificate of designations pursuant to which the Convertible Preferred Stock was issued.

    On or after October 1, 1998, United HealthCare may redeem the Convertible Preferred Stock in whole or in part at redemption prices per share, expressed as a percentage of the Liquidation Preference, declining annually from 104.025% during the 12 month period beginning October 1, 1998 to 100.575% during the 12 month period beginning October 1, 2004. On October 1, 2005, United HealthCare must redeem the Convertible Preferred Stock then outstanding at a price per share equal to the Liquidation Preference.

    For as long as United HealthCare is in arrears on six quarterly dividends or has failed to pay any optional or mandatory redemption amount, the number of directors of United HealthCare will be increased by two, and the holders of the Convertible Preferred Stock will be entitled to elect the additional directors. The approval of 66 2/3% of the holders of the outstanding shares of Convertible Preferred Stock is required before United HealthCare may (i) create capital stock with rights to receive dividends or a liquidation preference senior to the Convertible Preferred Stock, or (ii) change any provision of the United HealthCare Articles or any certificate of designations with the effect of changing the number of authorized shares of Convertible Preferred Stock, changing the par value thereof or adversely affecting the rights and privileges of the holders of Convertible Preferred Stock. The holders of Convertible Preferred Stock otherwise have no voting rights. Holders of the Convertible Preferred Stock are not entitled to any preemptive rights to acquire shares of United HealthCare capital stock. United HealthCare may only repurchase, redeem or retire United HealthCare Common Stock if full cumulative dividends on the Convertible Preferred Stock have been paid, or declared and set apart for payment. All of the outstanding shares of Convertible Preferred Stock are fully paid and nonassessable.

SPECIAL VOTING RIGHTS

    United HealthCare Shareholders are entitled to certain "supermajority" voting rights as described below under "COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE COMMON STOCK AND HUMANA COMMON STOCK--Charter Provisions Relating to Business Combinations," "--Number of Directors, Vacancies and Newly Created Directorships," "--Classification of Board" and "--Removal of Directors."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the United HealthCare Common Stock is Norwest Bank Minnesota, N.A., Minneapolis, Minnesota.

            COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE
                      COMMON STOCK AND HUMANA COMMON STOCK

GENERAL

    Humana is a Delaware corporation, subject to the provisions of the DGCL. United HealthCare is a Minnesota corporation, subject to the provisions of the MBCA. Stockholders of Humana will, upon consummation of the Merger, become shareholders of United HealthCare. The rights of such shareholders as shareholders of United HealthCare will then by governed by the United HealthCare Articles and the United HealthCare Bylaws and by the MBCA.

    The following discussion of certain material differences between the rights of Humana Stockholders under the Restated Certificate of Incorporation of Humana (the "Humana Certificate of Incorporation") and the bylaws of Humana (the "Humana Bylaws") and the DGCL, on the one hand, and the rights of United HealthCare Shareholders under the United HealthCare Second Restated Articles of Incorporation (the "United HealthCare Articles") and the bylaws of United HealthCare (the "United HealthCare Bylaws") and the MBCA, on the other hand, is only a summary of certain provisions thereof and does not purport to be a complete description of such differences. The following summary does not reflect any rules of the NYSE that may apply to Humana and United HealthCare in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the MBCA, the respective common laws of Delaware and Minnesota and the full texts of the governing corporate instruments of each corporation, to which shareholders are referred.

STATUTORY PROVISIONS RELATING TO BUSINESS COMBINATIONS

    HUMANA. Under the DGCL, a corporation is prohibited from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder, or an interested stockholder's affiliates and associates, for a three year period beginning on the date a stockholder becomes an "interested stockholder" by acquiring 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if, prior to such persons becoming an interested stockholder, the board of directors gives prior approval to the business combination or the transaction in which the person becomes an interested stockholder, the interested stockholder acquires at one time 85% of the corporation's stock (excluding shares held by management or employee stock plans in which employees do not have the effective power to tender stock) or, following the date on which such person becomes an interested stockholder, the business combination is approved by the board of directors and is authorized at a meeting of stockholders by the holders of at least 66 2/3% of the outstanding voting stock, excluding shares owned by the interested stockholder.

    UNITED HEALTHCARE. The MBCA includes a similar provision restricting business combinations between a corporation and certain interested shareholders. However, as permitted by the MBCA, the United HealthCare Bylaws provide that this statutory provision shall not apply to United HealthCare. The MBCA also includes a provision restricting certain "control share acquisitions" of Minnesota corporations. However, as permitted by the MBCA, the United HealthCare Articles provide that this statutory provision shall not apply to United HealthCare.

CHARTER PROVISIONS RELATING TO BUSINESS COMBINATIONS

    HUMANA. The Humana Certificate of Incorporation provides that the affirmative vote of 75% of the outstanding shares of Humana entitled to vote is required in order to approve (i) any merger or consolidation of Humana with or into a Related Company or an affiliate of a Related Company; (ii) the sale or lease of all or substantially all of the assets of Humana to a Related Company or an affiliate of a Related Company; or (iii) the sale or lease to Humana or any subsidiary of any assets of a Related Company or an affiliate of a Related Company in exchange for equity securities of Humana. For purposes of this provision, a "Related Company" in respect of a given transaction is any company, person or other entity which by itself or together with its affiliates or associates (as defined in the Humana Certificate of Incorporation) is the beneficial owner (as defined in the Humana Certificate of Incorporation), directly or indirectly, of more than 5% of any class of equity securities of Humana as of the record date for the determination of stockholders entitled to vote on such transaction.

    The Humana Certificate of Incorporation provides that this 75% voting requirement shall not be applicable to a transaction if the Humana Board approves the transaction prior to the time that the Related Company or affiliate became a holder of more than 5% of any class of equity securities of Humana. The Humana Certificate of Incorporation also provides that this 75% voting requirement is in addition to the requirements of the DGCL and shall not be amended or repealed without the affirmative vote of 75% of the outstanding stock of Humana entitled to vote thereon. While United HealthCare could have been deemed a Related Company by reason of the Option, the Humana Board took all appropriate action so that the 75% voting requirement will not apply to the Merger.

    UNITED HEALTHCARE. The United HealthCare Articles provide that the affirmative vote of 66 2/3% of the outstanding shares of capital stock of United HealthCare is required in order to approve any business combination of United HealthCare with any related person. For purposes of this provision, a "business combination" includes (i) any merger or consolidation of United HealthCare or a subsidiary with or into a related person; (ii) any sale, lease, exchange, transfer or other disposition, in one transaction or a series of related transactions, of all or any substantial part (as defined in the United HealthCare Articles) of the assets of United HealthCare or a subsidiary, to a related person; (iii) any merger or consolidation of a related person with or into United HealthCare or a subsidiary; (iv) any sale, lease, exchange, transfer or other disposition, in one transaction or a series of related transactions, of all or any substantial part of the assets of a related person to United HealthCare or any subsidiary; (v) the issuance of any securities of United HealthCare or a subsidiary to a related person; (vi) any reclassification, recapitalization or other transaction that would have the effect of increasing the voting power of a related person; and (vii) any agreement or arrangement providing for any of the foregoing transactions. For purposes of this provision, a "related person" is any individual, corporation, partnership or other person or entity which, together with its affiliates and associates (as defined in rules under the Exchange Act) beneficially owns (as defined in such rules) in the aggregate 20% or more of the outstanding United HealthCare Common Stock, and any affiliate or associate of any such individual, corporation, partnership or other person or entity.

    The United HealthCare Articles provide that this 66 2/3% voting requirement shall not apply if (i) the continuing directors of United HealthCare by a two-thirds vote either expressly approve in advance the acquisition of shares of United HealthCare Common Stock that caused the related person to become a related person, or approve the business combination prior to the related person becoming a related person; (ii) the business combination is solely between United HealthCare and a wholly owned subsidiary; or (iii) the business combination is a merger or consolidation and the cash or fair market value as determined by the United HealthCare Board of the property, securities and other consideration to be received per share by the holders of United HealthCare Common Stock in the business combination is not less than the highest price per share paid by the related person in acquiring any of its holdings of United HealthCare Common Stock. For purposes of (i), "continuing directors" include directors who were members of the United HealthCare Board immediately prior to the time that the related person involved in a business combination became a related person. The United HealthCare Articles also provide that this 66 2/3% voting requirement may not be amended, altered, changed or repealed without the affirmative vote of 66 2/3% of the outstanding shares of capital stock of United HealthCare entitled to vote generally in the election of directors.

SHAREHOLDERS RIGHTS PLAN

    HUMANA. In order to implement a shareholders rights plan, the purpose of which is to deter takeover initiatives not considered to be in the best interests of Humana Stockholders, on March 5, 1987, the Humana Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Humana Common Stock. The dividend was paid to stockholders of record on March 16, 1987, and is payable with respect to Humana Common Stock issued thereafter until (and in certain cases after) the Distribution Date (as defined below). The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement dated as of February 14, 1996, as amended (the "Rights Agreement"), between Humana and The Bank of Louisville (formerly known as Mid-America Bank of Louisville & Trust Company), a copy of which is incorporated by reference as an exhibit to Humana's Annual Report on Form 10-K for the year ended December 31, 1997. This summary of the Rights is qualified in its entirety by reference to the Rights Agreement.

    Except as set forth below, when each Right becomes exercisable, it entitles the holder to purchase from Humana 1/100 of a share of Series A Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), at a price of $145.00 per 1/100 of a Preferred Share (the "Purchase Price"). The Rights are attached to all certificates representing outstanding Humana Common Stock, and no separate Right Certificates have been distributed. The Rights will separate from the Humana Common Stock on the earliest to occur of (i) the first date of public announcement that a person or "group" (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Humana Common Stock (except pursuant to a Permitted Offer, as defined below); or (ii) 10 business days (or such later date as the Humana Board may determine) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earliest of such dates, the "Distribution Date"). The first date of public announcement that a person or group has become an Acquiring Person is the "Shares Acquisition Date."

    Until the Distribution Date, the Rights will be transferred with and only with shares of the Humana Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates for Humana Common Stock upon transfer or new issuance of Humana Common Stock will continue to contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate Rights Certificates evidencing the Rights will be mailed to holders of record of the Humana Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Humana Common Stock issued after the Distribution
Date), and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire on February 14, 2006, unless earlier redeemed by Humana.

    If any person becomes an Acquiring Person, each holder of a Right will have (subject to the terms of the Rights Agreement) the right (the "Flip-In Right") to receive upon exercise the number of shares of Humana Common Stock, or, in the discretion of the Humana Board, of 1/100 of a Preferred Share (or, in certain circumstances, other securities of Humana) having a value (immediately prior to such triggering event) equal to two times the Purchase Price; provided, that following the occurrence of the event described above, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. A "Permitted Offer" is a tender or exchange offer for all Humana Common Stock which is at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by a majority of Disinterested Directors (as defined below) to be adequate and otherwise in the best interests of Humana and its stockholders (other than the person or any affiliate or associate thereof on whose basis the offer is being made). "Disinterested Directors" are directors of Humana who are not officers of Humana and who are not Acquiring Persons or affiliates or associates thereof, or representatives of any of them, or any person who was directly or indirectly proposed or nominated as a director of Humana by a Transaction Person (as defined below).

    If, at any time following the Shares Acquisition Date, (i) Humana is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Humana Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of Humana's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate thereof, or certain others in which such persons have an interest, or others acting on behalf of or in concert with such persons, or, if in such transaction all holders of Humana Common Stock are not treated alike, then each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price. The Purchase Price payable, and the number of 1/100 of a Preferred Share or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in specified circumstances.

    Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $20.00 per share but, if greater, will be entitled to an aggregate dividend per share of 100 times the dividend declared per share of Humana Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000.00 per share but will be entitled to an aggregate payment per share of 100 times the aggregate payment made per share of Humana Common Stock. Each Preferred Share will have one vote, voting together with the Humana Common Stock. These rights are protected by customary antidilution provisions. If the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to at least six full quarterly dividends, the holders of the Preferred Shares will have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Humana Common Stock until all dividends in default on the Preferred Shares have been paid in full and dividends for the current dividend period declared and funds therefor set apart.

    At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, Humana may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Humana Board. Additionally, Humana may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price after the triggering of the Flip-In Right and before the expiration of any period during which the Flip-In Right may be exercised in connection with a merger or other business combination transaction or series of transactions involving Humana in which all holders of Humana Common Stock are treated alike but not involving a Transaction Person (as defined below). Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    If a majority of the directors serving on the Humana Board following a meeting of stockholders or stockholder action by written consent are not nominated by the Humana Board serving immediately prior to such meeting or action, then for 365 days following such meeting or action the Rights may not be redeemed if such redemption is reasonably likely to facilitate a combination or sale of assets or earning power (a "Transaction") with an Acquiring Person or affiliate or associate thereof who has directly or indirectly proposed or nominated a member of the Humana Board who is in office at the time the Transaction is being considered (a "Transaction Person"). The Rights may not be redeemed thereafter if during such 365 day period Humana enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the redemption is reasonably likely to facilitate a Transaction with a Transaction Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Humana, including, without limitation, the right to vote or to receive dividends.

    At the time the Merger Agreement was approved, the Humana Board amended the Rights Agreement to provide that United HealthCare shall not be deemed an Acquiring Person, the Distribution Date and the Share Acquisition Date shall each not be deemed to have occurred and the Rights will not separate from the shares of Humana Common Stock or otherwise become exercisable as a result of entering into the Merger Agreement, the Stock Option Agreement or the Voting Agreement or as a result of consummation of the Merger or the other transactions contemplated thereby.

    UNITED HEALTHCARE. United HealthCare has not adopted a shareholders rights plan.

DISSENTERS RIGHTS OF APPRAISAL

    HUMANA. Under the DGCL, dissenters rights of appraisal are available in connection with certain statutory mergers or consolidations, or sales of all or substantially all of the assets of the corporation. Appraisal rights under the DGCL are not available, however, if the corporation's stock is (prior to the relevant transaction) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, or if the corporation will be the surviving corporation in a merger in which the DGCL does not require a vote of the corporation's stockholders; provided that, notwithstanding the foregoing, appraisal rights are available if the merger or consolidation requires stockholders to exchange their stock for anything other than shares of the surviving or resulting corporation, shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 shareholders, cash in lieu of fractional shares of any such corporation, or a combination of such shares and cash. The Humana Certificate of Incorporation does not grant any appraisal rights in addition to the rights provided under the DGCL.

    UNITED HEALTHCARE. The MBCA makes appraisal rights available to dissenting shareholders in the event of (i) an amendment of the articles of incorporation that materially and adversely affects the rights and preferences of the shares of the dissenting shareholder in certain specified respects; (ii) a sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation; (iii) a plan of merger to which the corporation is a party, unless (subject to certain exceptions) the corporation is the surviving corporation; (iv) certain plans of exchange of shares to which the corporation is a party; or (v) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares. The United HealthCare Articles and United HealthCare Bylaws do not grant any other dissenters rights.

NUMBER OF DIRECTORS, VACANCIES AND NEWLY CREATED DIRECTORSHIPS

    HUMANA. Under the DGCL, the number of directors is fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment to the certificate of incorporation. Unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

    The Humana Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Humana Board or stockholders, but in no event shall such number be less than three or more than 15. The Humana Bylaws also provide that if any vacancy occurs on the Humana Board by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office, though less than a quorum. If the whole board shall resign, the board, prior to such resignations, may elect their successors.

    UNITED HEALTHCARE. Under the MBCA, the number of directors shall be fixed by or in the manner provided in the articles or bylaws. The number of directors may be increased or, subject to an exception where a corporation has adopted cumulative voting (unlike United HealthCare), decreased at any time by amendment to or in the manner provided in the articles or bylaws. Unless otherwise provided in the articles or bylaws, (i) vacancies on the board resulting from the death, resignation, removal or disqualification of a director may be filled by a majority of the remaining directors, although less than a quorum; and (ii) vacancies on the board resulting from newly created directorships may be filled by a majority of the directors serving at the time of the increase.

    The United HealthCare Bylaws provide that the United HealthCare Board shall consist of one or more members, and the number of directors may be increased or decreased from time to time by resolution of a majority of the United HealthCare Board or the holders of at least 66 2/3% of the capital stock of United HealthCare entitled to vote. The United HealthCare Bylaws also provide that (i) vacancies on the United HealthCare Board resulting from death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors, although less than a quorum; and (ii) newly created directorships resulting from an increase in the authorized number of directors by action of the United HealthCare Board may be filled by a two-thirds vote of the directors serving at the time of the increase.

    As described above under "DESCRIPTION OF UNITED HEALTHCARE CAPITAL STOCK-- United HealthCare Preferred Stock," in the event of certain dividend arrearages or failures to pay redemption amounts with respect to United HealthCare's Convertible Preferred Stock, the number of directors of United HealthCare will be increased by two, and the holders of the Convertible Preferred Stock will be entitled to elect the additional directors. If a vacancy occurs among the directors so elected by holders of Convertible Preferred Stock, the remaining director elected by the holders of the Convertible Preferred Stock (or such director's successor) may choose a successor.

CLASSIFICATION OF BOARD

    A classified board of directors is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process.

    HUMANA. The DGCL permits, but does not require, a classified board of directors, with the terms of any such classes to be provided for in the certificate of incorporation or bylaws. The Humana Certificate of Incorporation and Humana Bylaws do not provide for a classified board of directors.

    UNITED HEALTHCARE. Under the MBCA, directors may be divided into classes as provided in the articles or bylaws. The United HealthCare Articles provide for the United HealthCare Board to be divided into three classes, as nearly equal in number as possible, with directors serving three year terms and the term of office of one class expiring at each annual meeting of shareholders. The United HealthCare Articles also provide that this provision may not be amended, altered, changed or repealed without the affirmative vote of the holders of 66 2/3% of the outstanding shares of United HealthCare Common Stock. The United HealthCare Bylaws provide that in the case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equal as possible, as determined by the affirmative vote of a majority of the entire United HealthCare Board or by the holders of 66 2/3% of the capital stock of United HealthCare entitled to vote, considered as one class.

REMOVAL OF DIRECTORS

    HUMANA. The DGCL provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to exceptions for corporations which (unlike Humana) have adopted classified boards or cumulative voting. The Humana Bylaws contain a provision to like effect.

    UNITED HEALTHCARE. The MBCA provides that, unless otherwise provided in a corporation's articles or bylaws, a director may be removed at any time, with or without cause, (i) by a majority of the remaining directors if the director being removed was named by the board to fill a vacancy and shareholders have not since elected directors, or (ii) by shareholders by affirmative vote of the proportion or number of the voting power of the shares of the class or series the director represents sufficient to elect them (except in the case of corporations which, unlike United HealthCare, have adopted cumulative voting). The United

HealthCare Bylaws provide that any or all of the United HealthCare directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding 66 2/3% of the shares entitled to vote at an election of directors or the affirmative vote of 67% of the directors in office at the time such vote is taken.

    Any director elected by the holders of United HealthCare's Convertible Preferred Stock in the event of certain dividend arrearages or failures to pay redemption amounts with respect to such stock may be removed at any time, with or without cause, only by a majority of the votes to which holders of the outstanding shares of Convertible Preferred Stock (voting as a separate class) are entitled.

ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS FOR DIRECTORS AND SHAREHOLDER
  PROPOSALS

    HUMANA. The Humana Bylaws require that in order to nominate persons to the Humana Board at an annual or special meeting of stockholders, a stockholder must provide advance written notice to the secretary of Humana, which notice must contain detailed information specified in the Humana Bylaws. This notice must be delivered to or mailed and received at Humana's principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the stockholder meeting at which directors are to be elected; provided, that if less than 70 days notice or prior public disclosure of such scheduled date is given or made to stockholders, the stockholder's notice must be so delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

    The Humana Bylaws also require that in order to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to the secretary of Humana, which notice must contain detailed information specified in the Humana Bylaws. This notice must be delivered to or mailed and received at Humana's principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the annual stockholder meeting at which the proposal is to be presented; provided, that if less than 70 days notice or prior public disclosure of such scheduled date is given or made to stockholders, the stockholder's notice must be so delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

    UNITED HEALTHCARE. The United HealthCare Bylaws provide that in order to nominate persons to the United HealthCare Board at any annual meeting of shareholders, a shareholder must provide advance written notice to the secretary of United HealthCare, which notice must contain detailed information specified in the United HealthCare Bylaws. This notice must be received at United HealthCare's principal executive offices not less than 60 days prior to the date of such annual meeting.

    The United HealthCare Bylaws also require that in order to present a proposal for action by shareholders at an annual meeting of shareholders, a shareholder must provide advance written notice of the proposal to the secretary of Humana not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 70 days prior to the date of the meeting, in which event shareholders must deliver such notice not later than the tenth day following the earlier of the day on which notice of the annual meeting was mailed or public disclosure of the meeting date was made.

AMENDMENTS TO CHARTER AND BYLAWS

    HUMANA. Under the DGCL, a corporation's certificate of incorporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority (or such greater proportion as is specified in the corporation's certificate of incorporation) of the outstanding shares entitled to vote and a majority (or such greater proportion) of the outstanding stock of each class entitled to vote thereon as a class. The holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

    The DGCL reserves the power to amend or repeal the bylaws exclusively to stockholders unless the certificate of incorporation also confers such power upon the directors. If the certificate of incorporation confers such power upon the directors, the stockholders nevertheless retain the power to adopt, amend or repeal bylaws.

    The Humana Certificate of Incorporation provides that the Humana Board at any regular or special meeting, and the stockholders at any annual meeting, have the power to make, alter, amend and repeal the Humana Bylaws; provided, that bylaws made or adopted by stockholders pursuant to the powers reserved to stockholders in the Humana Certificate of Incorporation shall not be subject to alteration or repeal by the Humana Board and that the Humana Board or stockholders shall not authorize the election of directors by cumulative voting or classify directors except by unanimous approval of the stockholders.

    The Humana Bylaws provide that the Humana Bylaws may be amended, altered or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of stock of Humana entitled to vote at any annual or special meeting, or by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present.

    UNITED HEALTHCARE. Under the MBCA, a corporation's articles of incorporation may be amended by shareholders by affirmative vote of the greater of (i) a majority (or such greater proportion as is specified in the corporation's articles of incorporation) of the voting power of the shares present and entitled to vote on an item, or (ii) a majority (or such greater proportion) of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting. The MBCA also entitles holders of shares of a class or series to vote as a separate class or series on any amendment, whether or not entitled to vote thereon by the articles of incorporation, which would take specified actions affecting such class or series.

    The MBCA grants the power to adopt and amend bylaws to the board of directors unless the power is reserved for shareholders in the articles. However, after the adoption of initial bylaws, the board of a Minnesota corporation may not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications or terms of office, except that the board may adopt or amend a bylaw to increase the number of directors.

    The MBCA requires that a resolution proposed by the holders of 3% or more of the voting power of shares calling for adoption, amendment or repeal of a corporation's articles or bylaws must be presented to shareholders. The MBCA provides that this requirement does not apply to a reporting corporation under the Federal securities laws, such as United HealthCare, to the extent that the requirement is inconsistent with such laws or rules thereunder.

    As described above under "--Charter Provisions Relating to Business Combinations" and "--Classification of Board," the United HealthCare Articles require a "supermajority" vote by shareholders in order to amend certain provisions of the United HealthCare Articles. The United HealthCare Bylaws authorize the United HealthCare Board to alter or amend the United HealthCare Bylaws by a vote of the majority of the whole United HealthCare Board, subject to the statutory limitations described above.

SHAREHOLDER MEETINGS

    HUMANA. The DGCL requires corporations to hold annual stockholder meetings to elect directors, unless directors are elected by written consent in lieu of an annual meeting. The DGCL provides that special stockholder meetings may be called by the board of directors or by such persons as are authorized in a corporation's certificate of incorporation or bylaws.

    The Humana Bylaws provide that the Humana Board, the chairman of the board, the chief executive officer or the president of Humana may call special stockholder meetings. The Humana Bylaws also require a special stockholder meeting to be called whenever shareholders owning 25% of the outstanding voting shares of Humana make a written request therefor. Any such request shall state a proper purpose or purposes and be delivered to the chairman of the board, the chief executive officer or the president.

    UNITED HEALTHCARE. The MBCA does not require corporations to hold annual shareholder meetings. However, if a regular meeting of shareholders has not been held during the immediately preceding 15 months, shareholders holding 3% of the voting power of all shares entitled to vote may require that a regular meeting of shareholder be held. The MBCA also provides that special shareholder meetings may be called by a corporation's chief executive office or chief financial officer; by two or more directors; by a person authorized in the articles or bylaws to call special meetings; or by shareholders holding 10% or more of the voting power of all shares entitled to vote (25% in the case of a special meeting called for the purpose of considering any action to facilitate or effect a business combination).

    The United HealthCare Articles contemplate annual shareholder meetings in their provisions relating to classification of the United HealthCare Board. See "--Classification of Board" above. The United HealthCare Bylaws contain provisions relating to the calling of special shareholder meetings which mirror the statutory provisions described above.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    HUMANA. The DGCL provides that, unless otherwise provided in a corporation's certificate of incorporation, stockholders may take action by written consent signed by the holders of shares having that number of votes that would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DGCL provides that such action by written consent may be taken without prior notice.

    The Humana Bylaws require that any stockholder seeking to have stockholders take action by written consent shall, by written notice to the secretary of Humana, request the Humana Board to fix a record date for determining stockholders entitled to provide such consent. If the Humana Board fails to establish such a record date within 10 days of the date on which such a request is received, the Humana Bylaws provide that such record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Humana at the place specified in such bylaws or, if prior action is by the Humana Board is required for such action, the close of business on the date on which the Humana Board adopts a resolution taking such prior action.

    UNITED HEALTHCARE. The MBCA and the United HealthCare Bylaws provide that shareholders may take action by written consent signed by all of the shareholders entitled to vote on that action. They do not permit shareholders to take action by written consent signed by fewer than all such shareholders.

DIVIDENDS

    HUMANA. The DGCL provides that a corporation may declare and pay dividends on its capital stock either (i) out of its surplus, as defined in and computed in accordance with the DGCL, or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, if the capital of the corporation, computed in accordance with the DGCL, has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, no dividends may be declared or paid out of such net profits until such deficiency has been repaired.

    UNITED HEALTHCARE. The MBCA provides that a corporation may declare and pay a dividend or other distribution (as defined in the MBCA) only if the board determines that the corporation will be able, and the corporation in fact is able, to pay its debts in the ordinary course of business after paying the dividend or other distribution. Under the MBCA, a dividend or other distribution may be paid to the holders of a class or series of shares only if (i) all amounts payable to the holders of shares having a preference for the payment of that kind of distribution are paid, and (ii) the payment of the distribution does not reduce the remaining net assets of the corporation below the aggregate liquidation preference of shares having a liquidation preference, unless the distribution is made to those shareholders in the order and to the extent of their respective priorities.

         PROPOSAL TO INCREASE AUTHORIZED UNITED HEALTHCARE COMMON STOCK

    The United HealthCare Board has approved, and recommends that United HealthCare shareholders approve, the Articles Amendment to the United HealthCare Articles to increase the number of authorized shares of United HealthCare Common Stock from 500,000,000 shares to 800,000,000 shares. The principal purpose and effect of the Articles Amendment will be to authorize additional shares of United HealthCare Common Stock that may be issued upon the approval of the United HealthCare Board without shareholder approval. Although the United HealthCare Board recommends that United HealthCare Shareholders vote "FOR" the Articles Amendment, consummation of the Merger is not conditioned upon such approval. If such approval is obtained, however, the Articles Amendment will become effective only upon consummation of the Merger.

    As of the United HealthCare Record Date, there were 195,162,079 shares of United HealthCare Common Stock outstanding and an additional 36,450,077 shares reserved for issuance. After giving effect to the Merger and the issuance and reservation of shares in connection therewith, a total of approximately 320,276,000 shares of United HealthCare Common Stock will be outstanding or reserved for issuance. Accordingly, after giving effect to the Merger and before giving effect to the Articles Amendment, approximately 179,724,000 unissued and unreserved shares of United HealthCare Common Stock would be available for future issuance. If the Articles Amendment is approved, the number of unissued and unreserved shares of United HealthCare Common Stock available for future issuance after giving effect to the Merger would increase to approximately 479,724,000.

    The United HealthCare Board is recommending approval of the Articles Amendment in order ensure that a sufficient number of shares of United HealthCare Common Stock remains available following the Merger for general corporate purposes, including issuances pursuant to employee stock plans, stock dividends, and possible future acquisitions and issuances for the purpose of raising additional capital. There are no present plans, understandings or agreements for issuing a material number of additional shares of United HealthCare Common Stock. However, if such plans, understandings or agreements were formulated or reached in the future in connection with an action or transaction which would not otherwise require approval by holders of United HealthCare capital stock, it could become necessary for the United HealthCare Board to call a special meeting of shareholders in order to authorize an increase in the number of authorized shares of United HealthCare Common Stock. The United HealthCare Board believes that it would not be in shareholders' best interests for United HealthCare to bear the expense and inconvenience of such a special meeting, and accordingly is recommending that such an increase be approved at the United HealthCare Special Meeting which must be held in any event in order to consider and act upon the Merger.

    The additional shares of United HealthCare Common Stock for which authorization is sought would be a part of the existing class of United HealthCare Common Stock and, if and when issued, would have the same rights and privileges as the shares of United HealthCare Common Stock presently outstanding. Such additional shares would not (and the shares of United HealthCare Common Stock presently outstanding do not) entitle holders to preemptive or cumulative voting rights.

    The issuance of shares of United HealthCare Common Stock, including the additional shares that would be authorized if the Articles Amendment is adopted, may dilute the present equity ownership position of current holders of United HealthCare Common Stock and may be made without shareholder approval, unless otherwise required by applicable law or by stock exchange regulation. Under existing NYSE regulations, approval of the holders of a majority of the shares of United HealthCare Common

Stock would nevertheless be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of United HealthCare Common Stock, other than in a public offering for cash, if (i) the United HealthCare Common Stock (including securities convertible into United HealthCare Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such United HealthCare Common Stock, (ii) the number of shares of United HealthCare Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the United HealthCare Common Stock or (iii) the issuance would result in a change of control of United HealthCare. Under the MBCA, approval by the holders of a majority of the shares of United HealthCare capital stock entitled to vote would nevertheless be required in connection with a merger in which United HealthCare is the surviving corporation if (a) the voting power of the outstanding shares of United HealthCare entitled to vote immediately after the merger, plus the voting power of the shares of United HealthCare entitled to vote issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, would exceed by more than 20%, the voting power of the outstanding shares of United HealthCare entitled to vote immediately before the transaction, or (b) the number of "participating shares" (as defined in the MBCA) of United HealthCare immediately after the merger, plus the number of participating shares of United HealthCare issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, would exceed by more than 20%, the number of participating shares of United HealthCare immediately before the transaction.

    The Articles Amendment could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of United HealthCare Common Stock, to acquire control of United HealthCare with a view of consummating a merger, sale of all or any part of United HealthCare's assets, or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity.

    The United HealthCare Board recommends that United HealthCare Shareholders vote "FOR" approval of the Articles Amendment to increase the number of authorized shares of United HealthCare Common Stock to 800,000,000 shares. Assuming the presence of a quorum, the approval of the holders of the greater of
(i) a majority of the number of shares of United HealthCare Common Stock present and entitled to vote at the United HealthCare Special Meeting, or (ii) a majority of the minimum number of shares of United HealthCare Common Stock entitled to vote at the United HealthCare Special Meeting that would constitute a quorum for the transaction of business at the meeting (a quorum being a majority of the outstanding shares of United HealthCare Common Stock as of the United HealthCare Record Date), is required in order to approve the Articles Amendment.

                                 LEGAL OPINIONS

    The validity of the shares of United HealthCare Common Stock offered hereby will be passed upon for United HealthCare by David J. Lubben, Esq., General Counsel of United HealthCare.

    The Merger Agreement provides that, as a condition to United HealthCare's obligation to consummate the Merger, United HealthCare shall receive the opinion of Sullivan & Cromwell, counsel to United HealthCare, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of United HealthCare, Merger Sub and Humana will be a party to that reorganization within the meaning of Section 368(b) of the Code. The Merger Agreement also provides that, as a condition to Humana's obligation to consummate the Merger, Humana shall receive the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Humana, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of United HealthCare, Merger Sub and Humana will be a party to that reorganization within the meaning of Section 368(b) of the Code.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, of United HealthCare incorporated by reference in this Joint Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

    With respect to the unaudited interim financial information of United HealthCare for the quarters ended March 31, 1998 and 1997 incorporated by reference in this Joint Proxy Statement-Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not "reports" or "parts" of the Joint Proxy Statement-Prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated balance sheets of Humana as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this Joint Proxy Statement-Prospectus have been incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

    Representatives of Arthur Andersen LLP are expected to be present at the United HealthCare Special Meeting, and representatives of PricewaterhouseCoopers LLP are expected to be present at the Humana Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

UNITED HEALTHCARE SHAREHOLDER PROPOSALS

    In order to be eligible for inclusion in United HealthCare's proxy solicitation materials for its 1999 annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at United HealthCare's principal executive offices, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, not later than December 1, 1998. To be eligible to be considered at an annual meeting of shareholders of United HealthCare, a shareholder proposal must be made in a timely manner. Under the United HealthCare Bylaws, in order for a shareholder proposal to be timely a notice must be given to United HealthCare no more than 90 days and no less than 60 days before the meeting date except in certain circumstances. Any shareholder proposals included in United HealthCare's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at such meeting shall be subject to the requirements of the United HealthCare Bylaws and the proxy rules adopted under the Exchange Act. See "COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE COMMON STOCK AND HUMANA COMMON STOCK--Advance Notice of Shareholder Nominations for Directors and Shareholder Proposals."

HUMANA STOCKHOLDER PROPOSALS

    If the Merger is not consummated, in order to be eligible for inclusion in Humana's proxy solicitation materials for its 1999 annual meeting of stockholders, any stockholder proposal to be considered at such meeting must be received at Humana's principal executive offices, 500 West Main Street, Louisville, Kentucky 40202, not later than November 29, 1998. To be eligible to be considered at an annual meeting of stockholders of Humana, a stockholder proposal must be made in a timely manner. Under the Humana Bylaws, in order for a stockholder proposal to be timely a notice must be given to Humana no more than 90 days and no less than 60 days before the meeting date except in certain circumstances. Any stockholder proposals included in Humana's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at such meeting shall be subject to the requirements of the Humana Bylaws and the proxy rules adopted under the Exchange Act. See "COMPARATIVE RIGHTS OF SHAREHOLDERS OF UNITED HEALTHCARE COMMON STOCK AND HUMANA COMMON STOCK--Advance Notice of Shareholder Nominations for Directors and Shareholder Proposals."

                                 OTHER MATTERS

    As of the date of this Joint Proxy Statement-Prospectus, the United HealthCare Board and the Humana Board know of no matters that will be presented for consideration at the United HealthCare Special Meeting or the Humana Special Meeting other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before either shareholder meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of United HealthCare and Humana.

                     MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to United HealthCare and Humana is set forth in or incorporated by reference in the Annual Reports on Form 10-K for the year ended December 31, 1997 of United HealthCare and Humana, respectively, which are incorporated by reference in this Joint Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Shareholders who wish to obtain copies thereof may contact United HealthCare and Humana at their respective addresses and telephone numbers set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

    The following unaudited pro forma condensed combining financial information (the "Pro Forma Information") presents the estimated effects of the Merger between United HealthCare and Humana as a pooling of interests for accounting and financial reporting purposes. The Pro Forma Information assumes that the Merger had been effective March 31, 1998 for the Unaudited Pro Forma Condensed Combining Balance Sheet and as of the beginning of each of the respective periods presented in the Unaudited Pro Forma Condensed Combining Statements of Operations.

    The Pro Forma Information is derived from, and should be read in conjunction with, the historical consolidated financial statements of United HealthCare and Humana, including the respective notes thereto, all of which are incorporated by reference into this Joint Proxy Statement--Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The Pro Forma Information is presented for informational purposes only, and is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated on the dates, or at the beginning of the periods, indicated above.

                                                   INDEX                                                     PAGE
-----------------------------------------------------------------------------------------------------------  ----
Unaudited Pro Forma Condensed Combining Balance Sheet as of March 31, 1998.................................  F-2
Unaudited Pro Forma Condensed Combining Statements of Operations:
  Three Months Ended March 31, 1998........................................................................  F-3
  Year Ended December 31, 1997.............................................................................  F-4
  Year Ended December 31, 1996.............................................................................  F-5
  Year Ended December 31, 1995.............................................................................  F-6
Notes to Unaudited Pro Forma Condensed Combining Financial Information.....................................  F-7

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                              AS OF MARCH 31, 1998

                                 (IN MILLIONS)

                                                                                                PRO FORMA
                                                                                                COMBINED
                                          UNITED HEALTHCARE      HUMANA         PRO FORMA        POOLED
                                             HISTORICAL       HISTORICAL(A)    ADJUSTMENTS    COMPANIES(E)
                                          -----------------   -------------   -------------   -------------
ASSETS
Current Assets:
  Cash and Cash Equivalents.............       $  668            $  352                          $ 1,020
  Short-Term Investments................          148             1,427                            1,575
  Accounts Receivable, net..............        1,145               325                            1,470
  Assets Under Management...............        1,120            --                                1,120
  Other Current Assets..................          154               317                              471
                                               ------            ------         ------        -------------
    Total Current Assets................        3,235             2,421         $--                5,656
Long-Term Investments...................        3,182               463                            3,645
Property and Equipment, net.............          331               421                              752
Goodwill and Other Intangible Assets,
net.....................................        2,356             1,741                            4,097
                                               ------            ------         ------        -------------
    Total Assets........................       $9,104            $5,046         $--              $14,150
                                               ------            ------         ------        -------------
                                               ------            ------         ------        -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Medical Costs Payable.................       $2,675            $1,427                          $ 4,102
  Other Policy Liabilities..............          427            --                                  427
  Accounts Payable and Accrued
    Liabilities.........................          642               465                            1,107
  Unearned Premiums.....................          170                43                              213
                                               ------            ------         ------        -------------
    Total Current Liabilities...........        3,914             1,935         $--                5,849
                                               ------            ------         ------        -------------
Long-Term Debt and Other Obligations....           20             1,523                            1,543
Convertible Preferred Stock.............          500            --                                  500
Commitments and Contingencies...........      --                 --                               --

Shareholders' Equity:
  Common Stock..........................            2                28            (27)(B)             3
  Additional Paid-In Capital............        1,416               874             27(B)          2,317
  Retained Earnings.....................        3,231               676                            3,907
  Net Unrealized Holding Gains on
    Investments Available for Sale, net
    of income tax effects...............           21                10                               31
                                               ------            ------         ------        -------------
    Total Shareholders' Equity..........        4,670             1,588          --                6,258
                                               ------            ------         ------        -------------
    Total Liabilities and Shareholders'
      Equity............................       $9,104            $5,046         $--              $14,150
                                               ------            ------         ------        -------------
                                               ------            ------         ------        -------------

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                 UNITED       HUMANA      COMBINED
                                               HEALTHCARE   HISTORICAL     POOLED
                                               HISTORICAL      (A)       COMPANIES(E)
                                               ----------   ----------   ----------
  REVENUES
  Premiums...................................   $ 3,682       $2,352      $ 6,034
  Management Services and Fees...............       371        --             371
  Investment and Other Income................        62           50          112
                                               ----------   ----------   ----------
      Total Revenues.........................     4,115        2,402        6,517
                                               ----------   ----------   ----------

  OPERATING EXPENSES
  Medical Costs..............................     3,152        1,955        5,107
  Selling, General and Administrative
    Expenses.................................       712          336        1,048
  Depreciation and Amortization..............        42           32           74
                                               ----------   ----------   ----------
      Total Operating Expenses...............     3,906        2,323        6,229
                                               ----------   ----------   ----------

  EARNINGS BEFORE INCOME TAXES...............       209           79          288
  Provision for Income Taxes.................       (77)         (29)        (106)
                                               ----------   ----------   ----------
  NET EARNINGS...............................       132           50          182
  CONVERTIBLE PREFERRED STOCK DIVIDENDS......        (7)       --              (7)
                                               ----------   ----------   ----------
  NET EARNINGS APPLICABLE TO COMMON
    SHAREHOLDERS.............................   $   125       $   50      $   175
                                               ----------   ----------   ----------
                                               ----------   ----------   ----------
  BASIC NET EARNINGS PER COMMON SHARE........   $  0.65                   $  0.64(D)
                                               ----------                ----------
                                               ----------                ----------
  DILUTED NET EARNINGS PER COMMON SHARE......   $  0.63                   $  0.62(D)
                                               ----------                ----------
                                               ----------                ----------
  BASIC WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING.......................       193                       275(D)
  DILUTIVE EFFECT OF OUTSTANDING STOCK
    OPTIONS..................................         6                         7
                                               ----------                ----------
  DILUTED WEIGHTED-AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING................       199                       282(D)
                                               ----------                ----------
                                               ----------                ----------

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                 UNITED       HUMANA      COMBINED
                                               HEALTHCARE   HISTORICAL     POOLED
                                               HISTORICAL      (A)       COMPANIES(E)
                                               ----------   ----------   ----------
  REVENUES
  Premiums...................................   $10,135       $7,880      $18,015
  Management Services and Fees...............     1,428        --           1,428
  Investment and Other Income................       231          156          387
                                               ----------   ----------   ----------
      Total Revenues.........................    11,794        8,036       19,830(C)
                                               ----------   ----------   ----------

  OPERATING EXPENSES
  Medical Costs..............................     8,542        6,522       15,064
  Selling, General and Administrative
    Expenses.................................     2,364        1,136        3,500
  Depreciation and Amortization..............       146          108          254
                                               ----------   ----------   ----------
      Total Operating Expenses...............    11,052        7,766       18,818
                                               ----------   ----------   ----------

  EARNINGS BEFORE INCOME TAXES...............       742          270        1,012
  Provision for Income Taxes.................      (282)         (97)        (379)
                                               ----------   ----------   ----------
  NET EARNINGS...............................       460          173          633
  CONVERTIBLE PREFERRED STOCK DIVIDENDS......       (29)       --             (29)
                                               ----------   ----------   ----------
  NET EARNINGS APPLICABLE TO COMMON
    SHAREHOLDERS.............................   $   431       $  173      $   604(C)
                                               ----------   ----------   ----------
                                               ----------   ----------   ----------
  BASIC NET EARNINGS PER COMMON SHARE........   $  2.30                   $  2.25(C)(D)
                                               ----------                ----------
                                               ----------                ----------
  DILUTED NET EARNINGS PER COMMON SHARE......   $  2.26                   $  2.20(C)(D)
                                               ----------                ----------
                                               ----------                ----------
  BASIC WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING.......................       187                       269(D)
  DILUTIVE EFFECT OF OUTSTANDING STOCK
    OPTIONS..................................         4                         5
                                               ----------                ----------
  DILUTED WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING.......................       191                       274(D)
                                               ----------                ----------
                                               ----------                ----------

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                 UNITED       HUMANA      COMBINED
                                               HEALTHCARE   HISTORICAL     POOLED
                                               HISTORICAL      (A)       COMPANIES(E)
                                               ----------   ----------   ----------
REVENUES
  Premiums...................................   $ 8,491       $6,677      $15,168
  Management Services and Fees...............     1,398        --           1,398
  Investment and Other Income................       185          111          296
                                               ----------   ----------   ----------
      Total Revenues.........................    10,074        6,788       16,862
                                               ----------   ----------   ----------

OPERATING EXPENSES
  Medical Costs..............................     7,180        5,625       12,805
  Selling, General and Administrative
    Expenses.................................     2,165          951        3,116
  Depreciation and Amortization..............       133           98          231
  Asset Write-Downs and Other Special
    Charges..................................     --              96           96
                                               ----------   ----------   ----------
      Total Operating Expenses...............     9,478        6,770       16,248
                                               ----------   ----------   ----------

EARNINGS FROM OPERATIONS.....................       596           18          614
  Merger Costs...............................       (15)       --             (15)
                                               ----------   ----------   ----------
EARNINGS BEFORE INCOME TAXES.................       581           18          599
  Provision for Income Taxes.................      (225)          (6)        (231)
                                               ----------   ----------   ----------
NET EARNINGS.................................       356           12          368
CONVERTIBLE PREFERRED STOCK DIVIDENDS........       (29)       --             (29)
                                               ----------   ----------   ----------
NET EARNINGS APPLICABLE TO COMMON
  SHAREHOLDERS...............................   $   327       $   12      $   339
                                               ----------   ----------   ----------
                                               ----------   ----------   ----------
BASIC NET EARNINGS PER COMMON SHARE..........   $  1.80                   $  1.29(D)
                                               ----------                ----------
                                               ----------                ----------
DILUTED NET EARNINGS PER COMMON SHARE........   $  1.76                   $  1.26(D)
                                               ----------                ----------
                                               ----------                ----------
BASIC WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING.........................       182                       263(D)
DILUTIVE EFFECT OF OUTSTANDING STOCK
  OPTIONS....................................         4                         5
                                               ----------                ----------
DILUTED WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING.........................       186                       268(D)
                                               ----------                ----------
                                               ----------                ----------

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                 UNITED       HUMANA      COMBINED
                                               HEALTHCARE   HISTORICAL     POOLED
                                               HISTORICAL      (A)       COMPANIES(E)
                                               ----------   ----------   ----------
  REVENUES
  Premiums...................................   $ 4,931       $4,605      $ 9,536
  Management Services and Fees...............       580        --             580
  Investment and Other Income................       160           97          257
                                               ----------   ----------   ----------
      Total Revenues.........................     5,671        4,702       10,373
                                               ----------   ----------   ----------
  OPERATING EXPENSES
  Medical Costs..............................     3,931        3,762        7,693
  Selling, General and Administrative
    Expenses.................................     1,031          582        1,613
  Depreciation and Amortization..............        94           70          164
  Restructuring Charges......................       154        --             154
                                               ----------   ----------   ----------
      Total Operating Expenses...............     5,210        4,414        9,624
                                               ----------   ----------   ----------
  EARNINGS BEFORE INCOME TAXES...............       461          288          749
  Provision for Income Taxes.................      (175)         (98)        (273)
                                               ----------   ----------   ----------

  NET EARNINGS...............................       286          190          476

  CONVERTIBLE PREFERRED STOCK DIVIDENDS......        (7)       --              (7)
                                               ----------   ----------   ----------
  NET EARNINGS APPLICABLE TO COMMON
    SHAREHOLDERS.............................   $   279       $  190      $   469
                                               ----------   ----------   ----------
                                               ----------   ----------   ----------
  BASIC NET EARNINGS PER COMMON SHARE........   $  1.61                   $  1.84(D)
                                               ----------                ----------
                                               ----------                ----------
  DILUTED NET EARNINGS PER COMMON SHARE......   $  1.57                   $  1.80(D)
                                               ----------                ----------
                                               ----------                ----------
  BASIC WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING.......................       174                       255(D)
  DILUTIVE EFFECT OF OUTSTANDING STOCK
    OPTIONS..................................         3                         5
                                               ----------                ----------
  DILUTED WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING.......................       177                       260(D)
                                               ----------                ----------
                                               ----------                ----------

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

A. Certain amounts in the Humana historical information have been reclassified to conform with United HealthCare's financial presentation.

B. This adjustment reflects the effect on the common shareholders' equity of the combined United HealthCare and Humana companies resulting from pooling-of-interests accounting; the conversion of Humana Common Stock into United HealthCare Common Stock upon consolidation.

C. The operating results of Humana's September and October, 1997 acquisitions of Physician Corporation of America ("PCA") and ChoiceCare Corporation ("ChoiceCare"), respectively, were accounted for using the purchase method of accounting and, accordingly, their operating results have been included in Humana's historical financial statements from their acquisition dates. Had the PCA and ChoiceCare acquisitions occured on January 1, 1997, unaudited pro forma combined results for the year ended December 31, 1997 would have been: revenues--$21.1 billion; net earnings applicable to common shareholders--$495 million; basic and diluted net earnings per common share--$1.84 and $1.81, respectively.

D. The pro forma combined basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common shares of the combined companies outstanding during the period. The pro forma combined diluted net earnings per common share is determined using the weighted-average number of common shares of the combined companies outstanding during the period, adjusted for the dilutive effect of outstanding stock options of the combined companies. The convertible preferred stock is not considered a common stock equivalent when calculating diluted net earnings per share because the result would be anti-dilutive.

E. Does not include one-time United HealthCare and Humana non-operating costs associated with the Merger. These non-operating costs, which will be expensed in the period in which the Merger is consummated, include legal, accounting and financial advisor fees, printing and mailing charges, and SEC filing and stock exchange fees. United HealthCare also expects to incur substantial non-operating expenses in addition to these transaction costs. The additional non-operating expenses may include charges with respect to the elimination of duplicate functions and facilities, severance costs relating to terminating certain employees and the write-off of certain assets. Such additional non-operating costs will be expensed in the period in which the Merger is consummated.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                  HUMANA INC.
                         UNITED HEALTHCARE CORPORATION
                                      AND
                                   UH-1 INC.

                            DATED AS OF MAY 27, 1998

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                   ---------

                                                         ARTICLE I
                                            The Merger; Closing; Effective Time

1.1.       The Merger............................................................................................       A-11
1.2.       Closing...............................................................................................       A-11
1.3.       Effective Time........................................................................................       A-12

                                                         ARTICLE II
                                          Certificate of Incorporation and By-Laws
                                                of the Surviving Corporation

2.1.       The Certificate of Incorporation......................................................................       A-12
2.2.       The By-Laws...........................................................................................       A-12

                                                        ARTICLE III
                                                   Officers and Directors
                                                of the Surviving Corporation

3.1.       Directors.............................................................................................       A-12
3.2.       Officers..............................................................................................       A-12

                                                         ARTICLE IV
                                           Effect of the Merger on Capital Stock;
                                                  Exchange of Certificates

4.1.       Effect on Capital Stock...............................................................................       A-12
           (a)        Merger Consideration.......................................................................       A-12
           (b)        Cancellation of Excluded Shares............................................................       A-13
           (c)        Merger Subsidiary..........................................................................       A-13

4.2.       Exchange of Certificates for Shares...................................................................       A-13
           (a)        Exchange Agent.............................................................................       A-13
           (b)        Exchange Procedures........................................................................       A-13
           (c)        Distributions with Respect to Unexchanged Shares; Voting...................................       A-14
           (d)        Transfers..................................................................................       A-14
           (e)        Fractional Shares..........................................................................       A-14
           (f)        Termination of Exchange Fund...............................................................       A-14
           (g)        Lost, Stolen or Destroyed Certificates.....................................................       A-14
           (h)        Affiliates.................................................................................       A-15

4.3.       Dissenters' Rights....................................................................................       A-15

4.4.       Adjustments to Prevent Dilution.......................................................................       A-15

                                                                                                                     PAGE
                                                                                                                   ---------

                                                         ARTICLE V
                                               Representations and Warranties

5.1.       Representations and Warranties of the Company.........................................................       A-15
           (a)        Organization, Good Standing and Qualification..............................................       A-15
           (b)        Capital Structure..........................................................................       A-16
           (c)        Corporate Authority; Approval and Fairness.................................................       A-16
           (d)        Governmental Filings; Consents and Approvals; No Violations................................       A-17
           (e)        Company Reports; Financial Statements......................................................       A-17
           (f)        Absence of Certain Changes.................................................................       A-18
           (g)        Litigation and Liabilities.................................................................       A-19
           (h)        Employee Benefits..........................................................................       A-19
           (i)        Compliance with Laws; Permits..............................................................       A-20
           (j)        Takeover Statutes..........................................................................       A-21
           (k)        Environmental Matters......................................................................       A-21
           (l)        Accounting and Tax Matters.................................................................       A-22
           (m)        Taxes......................................................................................       A-22
           (n)        Labor Matters..............................................................................       A-22
           (o)        Insurance..................................................................................       A-22
           (p)        Intellectual Property......................................................................       A-23
           (q)        Year 2000 Compliance; MIS Systems..........................................................       A-23
           (r)        Material Contracts.........................................................................       A-23
           (s)        Rights Plan................................................................................       A-24
           (t)        Reserves...................................................................................       A-24
           (u)        Brokers and Finders........................................................................       A-24
           (v)        Ownership of Parent Common Stock...........................................................       A-24

5.2.       Representations and Warranties of Parent and Merger Subsidiary........................................       A-25
           (a)        Capitalization of Merger Subsidiary........................................................       A-25
           (b)        Organization, Good Standing and Qualification..............................................       A-25
           (c)        Capital Structure..........................................................................       A-25
           (d)        Corporate Authority........................................................................       A-26
           (e)        Governmental Filings; No Violations........................................................       A-26
           (f)        Parent Reports; Financial Statements.......................................................       A-27
           (g)        Absence of Certain Changes.................................................................       A-27
           (h)        Litigation and Liabilities.................................................................       A-28
           (i)        Compliance with Laws; Permits..............................................................       A-28
           (j)        Accounting and Tax Matters.................................................................       A-28
           (k)        Reserves...................................................................................       A-29
           (l)        Brokers and Finders........................................................................       A-29
           (m)        Ownership of Company Common Stock..........................................................       A-29

                                                         ARTICLE VI
                                                         Covenants

6.1.       Interim Operations....................................................................................       A-29
6.2.       Acquisition Proposals.................................................................................       A-31
6.3.       Information Supplied..................................................................................       A-32

                                                                                                                     PAGE
                                                                                                                   ---------
6.4.       Stockholders Meetings.................................................................................       A-32
6.5.       Filings; Other Actions; Notification..................................................................       A-32
6.6.       Taxation and Accounting...............................................................................       A-33
6.7.       Access................................................................................................       A-34
6.8.       Affiliates............................................................................................       A-34
6.9.       Stock Exchange Listing................................................................................       A-35
6.10.      Publicity.............................................................................................       A-35
6.11.      Benefits..............................................................................................       A-35
           (a)        Stock Options..............................................................................       A-35
           (b)        Employee Benefits..........................................................................       A-36
6.12.      Expenses..............................................................................................       A-37
6.13.      Indemnification; Directors' and Officers' Insurance...................................................       A-37
6.14.      Parent's Board of Directors...........................................................................       A-38
6.15.      Takeover Statute......................................................................................       A-38

                                                        ARTICLE VII
                                                         Conditions

7.1.       Conditions to Each Party's Obligation to Effect the Merger............................................       A-39
           (a)        Stockholder Approval.......................................................................       A-39
           (b)        NYSE Listing...............................................................................       A-39
           (c)        Regulatory Consents........................................................................       A-39
           (d)        Litigation.................................................................................       A-39
           (e)        S-4........................................................................................       A-39
           (f)        Blue Sky Approvals.........................................................................       A-39
           (g)        Accountant Letters.........................................................................       A-39

7.2.       Conditions to Obligations of Parent and Merger Subsidiary.............................................       A-39
           (a)        Representations and Warranties.............................................................       A-39
           (b)        Performance of Obligations of the Company..................................................       A-40
           (c)        Consents...................................................................................       A-40
           (d)        Tax Opinion................................................................................       A-40
           (e)        Affiliates Letters.........................................................................       A-40

7.3.       Conditions to Obligation of the Company...............................................................       A-40
           (a)        Representations and Warranties.............................................................       A-40
           (b)        Performance of Obligations of Parent and Merger Subsidiary.................................       A-40
           (c)        Consents...................................................................................       A-40
           (d)        Tax Opinion................................................................................       A-40

                                                        ARTICLE VIII
                                                        Termination

8.1.       Termination by Mutual Consent.........................................................................       A-41
8.2.       Termination by Either Parent or the Company...........................................................       A-41
8.3.       Termination by the Company............................................................................       A-41
8.4.       Termination by Parent.................................................................................       A-42
8.5.       Effect of Termination and Abandonment.................................................................       A-42

                                                                                                                     PAGE
                                                                                                                   ---------

                                                         ARTICLE IX
                                                 Miscellaneous and General

9.1.       Survival..............................................................................................       A-43
9.2.       Modification or Amendment.............................................................................       A-44
9.3.       Waiver of Conditions..................................................................................       A-44
9.4.       Counterparts..........................................................................................       A-44
9.5.       Governing Law and Venue; Waiver of Jury Trial.........................................................       A-44
9.6.       Notices...............................................................................................       A-44
9.7.       Entire Agreement; No Other Representations............................................................       A-45
9.8.       No Third Party Beneficiaries..........................................................................       A-45
9.9.       Obligations of Parent and of the Company..............................................................       A-45
9.10.      Severability..........................................................................................       A-46
9.11.      Interpretation........................................................................................       A-46
9.12.      Assignment............................................................................................       A-46

                                    EXHIBITS

Exhibit A...............................  Stock Option Agreement
Exhibit B...............................  Voting Agreement
Exhibit C-1.............................  Affiliates Letter
Exhibit C-2.............................  Pooling Affiliates Letter

                       DEFINITIONS CROSS-REFERENCE SHEET

TERM                                                                                                    SECTION
---------------------------------------------------------------------------------------------------  -------------

Acquisition Proposal...............................................................................  6.2

affiliates.........................................................................................  6.8(a)

Affiliates.........................................................................................  6.1(a)(viii)

Affiliates Letter..................................................................................  6.8(a)

Aggregate Value....................................................................................  8.5(c)

Agreement..........................................................................................  Preamble

Alternative Termination Fee........................................................................  8.5(c)

Average Price......................................................................................  4.2(e)

Areas..............................................................................................  5.1(r)

Average Price......................................................................................  4.2(e)

Bankruptcy and Equity Exception....................................................................  5.1(c)(i)

By-Laws............................................................................................  2.2

Cap................................................................................................  6.13(c)

Certificate........................................................................................  4.1(a)

Charter............................................................................................  2.1

Closing............................................................................................  1.2

Closing Date.......................................................................................  1.2

Code...............................................................................................  Recitals

Company............................................................................................  Preamble

Company Disclosure Letter..........................................................................  5.1

Company Material Adverse Effect....................................................................  5.1(a)(iii)

Company Option.....................................................................................  5.1(b)

Company Reports....................................................................................  5.1(e)(i)

Company Requisite Vote.............................................................................  5.1(c)(i)

Company SAP Statements.............................................................................  5.1(e)(iii)

Company Stock Plans................................................................................  5.1(b)

Compensation and Benefit Plans.....................................................................  5.1(h)(i)

Confidentiality Agreement..........................................................................  9.7

Constituent Corporations...........................................................................  Preamble

Contracts..........................................................................................  5.1(d)(ii)

Costs..............................................................................................  6.13(a)

TERM                                                                                                    SECTION
---------------------------------------------------------------------------------------------------  -------------
D&O Insurance......................................................................................  6.13(c)

Delaware Certificate of Merger.....................................................................  1.3

DGCL...............................................................................................  1.1

Effective Time.....................................................................................  1.3

Environmental Law..................................................................................  5.1(k)

ERISA..............................................................................................  5.1(h)(ii)

ERISA Affiliate....................................................................................  5.1(h)(iii)

Exchange Act.......................................................................................  5.1(d)(i)

Exchange Agent.....................................................................................  4.2(a)

Exchange Fund......................................................................................  4.2(a)

Excluded Shares....................................................................................  4.1(a)

Exclusivity Contracts..............................................................................  5.1(r)

Expenses...........................................................................................  8.5(b)

GAAP...............................................................................................  5.1(e)(i)

Governmental Consents..............................................................................  7.1(c)

Governmental Entity................................................................................  5.1(d)(i)

Hazardous Substance................................................................................  5.1(k)

Health Benefit Law.................................................................................  5.1(i)(ii)

HMO................................................................................................  5.1(i)(i)

HSR Act............................................................................................  5.1(d)(i)

Indemnified Parties................................................................................  6.13(a)

Intellectual Property..............................................................................  5.1(p)

IRS................................................................................................  5.1(h)(ii)

knowledge of the executive officers................................................................  5.1(f)

Law................................................................................................  5.1(d)(ii)

Liens..............................................................................................  5.1(b)

Material Company Contract..........................................................................  5.1(r)

Material Consumer Contracts........................................................................  5.1(r)

Material Customer Contracts........................................................................  5.1(r)

Material Provider Contracts........................................................................  5.1(r)

Medicaid...........................................................................................  5.1(i)(ii)

Medicare...........................................................................................  5.1(i)(ii)

Merger.............................................................................................  Recitals

TERM                                                                                                    SECTION
---------------------------------------------------------------------------------------------------  -------------
Merger Consideration...............................................................................  4.1(a)

Merger Subsidiary..................................................................................  Preamble

NYSE...............................................................................................  5.2(e)

Order..............................................................................................  7.1(d)

Parent.............................................................................................  Preamble

Parent Common Stock................................................................................  4.1(a)

Parent Companies...................................................................................  4.1(a)

Parent Disclosure Letter...........................................................................  5.2

Parent Material Adverse Effect.....................................................................  5.2(b)

Parent Preferred Shares............................................................................  5.2(c)

Parent Reports.....................................................................................  5.2(f)(i)

Parent Requisite Vote..............................................................................  5.2(d)(i)

Parent SAP Statements..............................................................................  5.2(f)(ii)

Parent Stock Plans.................................................................................  5.2(c)

Parent Voting Debt.................................................................................  5.2(c)

Passive Investments................................................................................  5.1((a)(ii)

Pension Plan.......................................................................................  5.1(h)(ii)

Person.............................................................................................  5.1(d)(i)

Pooling Letter.....................................................................................  6.6(b)

PPO................................................................................................  5.1(i)(i)

Preferred Shares...................................................................................  5.1(b)

Prospectus/ Proxy Statement........................................................................  6.3

Representatives....................................................................................  6.2

Rights Agreement...................................................................................  5.1(b)

S-4 Registration Statement.........................................................................  6.3

SEC................................................................................................  5.1(e)(i)

Securities Act.....................................................................................  5.1(d)(i)

Share..............................................................................................  4.1(a)

Shares.............................................................................................  4.1(a)

Stock Option Agreement.............................................................................  Recitals

Stockholders Meeting...............................................................................  6.4

Subsidiary.........................................................................................  5.1(a)(iii)

Superior Proposal..................................................................................  6.2

TERM                                                                                                    SECTION
---------------------------------------------------------------------------------------------------  -------------
Surviving Corporation..............................................................................  1.1

Takeover Statute...................................................................................  5.1(j)

Tax................................................................................................  5.1(m)

Tax Return.........................................................................................  5.1(m)

Taxable............................................................................................  5.1(m)

Taxes..............................................................................................  5.1(m)

Termination Date...................................................................................  8.2

Termination Fee....................................................................................  8.5(b)

Third Party Confidentiality Agreement..............................................................  6.2

Voting Agreement...................................................................................  Recitals

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of May 27, 1998, among Humana Inc., a Delaware corporation (the "Company"), United HealthCare Corporation, a Minnesota corporation ("PARENT"), and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY," and together with the Company, the "CONSTITUENT CORPORATIONS").

                                    RECITALS

    WHEREAS, the respective Boards of Directors of each of Parent, Merger Subsidiary and the Company have determined that the merger of Merger Subsidiary with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement is advisable and in the best interests of their corporations and have approved the Merger; and

    WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

    WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

    WHEREAS, contemporaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company and Parent have entered into a Stock Option Agreement, dated as of the date of this Agreement and attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted Parent an option to purchase shares of the Company under certain circumstances; and

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, a certain stockholder of the Company has entered into a Voting Agreement, dated as of the date of this Agreement and attached hereto as Exhibit B (the "VOTING AGREEMENT"), pursuant to which such stockholder has agreed, among other things, to vote his shares of common stock of the Company in favor of the Merger.

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

    1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

    1.2.  CLOSING.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE").

    1.3. EFFECTIVE TIME. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "DELAWARE CERTIFICATE OF MERGER") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or at such later time as agreed by the parties and established under the Delaware Certificate of Merger (the "EFFECTIVE TIME").

                                   ARTICLE II
                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

    2.1. THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article Fourth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share."

    2.2. THE BY-LAWS. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III
                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

    3.1. DIRECTORS. The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

    3.2. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

    4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

    (a) MERGER CONSIDERATION. Each share of the Common Stock, par value $0.16-2/3 per share, of the Company (a "SHARE" or, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Subsidiary or any other direct or indirect subsidiary of Parent (collectively, the "PARENT COMPANIES") and Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties

(collectively, "EXCLUDED SHARES")) shall be converted into, and become exchangeable for 0.5 shares (the "MERGER CONSIDERATION") of Common Stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK"). At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

    (b) CANCELLATION OF EXCLUDED SHARES. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (c) MERGER SUBSIDIARY. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

    4.2.  EXCHANGE OF CERTIFICATES FOR SHARES.

    (a) EXCHANGE AGENT. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with Norwest Corporation or such other exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "EXCHANGE AGENT"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "EXCHANGE FUND").

    (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this
Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable Laws (as defined in Section 5.1(d)), following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

    (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

    (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

    (e) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof equal to such fractional proportion of the "AVERAGE PRICE" of a share of Parent Common Stock. The "AVERAGE PRICE" of a share of Parent Common Stock shall be the average of the closing sales prices thereof as reported on the New York Stock Exchange over the ten trading days immediately preceding the Effective Time.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be paid or returned to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person (as defined in Section 5.1(d)) shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

    (h) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "AFFILIATE" (as defined in Section 6.8(a)) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8 hereof.

    4.3. DISSENTERS' RIGHTS. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

    4.4. ADJUSTMENTS TO PREVENT DILUTION. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, or other similar transaction, the Merger Consideration shall be appropriately adjusted.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections (or by appropriate cross-reference) of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

    (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such corporate or similar power and authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and each of its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect.

    (ii) Section 5.1(a) of the Company Disclosure Letter sets forth each Subsidiary of the Company and its jurisdiction of incorporation. Except for the Company's or any of its Subsidiaries' interest in any of the Company's Subsidiaries, and except for passive investments not exceeding 4.99% of the voting interests (including securities convertible or exchangeable into voting interests) of any Person made, or debt securities held, in the ordinary course of business (collectively, "PASSIVE INVESTMENTS"), neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any Person.

   (iii) As used in this Agreement, the term (A) "SUBSIDIARY" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which such party is the general partner or managing member or of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries, or by such party and any one or more of its respective Subsidiaries, and (B) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole.

    (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 300,000,000 Shares, of which 166,524,663 Shares were outstanding as of the close of business on May 22, 1998, and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "PREFERRED SHARES"), of which no shares were outstanding as of the close of business on May 22, 1998. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 33,000,000 Shares reserved for issuance under the Stock Option Agreement, the Company has no Shares or Preferred Shares reserved for issuance, except that, as of May 22, 1998, there were 17,798,628 Shares reserved for issuance pursuant to the Company's 1981 Non-Qualified Stock Option Plan, the Company's 1989 Stock Option Plan for Employees, the Company's 1989 Stock Option Plan for Non-Employee Directors, the Company Stock Bonus Plan for Employed Physicians and the Company's 1996 Stock Incentive Plan for Employees (collectively, the "COMPANY STOCK PLANS"), and 2,500,000 Preferred Shares reserved for issuance pursuant to the Amended and Restated Rights Agreement, dated as of February 14, 1996, between the Company and the Bank of Louisville (formerly known as Mid-America Bank of Louisville & Trust Company), as Rights Agent (as amended, the "RIGHTS AGREEMENT"). Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase or acquire Shares under each of the Company Stock Plans (each a "COMPANY OPTION") as of the close of business on May 22, 1998, including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the out-standing shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim, third-party right or other encumbrance ("LIENS") except for immaterial Liens imposed under local Laws that do not relate to obligations that are past due. Except as set forth above and except for the Stock Option Agreement, as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or are exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

    (c) CORPORATE AUTHORITY; APPROVAL AND FAIRNESS. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of at least a majority of the outstanding Shares (the "COMPANY REQUISITE VOTE"), the Merger and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

    (ii) The Board of Directors of the Company (A) has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby and (B) has received the opinion, dated the date hereof, of its financial advisors, Lehman Brothers Inc., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view. It is agreed and understood by Parent that such opinion is for the sole benefit of the Board of Directors of the Company and is not to be relied on by Parent or its stockholders.

    (d) GOVERNMENTAL FILINGS; CONSENTS AND APPROVALS; NO VIOLATIONS. (i) Other than the filings, notices, consents, registrations, approvals, permits and authorizations (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Securities Exchange of 1934, as amended (the "EXCHANGE ACT") and the Securities Act of 1933, as amended (the "SECURITIES ACT"), (C) required under any Health Benefit Law (as defined in Section 5.1(i)) or (D) to comply with state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental or regulatory entity ("GOVERNMENTAL ENTITY") or any other individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature ("PERSON"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

    (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws or comparable governing instruments of the Company or any of its Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of any obligations under, or the termination of, or the loss of a material benefit under, or the creation of a Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement, license or other obligation ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any of their respective assets, or (assuming, as to consummation, that the filings and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i)) any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of, or agreement or written understanding with, any Governmental Entity ("LAW") to which the Company or any of its Subsidiaries or any of their respective assets is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, termination, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

    (e) COMPANY REPORTS; FINANCIAL STATEMENTS. (i) The Company has made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including (i) the Company's Annual Reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997 and (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries on a consolidated basis for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

    (ii) The consolidated balance sheets, statements of income and changes in financial position of the Company and its Subsidiaries that are included in the Company Reports filed with the SEC prior to the date hereof do not include the financial information of The Humana Foundation Inc. and Parent acknowledges that the assets and liabilities of The Humana Foundation Inc. shall not be transferred, and that Parent shall not have the ability to elect or appoint the board of directors of The Humana Foundation Inc., as part of the Merger and the other transactions contemplated hereby.

   (iii) The Company has made available to Parent true and complete copies of each annual and quarterly statutory report of any of its Subsidiaries that was required to be filed with any applicable Governmental Entity for the years ended December 31, 1995, 1996 and 1997 and the quarterly period ended March 31, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial or accounting opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "COMPANY SAP STATEMENTS"). The Company SAP Statements were in all material respects prepared in conformity with the accounting principles and practices set forth in applicable Laws or prescribed or permitted by the applicable regulatory authority, consistently applied for the periods covered thereby and present fairly in all material respects, except as expressly noted therein, the statutory financial condition of each of such Subsidiaries as at the respective dates thereof and the results of operations of each of such Subsidiaries for the respective periods then ended. No material deficiency which has not been cured has been asserted with respect to any Company SAP Statements by the applicable Governmental Entity. The Company has made available to Parent true and complete copies of all examination reports of any regulatory agencies since January 1, 1996 relating to its Subsidiaries and all material submissions made by the Company and any of its Subsidiaries to such regulatory agencies.

    (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports filed prior to the date hereof, since December 31, 1997 the Company and each of its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries, or any development or combination of developments of which the executive officers of the Company have knowledge, that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for cash dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iv) any change by the Company in accounting principles, practices or methods; (v) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration or servicing policies, practices, procedures, methods, assumptions or principles of the Company or any of its Subsidiaries; (vi) any cancellation, termination or non-renewal of a Material Customer Contract (as defined in Section 5.1(r)) or Material Provider Contract (as defined in Section 5.1(r)); or (vii) any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to executive officers, other than increases in the ordinary course, or, other than as required by Law, any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) or the adoption of any new Compensation and Benefit Plan. For purposes of this Agreement, "KNOWLEDGE OF THE EXECUTIVE OFFICERS" or any variation thereof means, in the case of the Company, knowledge of the executive officers of the Company (or its Subsidiaries) set forth in Section 5.1(f) of the Company Disclosure Letter and, in the case of Parent, knowledge of the executive officers of Parent (or its Subsidiaries) set forth in Section 5.1(f) of the Parent Disclosure Letter, in each case after due inquiry.

    (g) LITIGATION AND LIABILITIES. Except as disclosed or reserved for in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against, or otherwise adversely affecting the Company or any of its Subsidiaries, (ii) obligations or liabilities of any nature, whether accrued, contingent or otherwise and whether or not required to be disclosed, or
(iii) facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, or limitations on the conduct of the business by, or otherwise adversely affect, the Company or any of its Subsidiaries, except for any of the foregoing that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

    (h)  EMPLOYEE BENEFITS.

    (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company or any of its Subsidiaries, including in each case any amendments or supplements thereto (the "COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

    (ii) All Compensation and Benefit Plans are in material compliance with all applicable Law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. No entity other than an ERISA Affiliate (as defined below) participates in any Compensation and Benefit Plan.

   (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

    (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been appropriately reflected on the Company's balance sheet. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

    (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

    (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

   (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

  (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable local Law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees and is required to be funded.

    (ix) No compensation payable by the Company to any of its employees under any existing Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

    (x) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Compensation and Benefit Plan would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (xi) Neither the Company nor any of its Subsidiaries has made or committed to make any material increase of contributions or benefits under any Compensation and Benefit Plan which would become effective after the date hereof.

    (i) COMPLIANCE WITH LAWS; PERMITS. (i) Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all Laws, including all Health Benefit Laws (as defined below), except for any failure to comply that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, and neither the Company nor any of its Subsidiaries has received any written notice or communication of any material failure to comply with any such Laws that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to Parent) as of the date hereof. Except as set forth in the Company Reports filed prior to the date hereof, no investigation, examination, audit or review by any Governmental Entity with respect to the Company or any of its Subsidiaries has occurred, is pending or, to the knowledge of the executive officers of the Company, threatened, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and each of its Subsidiaries have all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, including those applicable to a health insurance organization ("HMO"), a preferred provider organization ("PPO") or an insurance, reinsurance or third-party administrator business except for those the absence of which would not be reasonably likely to result in a Company Material Adverse Effect. Since December 31, 1995, no material Subsidiary of the Company has had any license or certificate of authority revoked nor has any State denied any of their applications for a license or certificate of authority.

    (ii) For purposes of this Agreement, the term "HEALTH BENEFIT LAW" means all Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of and/or payment for health benefits and insurance, including but not limited to ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accounting Act of 1996, and Laws relating to the regulation of HMOs, workers compensation, managed care organizations, insurance, PPOs, point-of-service plans, certificates of need, third-party administrators, utilization review, coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse and patient referrals; the term "MEDICAID" means the applicable provision of Title XIX of the Social Security Act and the regulations promulgated thereunder and the state laws and regulations implementing the Medicaid program; and the term "MEDICARE" means the applicable provisions of Title XVIII of the Social Security Act and the regulations promulgated thereunder.

    (j) TAKEOVER STATUTES. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each a "TAKEOVER STATUTE") or restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation (including Article Eleventh thereof) and by-laws is, or at the Effective Time will be, applicable to the Company, Parent, Merger Subsidiary, the Shares, the Merger or any other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement.

    (k) ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse
Effect: (i) the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws; (ii) neither the Company nor any of its Subsidiaries is subject to any liability under any Environmental Law (as defined below); (iii) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (iv) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (v) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law. For purposes of this Agreement, the term "ENVIRONMENTAL LAW" means any Law relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor,
wetlands, pollution, contamination or any injury or threat of injury to persons or property; and the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(C) any other substance which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

    (l) ACCOUNTING AND TAX MATTERS. As of the date hereof, neither the Company nor any of its affiliates has taken or agreed to take any action, nor does the Chief Financial Officer of the Company have any knowledge of any fact or circumstance relating to the Company or any of its Subsidiaries, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

    (m) TAXES. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all material Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that (A) were raised by any Taxing authority in a communication to the Company or any Subsidiary and (B) are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the years ended December 31, 1994, 1995 and 1996. Neither the Company nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

    As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") includes all federal, state, local and foreign income, profits, franchise, gross receipts, premium, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "TAX RETURN" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

    (n) LABOR MATTERS. Except as set forth in the Company Reports, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or written understanding with a labor union or labor organization involving employees of the Company or its Subsidiaries.

    (o) INSURANCE. All material fire and casualty, general liability, business interruption, product liability, directors' and officers', and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and are customary and reasonable in amount and scope for the business in which the Company and its Subsidiaries are engaged, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The level of reinsurance with respect to professional liability risk retained by the Company and its Subsidiaries is adequate in light of the Company's reserves and of historical claims made.

    (p) INTELLECTUAL PROPERTY. The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials ("INTELLECTUAL PROPERTY") that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect and to the knowledge of the executive officers of the Company all material patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting. Except as disclosed in the Company Reports filed prior to the date hereof or as is not reasonably likely to have a Company Material Adverse Effect, (A) no claims are pending or, to the knowledge of the executive officers of the Company threatened, with respect to any Intellectual Property owned by the Company or any its Subsidiaries, (B) the conduct of the business of the Company and its Subsidiaries does not infringe upon the rights of any other Person and (C) there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

    (q) YEAR 2000 COMPLIANCE; MIS SYSTEMS. The software and hardware operated by the Company and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Company Material Adverse Effect. To the knowledge of the executive officers of the Company, the ability of the Company's significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Company Material Adverse Effect. Prior to the date hereof, the Company has discussed with Parent and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs the Company expects to incur in connection therewith. There are no existing circumstances or contemplated changes in the management information systems of the Company or any of its Subsidiaries that would be reasonably likely to have a Company Material Adverse Effect.

    (r) MATERIAL CONTRACTS. Section 5.1(r) of the Company Disclosure Letter sets forth a list of all Material Company Contracts. The Company has made available to Parent true and complete copies of all the Material Company Contracts. The Material Company Contracts are in full force and effect and are enforceable against the Company or its Subsidiaries that are parties thereto and, to the knowledge of the executive officers of the Company, against the other parties thereto in accordance with their respective terms. Except to the extent reflected in the financial statements of the Company Reports, neither the Company nor any of its Subsidiaries nor, to the knowledge of the executive officers of the Company, any other party is in breach of or in default under any such Material Company Contract, other than any immaterial breaches or defaults. There is no pending or, to the knowledge of the executive officers of the Company, threatened, cancellation of any Material Company Contract. There are no Material Company Contracts that guarantee over a period of greater than twelve months the rates charged by the Company or any of its Subsidiaries to any of their customers. For purposes of this Agreement, the term "MATERIAL COMPANY CONTRACT" means any Contract to which the Company or any of its Subsidiaries is a party (i) concerning a partnership or joint venture with another Person; (ii) limiting in any material respect in a specific market the ability of the Company or any of its Subsidiaries or, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries (A) to sell any products or services of or to any other Person, (B) to engage in any line of business (including geographical limitations) or (C) to compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries prior to the Effective Time, or Parent or any of its Subsidiaries at or after the Effective Time; (iii) which Contract is with a provider that generated one of the twenty-five (25) highest totals of claims paid to a provider during the one year period ended December 31, 1997 (the "MATERIAL PROVIDER CONTRACTS"); (iv) which Contract is a provider agreement and
(A) contains either any form of patient volume guarantee or an exclusivity provision restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its Subsidiaries or Affiliates prior to the Effective Time, or by Parent or any of its Subsidiaries or Affiliates after the Effective Time (all such agreements in clause (A), the "EXCLUSIVITY CONTRACTS"); and (B) relates to services in the markets listed in
Section 5.1(r) of the Company Disclosure Letter (the "AREAS"); and (C) is (x) with a capitated provider that services twenty-five percent (25%) or more of the members in any Area during the one year period ended December 31, 1997; or (y) with one of the top three (3) hospitals by claims paid in any Area during the one year period ended December 31, 1997; or (z) an agreement covering multiple sites; (v) which Contract is with a customer that generated one of the twenty-five (25) highest totals of premium revenue during the one year period ended December 31, 1997 (the "MATERIAL CUSTOMER CONTRACTS"); (vi) involving an aggregate payment or commitment per Contract on the part of the other party of $10,000,000 in each case during the one year period ended December 31, 1997 (other than the types of contracts described in clauses (iii), (iv) and (v) above); (vii) between the Company or one of its Subsidiaries, on the one hand, and one of its or their affiliates (other than the Company or any of its Subsidiaries) on the other hand; or (viii) which is material to the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

    (s) RIGHTS PLAN. The Company has amended the Rights Agreement to provide that Parent shall not be deemed an Acquiring Person, the Distribution Date and the Shares Acquisition Date (each as defined in the Rights Agreement) shall each not be deemed to occur and the rights issuable pursuant to the Rights Agreement will not separate from the Shares or otherwise become exercisable, as a result of entering into this Agreement, the Stock Option Agreement or the Voting Agreement or consummating the Merger and/ or the other transactions contemplated hereby and thereby.

    (t) RESERVES. The reserves established by the Company and its Subsidiaries as reflected in the Company Reports or in any financial statement or balance sheet contained in any document filed with any Governmental Entity for insurance, medical and other benefits, losses and claims for the periods covered by the Company Reports (A) are in all material respects computed in accordance with presently accepted prudent industry standards consistently applied and as required by applicable Law, (B) are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and (C) are computed on the basis of assumptions consistent in all material respects with those used in computing the corresponding reserve in the prior fiscal year. As of the date hereof, the Chief Financial Officer of the Company is not aware of any fact or circumstance which would necessitate, in the good faith application of prudent reserving practices and policies, any material adverse change in reserves for such benefits, losses or claims above that reflected in the most recent balance sheet included in the Company Reports (other than increases consistent with past experience resulting from increases in enrollment with respect to the Company's services).

    (u) BROKERS AND FINDERS. Neither the Company nor its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed Lehman Brothers, Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

    (v) OWNERSHIP OF PARENT COMMON STOCK. As of the date hereof, neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock.

    5.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY. Except as set forth in the corresponding sections or subsections (or by appropriate cross-reference) of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Subsidiary each hereby represent and warrant to the Company that:

    (a) CAPITALIZATION OF MERGER SUBSIDIARY. The authorized capital stock of Merger Subsidiary consists of 1000 shares of Common Stock, par value $$0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary. Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

    (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and Parent and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such corporate power or authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and each of its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments, each as amended to date. Parent's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect. As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of Parent and its Subsidiaries taken as a whole.

    (c) CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, of which 192,778,481 shares were outstanding as of the close of business on May 22, 1998, and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "PARENT PREFERRED SHARES"), of which 500,000 shares were outstanding as of the close of business on May 22, 1998. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of March 31, 1998, there were 20,676,281 shares of Parent Common Stock reserved for issuance pursuant to the Parent 1987 Supplemental Stock Option Plan, the Parent 1991 Stock and Incentive Plan, the Parent 1995 Nonemployee Director Plan and the Parent Employer Stock Purchase Plan; and 2,012,095 shares of Parent Common Stock are reserved for issuance pursuant to stock plans of Parent which are no longer active and stock plans assumed by Parent in connection with a number of previous business combinations; and that at the May 13, 1998 meeting of the Parent Board of Directors, the Board approved the Parent 1998 Broad-Based Stock Incentive Plan, pursuant to which 5,767,159 shares are reserved for issuance (collectively, the "PARENT STOCK PLANS"). Each of the outstanding shares of capital stock or other securities of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any Liens. Except as set forth above, as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("PARENT VOTING DEBT").

    (d) CORPORATE AUTHORITY. (i) Each of Parent and Merger Subsidiary has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any shareholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to Article IV (the "PARENT REQUISITE VOTE"). This Agreement is a valid and binding agreement of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

    (ii) The Board of Directors of Parent (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion, dated the date hereof, of its financial advisors, Goldman, Sachs & Co., to the effect that the Merger Consideration to be paid by Parent in the Merger is fair from a financial point of view to Parent. It is agreed and understood by the Company that such opinion is for the sole benefit of the Board of Directors of Parent and is not to be relied on by the Company or its stockholders. Subject to obtaining the Parent Requisite Vote, Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

    (e) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings, notices, consents, registrations, approvals, permits and authorizations (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act, (C) required under any Health Benefit Law, (D) to comply with state securities or "blue-sky" laws, or (E) required to be made with the New York Stock Exchange, Inc. ("NYSE"), no notices, reports or other filings are required to be made by Parent or Merger Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Subsidiary from, any Governmental Entity or any other Person, in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby, except those the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

    (ii) The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary do not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of Parent and Merger Subsidiary or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, or acceleration of any obligations under, or the termination of, or the loss of a material benefit under, or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any of their respective assets, or (assuming, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.2(e)(i)) or any applicable Law to which Parent or any of its Subsidiaries or any of their respective assets is subject or (C) any change in the rights or obligations of any party under any of the

Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, termination, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

    (f) PARENT REPORTS; FINANCIAL STATEMENTS. (i) Parent has made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including (i) Parent's Annual Report on Form 10-K for the years ended December 31, 1996 and December 31, 1997 and (ii) Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "PARENT REPORTS"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Parent Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Parent Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries on a consolidated basis for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

    (ii) Parent has made available to the Company true and complete copies of each annual and quarterly statutory report of any of its Subsidiaries that was required to be filed with any applicable Governmental Entity for the years ended December 31, 1995, 1996 and 1997 and the quarterly period ended March 31, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial or accounting opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "PARENT SAP STATEMENTS"). The Parent SAP Statements were in all material respects prepared in conformity with the accounting principles and practices set forth in applicable Laws or prescribed or permitted by the applicable regulatory authority, consistently applied for the periods covered thereby and present fairly in all material respects, except as expressly noted therein, the statutory financial condition of each of such Subsidiaries as at the respective dates thereof and the results of operations of each of such Subsidiaries for the respective periods then ended. No material deficiency which has not been cured has been asserted with respect to any Company SAP Statements by the applicable Governmental Entity. Parent has made available to the Company true and complete copies of all examination reports of any regulatory agencies since January 1, 1996 relating to its Subsidiaries and all material submissions made by Parent and any of its Subsidiaries to such regulatory agencies.

    (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent Reports filed prior to the date hereof, since December 31, 1997 Parent and each of its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for cash dividends or other distributions on its capital stock publicly announced prior to the date hereof or declared and paid consistent with past practice (including customary increases); (iv) any change by Parent in accounting principles, practices and methods; or (v) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration or servicing policies, practices, procedures, methods, assumptions or principles of Parent or any of its Subsidiaries.

    (h) LITIGATION AND LIABILITIES. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against, or otherwise adversely affecting Parent or any of its Subsidiaries,
(ii) obligations or liabilities of any nature, whether accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or (iii) facts or circumstances of which the executive officers of Parent have knowledge that could result in any claims against, or obligations or liabilities of, or limitations on the conduct of business by, or otherwise adversely affect, Parent or any of its Subsidiaries, except for any of the foregoing that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

    (i) COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have been, and are being, conducted in compliance with all Laws, including all Health Benefit Laws, except for any failure to comply that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, and neither Parent nor any of its Subsidiaries has received any written notice or communication of any material failure to comply with any such Laws that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to Company) as of the date hereof. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation, examination, audit or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has occurred, is pending or, to the knowledge of the executive officers of Parent, threatened, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. Parent and each of its Subsidiaries have all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, including those applicable to each HMO, PPO or insurance, reinsurance or third-party administrator business except for those the absence of which would not be reasonably likely to result in a Parent Material Adverse Effect. Since December 31, 1995, no material Subsidiary of Parent has had any material license or material certificate of authority revoked nor has any State denied any of their applications for a license or certificate of authority.

    (j) ACCOUNTING AND TAX MATTERS. As of the date hereof, neither Parent nor any of its affiliates has taken or agreed to take any action, nor does the Chief Financial Officer of Parent have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

    (k) RESERVES. The reserves established by Parent and its Subsidiaries as reflected in the Parent Reports or in any financial statement or balance sheet contained in any document filed with any Governmental Entity for insurance, medical and other benefits, losses and claims for the periods covered by the Parent Reports (A) are in all material respects computed in accordance with presently accepted prudent industry standards consistently applied and as required by applicable Law, (B) are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and (C) are computed on the basis of assumptions consistent in all material respects with those used in computing the corresponding reserve in the prior fiscal year. As of the date hereof, the Chief Financial Officer of Parent is not aware of any fact or circumstance which would necessitate, in the good faith application of prudent reserving practices and policies, any material adverse change in reserves for such benefits, losses or claims above that reflected in the most recent balance sheet included in the Parent Reports (other than increases consistent with past experience resulting from increases in enrollment with respect to Parent's services).

    (l) BROKERS AND FINDERS. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Goldman, Sachs & Co. as its financial advisor.

    (m) OWNERSHIP OF COMPANY COMMON STOCK. As of the date hereof, neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock.

                                   ARTICLE VI
                                   COVENANTS

    6.1. INTERIM OPERATIONS. (a) Except as set forth in Section 6.1 of the Company Disclosure Schedule, the Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement):

    (i) it and its Subsidiaries' businesses shall be conducted in the ordinary and usual course; IT BEING UNDERSTOOD and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or entering into or engaging in new lines of business;

    (ii) it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, reinsurers, agents, creditors, lessors, providers and regulators, employees and business associates;

   (iii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (B) amend its certificate of incorporation or by-laws or amend the Rights Agreement or adopt any new rights agreement or similar agreement; (C) split, combine or reclassify its outstanding shares of capital stock; (D) authorize, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries; or (E) repurchase, redeem or otherwise acquire, except in connection with any of the Company Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

    (iv) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to options or pursuant to stock bonus plans outstanding on the date hereof under any of the Company Stock Plans and options on up to 100,000 Shares granted under the Company Stock Plans after the date hereof to non-executive officers and consistent with prior practice); (B) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability, except for immaterial Liens arising by operation of law; (C) make or authorize or commit to any capital expenditures other than in accordance with or pursuant to the summary of the calendar year 1998 capital appropriations/spending budgets in Section 6.1(a)(iv)(C) of the Company Disclosure Letter, and, during calendar year 1999, shall not make or authorize or commit to any capital expenditures in excess of the 1998 capital expenditure limit set forth in Section 6.1(a)(iv)(C) of the Company Disclosure Letter; or (D) make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $3 million other than Passive Investments;

    (v) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans except as required by Law or increase the salary, wage, bonus or other compensation of any employees except increases for employees who are not elected officers of the Company occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases), and if the Merger is not consummated on or prior to December 31, 1998 and this Agreement is not terminated in accordance with its terms, increases in compensation for elected officers of the Company occurring in the ordinary and usual course of business;

    (vi) neither it nor any of its Subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business;

   (vii) neither it nor any of its Subsidiaries shall make or change any material Tax election, settle any audit, file any amended Tax Returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

  (viii) neither it nor any of its Subsidiaries shall enter into any Contract containing any provision or covenant limiting in any respect the ability of the Company or any of its Subsidiaries or any of their "AFFILIATES" (as defined in Rule 12b-2 under the Exchange Act) to (A) sell any products or services of or to any other Person, (B) engage in any line of business (including geographic limitations) or (C) compete with or obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or their Affiliates;

    (ix) enter into any new reinsurance arrangements;

    (x) neither it nor any of its Subsidiaries will terminate, or amend, or modify in any material respect, any Material Company Contract, other than provider Contracts that are terminated or amended or modified in the ordinary and usual course of business and other than renewal of customer Contracts in the ordinary and usual course of business; IT BEING UNDERSTOOD that the Company shall use its reasonable best efforts to keep Parent advised of any anticipated termination of or material amendment or modification of any Material Customer Contract or Material Provider Contract and to make available to Parent the Exclusivity Contracts;

    (xi) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

   (xii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

    (b) During the period from the date of this Agreement through the Effective Time, (i) as requested by Parent, the Company shall confer on a regular basis with one or more representatives of Parent with respect to material operational matters (including the general status of provider and customer contracts), (ii) upon the knowledge of the executive officers of the Company of any event or occurrence that is reasonably likely to result in a Company Material Adverse Effect, any material litigation or material governmental complaints, investigation or hearings (or communications indicating that the same may be contemplated), the breach in any material respect of any representation, warranty or covenant contained herein, or the failure of any condition precedent to the Merger, the Company shall promptly notify Parent thereof and (iii) upon the knowledge of the executive officers of Parent of any event or occurrence that is reasonably likely to result in a Parent Material Adverse Effect or the failure of any condition precedent to the Merger, Parent shall promptly notify the Company thereof.

    (c) Except as disclosed in the Parent Reports filed prior to the date hereof, Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by this Agreement) that (i) except as set forth in Section 6.1(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries' businesses shall be conducted in the ordinary and usual course; and (ii) Parent shall not authorize, declare, set aside or pay any dividend or other distribution in respect of any capital stock of Parent, other than dividends from its direct or indirect wholly owned Subsidiaries and regular annual dividends of $0.03 per share of the Parent Common Stock.

    6.2. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of its or their respective officers and directors shall, and that the Company shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (such officers, directors, employees, agents and representatives sometimes collectively referred to herein as "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer or entering into any agreement with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and that the Company shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to, an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement ("THIRD PARTY CONFIDENTIALITY AGREEMENT") on terms equivalent to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that, prior to taking any such action (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after receipt of an opinion from its outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long-term prospects and interests of the Company and its stockholders (any such superior Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent immediately (but, in any event, no less than 48 hours thereafter) if any Acquisition Proposal or inquiry related thereto is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives relating to an Acquisition Proposal, indicating the name of such Person and the material terms and conditions of any Acquisition Proposal and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such Acquisition Proposal and the status of any such negotiations or discussions. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

    6.3. INFORMATION SUPPLIED. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof) (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any filing with a Governmental Entity in connection with this Agreement under any Health Benefit Law, will be untrue or incorrect in any material respect.

    6.4. STOCKHOLDERS MEETINGS. The Company will take all action necessary to convene a meeting of holders of Shares (the "STOCKHOLDERS MEETING") as promptly as practicable after the S-4 Registration Statement is declared effective (and, in any event, within 45 days thereafter unless otherwise mutually agreed by the Company and Parent) to consider and vote upon the approval of this Agreement. Parent will take all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable after the S-4 Registration Statement is declared effective (and, in any event, within 45 days thereafter unless otherwise mutually agreed by the Company and Parent) to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Except to the extent the Board of Directors of the Company or of the Parent determines in good faith, after receipt of an opinion from its outside legal counsel experienced in such matters, that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law, each of the Company's and Parent's Board of Directors shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval.

    6.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (and the Company shall cooperate with Parent in connection therewith), and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

    (b) The Company and Parent each shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings (including as required by Health Benefit
Laws) and to obtain as promptly as practicable all consents, waivers, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including as required by Health Benefit Laws); PROVIDED, HOWEVER, that in connection with obtaining consents required under any Contracts, the Company shall not agree to any material modifications or amendments of any Contracts or incur any additional material obligations or liabilities to any party to such Contracts; PROVIDED, FURTHER, that nothing in this Section 6.5 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any material conditions relating to, or material changes or restriction in, the operations of any such assets or businesses; PROVIDED, HOWEVER, that it is agreed that routine conditions sought to be imposed by a state Governmental Entity that Parent has customarily agreed to in the past in connection with obtaining regulatory consents from such Governmental Entity shall not be considered "material conditions" for purposes of clause (ii) above. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

    (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

    (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

    6.6. TAXATION AND ACCOUNTING. (a) Neither Parent nor the Company shall take or cause to be taken, and each of Parent and the Company shall use its reasonable best efforts to prevent any of its affiliates from taking, any action, whether before or after the Effective Time, that would disqualify the Merger as a

"pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company agrees to use all reasonable best efforts to cure any impediment to the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    (b) Each of the Company and Parent have delivered to the other a copy of a letter, dated on or prior to the date hereof, from their respective independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement are consummated in accordance with their terms (each a "POOLING LETTER"). The Company and Parent each shall use its reasonable best efforts to cause to be delivered to the other party and its independent accountants two letters from its independent accountants, one dated the effective date of the S-4 Registration Statement and one dated as of the Closing Date, in each case confirming the continued validity of its Pooling Letter as though made on and as of such date.

    (c) In the event that the Closing Date is after August 31, 1998, Parent agrees to use its reasonable best efforts to publish as soon as practicable following the completion of the first fiscal quarter in which there has been at least 30 days of combined operations of Parent and the Company (within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies) financial results covering at least 30 days of such combined operations.

    (d) On or prior to the date the Prospectus/Proxy Statement is mailed to its stockholders and on or prior to the Closing Date, each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated the date of which the S-4 Registration Statement shall become effective and the Closing Date, respectively, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

    6.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's Representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Subsidiary, and PROVIDED, FURTHER, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in a violation of applicable Law or would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

    6.8. AFFILIATES. (a) Within 15 days after the date hereof, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent (by written notice to the Company) or the Company as a Person who may be deemed to be such an affiliate of the Company;

PROVIDED, HOWEVER, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. To the extent not already delivered to Parent, the Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, as promptly as practicable after the date hereof but in no event later than the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter substantially in the form attached as Exhibit C-1 (the "AFFILIATES LETTER"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale by such affiliates of Parent Common Stock received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

    (b) Within 15 days after the date hereof, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in the opinion of the Parent, at the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person identified by either the Company (by written notice to Parent) or Parent as being a Person who may be deemed to be such an affiliate of Parent; PROVIDED, HOWEVER, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not such an affiliate. To the extent not already received by the Company, Parent shall exercise its reasonable best efforts to deliver or cause to be delivered to the Company, as promptly as practicable after the date hereof but in no event later than the date of the Stockholders Meeting, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit C-2.

    6.9. STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

    6.10. PUBLICITY. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other and use reasonable best efforts to agree upon the text of any press release, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies) with respect to the timing of such public announcements, prior to issuing any such press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto.

    6.11. BENEFITS. (a) STOCK OPTIONS. (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; PROVIDED, HOWEVER, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the

Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

    (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Company Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Company Option to be deemed to be an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the Parent Common Stock subject to such Company Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

    (b) EMPLOYEE BENEFITS. (i) Parent agrees that from and after the Effective Time, the employees of the Company and its Subsidiaries (other than employees covered by collective bargaining agreements) will be provided with benefits under employee benefit plans, such benefits to be, in the discretion of Parent, either (i) no less favorable in the aggregate than the benefits that are currently provided by the Company and its Subsidiaries to such employees or (ii) no less favorable in the aggregate than the benefits that are provided by Parent and its Subsidiaries to their employees, taking into account the duties and responsibilities of such employees.

    (ii) Parent agrees to continue the fixed profit sharing contribution feature of the Company's Retirement and Savings Plan for the period that commences at the Effective Time and continues up to and including December 31, 1999.

   (iii) Following the Effective Time, Parent shall honor, or shall cause the Surviving Corporation to honor, (A) employment and severance agreements (the form of which has been provided to Parent prior to the date hereof) as in effect as of the date hereof for current and former employees of the Company and its Subsidiaries; provided, however, that nothing contained herein shall prevent Parent from amending or terminating any such employment or severance agreement in accordance with its terms; and (B) from the Effective Time until December 31, 1999, the benefits under the Company's severance policy for current employees of the Company and its Subsidiaries as set forth in Section 6.11(b) of the Company Disclosure Letter. The Company has used its reasonable best efforts to set forth in Section 6.11(b) of the Company Disclosure Letter all persons subject to employment and severance agreements and all forms of such agreements.

    (iv) Employees of the Company and its Subsidiaries who are employees on or after the Effective Time, shall be credited to the fullest extent permissible under law for purposes of eligibility and vesting with all service with the Company and its Subsidiaries to the same extent that such service was credited for such purposes by the Company under each employee benefit plan, program, policy or arrangement of the Parent and its Subsidiaries in which the employees are eligible to participate.

    (v) If employees of the Company and its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause such plan to (a) waive any pre-existing condition limitations and (b) credit any deductibles and out-of-pocket expenses that are applicable and/or covered under Company's plans, and are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation in Parent's plans.

    (vi) (A) The current directors of the Company, and those former directors of the Company, in each case as listed in Section 6.11(b) of the Company Disclosure Letter, shall be deemed to be retired at the

Effective Time for purposes of the Company's Directors Retirement Policy. At the Effective Time, Parent will honor for such directors the terms of such policy, which is specifically described in Section 6.11(b) of the Company Disclosure Letter. (B) Also, as of the Effective Time, Parent will honor the terms of, and assume all obligations of the Company under, those agreements of the Company with former employees of the Company and its Subsidiaries whose employment terminated prior to the date hereof (the form of which has been provided to Parent prior to the date hereof), which agreements are listed in Section 6.11(b) of the Company Disclosure Schedule.

   (vii) Company shall, at Parent's request and subject to and in accordance with such plans, take appropriate actions so that from and after the Effective Time (A) Parent or any of its Subsidiaries will not have any obligation to make employer contributions to the Company's Supplemental Executive Retirement Plan or the Company's Thrift Excess Plan or to a grantor trust or other funding vehicle under either plan and (B) no benefits will accrue from and after the Effective Time pursuant to the Company's Officers' Target Retirement Plan.

    6.12. EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

    6.13. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, or cause the Company to so indemnify and hold harmless to the fullest extent that Parent could do so, each present and former director and officer of the Company (when acting within the scope of such capacity) determined as of the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware Law to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law PROVIDED the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, or cause the Company to so indemnify and hold harmless, each present and former director and officer of the Company's Subsidiaries (when acting within the scope of such capacity) determined as of the Effective Time (together with the Persons referred to in the first sentence of this Section 6.13(a), the "INDEMNIFIED PARTIES"), against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its certificate of incorporation or by-laws in effect thereof to indemnify such Person (and Parent shall or shall cause the Company to also advance expenses as incurred to the fullest extent permitted under applicable Law PROVIDED the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

    (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party to the extent such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or does not elect to assume such defense on a timely basis after notice thereof by the Indemnified Party or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

    (c) For a period of six years after the Effective Time, Parent shall cause to be maintained officers' and directors' liability insurance ("D&O INSURANCE") covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; PROVIDED, HOWEVER, that Parent shall not be required to maintain or procure such coverage to pay an annual premium in excess of 250% of the current annual premium paid by the Company for its existing coverage (the "CAP"); PROVIDED, FURTHER, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

    (d) After the Effective Time Parent shall or shall cause the Company to perform the obligations of the Company and any of its Subsidiaries under each indemnification agreement which is in effect as of the date hereof between the Company and any of its Subsidiaries and an Indemnified Party.

    (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or By-Laws, under the DGCL or otherwise.

    (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    6.14. PARENT'S BOARD OF DIRECTORS. Parent shall take all necessary actions such that at the Effective Time David A. Jones will be a Class III director of Parent's Board of Directors.

    6.15. TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                  ARTICLE VII
                                   CONDITIONS

    7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

    (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and its certificate of incorporation and by-laws, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote in accordance with applicable Law and its certificate of incorporation and by-laws.

    (b) NYSE LISTING. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

    (c) REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time (including as required by Health Benefit Laws) by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the execution and delivery of this Agreement, the Stock Option Agreement and the Voting Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby by the Company, Parent and Merger Subsidiary shall have been made or obtained (as the case may be).

    (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "ORDER"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

    (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

    (f) BLUE SKY APPROVALS. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

    (g) ACCOUNTANT LETTERS. Parent and the Company shall have received from Arthur Andersen LLP, Parent's independent accountants, the confirmatory letter, dated as of the Closing Date, referred to in Section 6.6(b).

    7.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

    (c) CONSENTS. Other than as set forth in Section 7.2(c) of the Company Disclosure Letter, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

    (d) TAX OPINION. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In connection with such opinion, Sullivan & Cromwell may require, and such opinion may be based on, in addition to the review of such matters of law and fact as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by Parent, the Company or stockholders of the Company or any combination of such persons or (ii) certificates provided at the request of Sullivan & Cromwell by officers of Parent, the Company and other appropriate persons.

    (e) AFFILIATES LETTERS. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

    7.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Parent to consummate the transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Subsidiary by an executive officer of Parent to such effect.

    (c) CONSENTS. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

    (d) TAX OPINION. The Company shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for

Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In connection with such opinion, Fried, Frank, Harris, Shriver & Jacobson may require, and such opinion may be based on, in addition to the review of such matters of law and fact as Fried, Frank, Harris, Shriver & Jacobson considers appropriate, (i) representations made at the request of Fried, Frank, Harris, Shriver & Jacobson by Parent, the Company or stockholders of the Company or any combination of such persons or (ii) certificates provided at the request of Fried, Frank, Harris, Shriver & Jacobson by officers of Parent, the Company and other appropriate persons.

                                  ARTICLE VIII
                                  TERMINATION

    8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

    8.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by the Termination Date (as defined below), whether such date is before or after the date of approvals by the stockholders of the Company or Parent; (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; PROVIDED, HOWEVER, that if an Acquisition Proposal has been made by any Person prior to the time of such vote, the Company may not terminate this Agreement pursuant to this clause (ii) until a date that is not less than 90 days after the date of such vote, (iii) the approval of Parent's shareholders as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); PROVIDED, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated. For purposes hereof, the "TERMINATION DATE" shall mean December 31, 1998, PROVIDED, HOWEVER, that on or after December 15, 1998, either Parent or the Company shall have the right to extend this date until March 31, 1999 in order to obtain all of the Governmental Consents.

    8.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company:

    (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,
(iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, taking into account, among other things, the long-term prospects and interests of the Company and its stockholders, as the Superior Proposal and (iv) the Company prior to such termination pays to Parent in immediately available funds the fees required to be paid pursuant to Section
8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

    (b) if there has been (i) a breach by Parent or Merger Subsidiary of any representation or warranty that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or (ii) a material breach of a covenant or agreement contained in this Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

    8.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the Board of Directors of Parent if (a) the Company (i) enters into a binding agreement for a Superior Proposal or the Board of Directors of the Company recommends a Superior Proposal or (ii) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or, after an Acquisition Proposal has been made, failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (b) there has been (i) a breach by the Company of any representation or warranty that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, or (ii) a material breach of a covenant or agreement contained in this Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent or (c) if the Company, any of its Subsidiaries or any of their Representatives shall engage in any negotiations or substantive discussions (other than negotiations or discussions solely with respect to the Third Party Confidentiality Agreement) pursuant to clause (C) of the proviso set forth in Section 6.2 or take any actions pursuant to clause (D) of the proviso set forth in Section 6.2.

    8.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

    (b) In the event that this Agreement is terminated (A) by the Company pursuant to Section 8.3(a) or (B) by Parent pursuant to Section 8.4(a)(i), then the Company shall promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, pay to Parent a termination fee of $200 million (the "TERMINATION FEE") and shall promptly, but in no event later than two days after being notified of such by Parent, pay to Parent an amount equal to all of the reasonable (under the circumstances) expenses incurred by Parent or Merger Subsidiary in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10 million, in each case payable by wire transfer of same day funds ("EXPENSES").

    (c) In the event this Agreement is terminated (A) by the Company or by Parent pursuant to Section 8.2(i) and prior to such termination an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and if within 18 months of such termination, the Company enters into an agreement concerning a transaction of a type that would constitute an Acquisition Proposal (an "ALTERNATIVE TRANSACTION"), with any Person (or any of its affiliates) who made an Acquisition Proposal prior to the termination of this Agreement, then the Company shall (x) at the time of entering into such agreement, pay to Parent the Expenses and 50% of the Alternative Termination Fee (as defined below) and (y) at the time such Alternative Transaction is consummated, pay to Parent the remaining 50% of the Alternative Termination Fee, in each case payable by wire transfer of same day funds; (B) by Parent pursuant to Section 8.4(c), then, promptly, but in no event later than two days after the date of such termination, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with the Person (or any of its affiliates) that triggered the termination right set forth in Section 8.4(c), the Company shall
(x) at the time of entering into such agreement, pay to Parent 50% of the Termination Fee and (y) at the time such transaction is consummated, pay to Parent the remaining 50% of the Termination Fee, in each case payable by wire transfer of same day funds; (C) by Parent pursuant to Section 8.4(a)(ii), then, promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with any Person, the Company shall, at the time of entering into such agreement, pay to Parent the Termination Fee, in each case payable by wire transfer of same day funds; or
(D) in the event that an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii), then, promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with any Person, the Company shall, at the time of entering into such agreement, pay to Parent an amount equal to the Termination Fee, in each case payable by wire transfer of same day funds. For purposes of this Section 8.5(c), (i) the "ALTERNATIVE TERMINATION FEE" shall be an amount equal to 4% of the Aggregate Value (as defined below) of the Alternative Transaction and (ii) "AGGREGATE VALUE" shall be determined by multiplying the average closing price of the Shares on the NYSE Composite Tape for the five consecutive trading days after the Alternative Transaction is publicly announced (which shall include the day the Alternative Transaction is publicly announced if such announcement is made by noon on that day) by the number of Shares outstanding (calculated on a fully diluted basis). It is understood that nothing herein shall require the Company to pay the entire Termination Fee (or, if applicable, the entire Alternative Transaction Fee) more than once.

    (d) The Company acknowledges that the agreements contained in Sections 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to either Section 8.5(b) or (c), and, in order to obtain such payment, Parent or Merger Subsidiary commences a suit which results in a judgment against the Company for the fee set forth therein the Company shall pay to Parent or Merger Subsidiary its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest from the date such amounts became due on the amounts owed at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

    9.1. SURVIVAL. This Article IX, the agreements of the Company, Parent and Merger Subsidiary contained in Sections 6.6 (Taxation and Accounting), 6.11 (Benefits), 6.13 (Indemnification; Directors' and Officers' Insurance) and 6.14 (Parent's Board of Directors) and the acknowledgment of Parent contained in
Section 5.1(e)(ii) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Subsidiary contained in
Section 6.12 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

    9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

    9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

    9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware or New York and the Federal courts of the United States of America located in the State of Delaware or the Southern District of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

    9.6. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

    IF TO PARENT OR MERGER SUBSIDIARY

    United HealthCare Corporation

    9900 Bren Road East

    Minnetonka, MN 55343

    Attention: David J. Lubben, General Counsel and Secretary

    fax: (612) 936-0044

    WITH A COPY TO

    James C. Morphy, Esq.,

    Sullivan & Cromwell,

    125 Broad Street,

    New York NY 10004

    fax: (212) 558-3588

    IF TO THE COMPANY

    Humana Inc.

    The Humana Building

    500 West Main Street

    P.O. Box 1438

    Louisville, KY 40201-1438

    Attention: Arthur P. Hipwell, Senior Vice President

    and General Counsel

    fax: (502) 580-3615

    WITH A COPY TO

    Jeffrey Bagner, Esq.

    Fried, Frank, Harris, Shriver & Jacobson

    One New York Plaza

    New York, NY 10004

    fax: (212) 859-4000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

    9.7. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated May 4, 1998, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

    9.8. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 9.8 of the Parent Disclosure Letter, the covenants contained in 6.13 (Indemnification; Directors' and Officers' Insurance), 6.14 (Parent's Board of Directors) or the acknowledgment of Parent contained in Section 5.1(e)(ii) this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    9.9. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the

Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

    9.10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner adverse in any material respect to any party. and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    9.11. INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Any disclosure in any section of the Company Disclosure Letter or the Parent Disclosure Letter of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material," shall not be construed against the party making such disclosure as an admission by such party that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material.

    9.12. ASSIGNMENT. This Agreement shall not be assignable other than by operation of law; PROVIDED, HOWEVER, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Subsidiary as of the date hereof shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          HUMANA INC.

                                          By: /s/ DAVID A. JONES
                                            ------------------------------------

                                            Name: David A. Jones

                                            Title: Chairman of the Board

                                          UNITED HEALTHCARE CORPORATION

                                          By: /s/ WILLIAM W. MCGUIRE
                                            ------------------------------------

                                            Name: William W. McGuire, M.D.

                                            Title: President and Chief Executive
                                            Officer

                                          UH-1 INC.

                                          By: /s/ WILLIAM W. MCGUIRE
                                            ------------------------------------

                                            Name: William W. McGuire, M.D.

                                            Title: President and Chief Executive
                                            Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of May 27, 1998 (the "AGREEMENT"), between United HealthCare Corporation, a Minnesota corporation ("PARENT"), and Humana Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, Parent, UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Newco"), and the Company are contemporaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, for the merger of Newco with and into the Company (the "MERGER");

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Newco have requested that the Company grant to Parent an option to purchase up to 33,000,000 shares of Common Stock, par value $.16 2/3 per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the conditions hereof; and

    WHEREAS, in order to induce Parent and Newco to enter into the Merger Agreement, the Company is willing to grant Parent the requested option and the Board of Directors of the Company has approved the granting of such option and authorized the Company to enter into this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

    1. THE OPTION; EXERCISE; ADJUSTMENTS; OFFSET (a) On the terms and subject to the conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "OPTION") to purchase up to 33,000,000 shares of Common Stock (the "SHARES") at a cash purchase price per Share equal to the average closing price of Common Stock on the New York Stock Exchange Composite Tape for the five consecutive trading days after the Merger is publicly announced, which shall include the day the Merger is publicly announced if such announcement is made by noon on that day (the "PURCHASE PRICE"). The Option may be exercised by Parent, in whole or in part, at any time, or from time to time, (i) following the time the Merger Agreement is terminated (A) by either Parent or the Company pursuant to Section 8.2(ii) if prior to such termination an Acquisition Proposal (as defined in the Merger Agreement) shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or (B) by the Company pursuant to Section 8.3(a) or by Parent pursuant to Section 8.4(a) or 8.4(c) or (ii) upon the Company's entering into an agreement, within 18 months of the termination of the Merger Agreement by either Parent or the Company pursuant to Section 8.2(i), concerning a transaction of a type that would constitute an Acquisition Proposal with any Person (or any of its affiliates) that made an Acquisition Proposal prior to termination of the Merger Agreement (collectively, the "EXERCISE EVENTS").

    (b) In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "STOCK EXERCISE NOTICE") specifying a date for the closing of such purchase (subject to the HSR Act (as defined below) and obtaining other applicable regulatory approvals) not earlier than two business days following the date the Stock Exercise Price Notice is given and not later than 15 business days thereafter (or, if all applicable regulatory approvals and consents have not been obtained by such date, the second business day after all such approvals and consents have been obtained). Prior to the occurrence of an Exercise Event, Parent may, in the exercise of its sole discretion, unilaterally cancel the Option by giving written notice thereof to the Company. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, or other change in the corporate or capital structure of the Company, the number of Shares subject to this Option and the Purchase Price shall be appropriately adjusted to restore Parent to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Company entitled to vote generally for the election of the directors of the Company which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 33,000,000. In the event of a merger or other business combination with an unrelated third party involving the Company, this Option and the Purchase Price shall be appropriately adjusted so that, upon exercise of the Option, Parent shall be entitled to receive the same merger consideration that Parent would have received had it exercised its Option immediately prior to such merger or other business combination.

    (c) Parent will (i) offset against any Termination Fee or Alternative Termination Fee, as the case may be (in each case as defined in the Merger Agreement and each hereinafter referred to as the "FEE"), or portion thereof, that becomes due and payable to Parent an amount from the Offset Account (as defined below) equal to the Fee, or portion thereof, against which the offset is to be made (but only to the extent of the amount then in the Offset Account) and
(ii) with respect to a Fee, or portion thereof, that has already been paid to Parent prior to exercise of the Option and that has not been fully offset pursuant to clause (i) above, remit to the Company an amount from the Offset Account equal to the amount by which the Fee, or portion thereof, that has been paid has not been offset pursuant to clause (i) above (but only to the extent of the amount then in the Offset Account); IT BEING UNDERSTOOD AND AGREED that in no event shall the sum of the amounts to be offset or remitted hereunder be greater than the Fee. As used herein, the "OFFSET ACCOUNT" shall equal (A) the aggregate Fair Market Value of the Shares with respect to which the Option has been exercised, MINUS the aggregate Purchase Price of such Shares, each as determined at the time of the exercise of the Option with respect to such Shares, MINUS (B) the sum of the amounts, if any, that have been offset or remitted pursuant to clauses (i) or (ii) above; IT BEING UNDERSTOOD that Parent shall not be obligated to escrow or otherwise set aside the amounts referred to above; and the term "FAIR MARKET VALUE" shall mean, with respect to the Shares subject to the Stock Exercise Notice, the average closing price of Common Stock on the New York Stock Exchange Composite Tape for the five consecutive trading days immediately preceding the date on which the Option is exercised, in whole or in part, by Parent with respect to such Shares.

    2. CONDITIONS TO DELIVERY OF SHARES. The Company's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

        (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

        (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") shall have expired or been terminated; and

        (c) Any approval required to be obtained prior to the delivery of the Shares under any Health Benefit Law (as defined in the Merger Agreement) shall have been obtained and be in full force and effect.

    3. THE CLOSING. (a) Any closing hereunder shall take place on the date specified by Parent in its Stock Exercise Notice at 9:00 A.M., local time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or, if Shares are to be delivered and the conditions set forth in Section 2(a), (b) or
(c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "CLOSING DATE"). On the Closing Date the Company shall deliver to Parent a certificate or certificates, representing the Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent shall purchase such Shares from the Company at the price per Share equal to the Purchase Price. Any payment made by Parent to the Company pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

    (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT").

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Company has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option, and the Shares, when issued and delivered by the Company upon exercise of the Option and paid for by Parent as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise may be required by the HSR Act and applicable Health Benefit Laws, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Company's certificate or incorporation or by-laws, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Company or any of its subsidiaries or any of their respective properties or assets is bound; (e) no restrictive provision of any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute or regulation, including without limitation, Section 203 of the Delaware General Corporation Law, or similar provision contained in the charter or by-laws of the Company, including without limitation, Article Eleventh of the Company's Restated Certificate of Incorporation, is or shall be applicable to the acquisition of Shares by Parent pursuant to this Agreement or the Merger; and (f) the Company has taken all corporate action necessary so that the rights issuable pursuant to the Rights Agreement (as defined in the Merger Agreement) will not separate from the Shares or otherwise became exercisable, as a result of entering into this Agreement, the Merger Agreement, the Voting Agreement (as defined in the Merger Agreement) or consummating the Merger and/or the other transactions contemplated hereby and thereby.

    5. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

    6. LISTING OF SHARES; FILINGS; GOVERNMENTAL CONSENTS. Subject to applicable law and the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE"), the Company shall file as soon as is practicable an application to list the Shares on the NYSE and shall use its best efforts to obtain approval of such listing and to effect all necessary filings required of the Company under the HSR Act and the applicable Health Benefit Laws, if any, of each state and foreign jurisdiction; PROVIDED, HOWEVER, that if the Company is unable to effect such listing on the NYSE by the Closing Date, the Company shall nevertheless be obligated to deliver the Shares upon the Closing Date. The Company shall cooperate with Parent to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated.

    7. REGISTRATION RIGHTS. (a) In the event that Parent shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to Parent, which opinion shall be reasonably satisfactory to the Company and its counsel, registration of such Shares under the Securities Act, the Company shall cooperate with Parent and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or material transaction involving the Company or interfere with any pending or proposed securities offering by the Company.

    (b) If the Shares are registered pursuant to the provisions of this Section 7, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as Parent may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Shares meeting the requirements of such securities laws, and to furnish Parent such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that Parent shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the Shares sold by Parent. Company shall indemnify and hold harmless (i) Parent, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter (collectively, the "UNDERWRITERS") within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") ((i) and (ii) being referred to as "INDEMNIFIED PARTIES") against any losses, claims, damages, liabilities or expenses to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by the Indemnified Parties expressly for use or incorporation by reference therein. As used in this Agreement, "PERSON" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (c) Parent and the Underwriters shall indemnify and hold harmless the Company, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which the Company, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Parent or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

    8. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

    9. SPECIFIC PERFORMANCE. The Company acknowledges that if the Company fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Company further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

    10. NOTICE. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

        IF TO PARENT:

        United HealthCare Corporation
       9900 Bren Road East
       Minnetonka, MN 55343
       Attn: David J. Lubben, General Counsel and Secretary
       Telecopy: (612) 936-0044

        WITH A COPY TO:

        Sullivan & Cromwell
       125 Broad Street
       New York, NY 10004
       Attn: James C. Morphy, Esq.
       Telecopy: (212) 558-3588

        IF TO THE COMPANY:

        Humana Inc.
       The Humana Building
       500 West Main Street
       P.O. Box 1438
       Louisville, KY 40201-1438
       Attn: Arthur P. Hipwell, Senior Vice President and General Counsel
       Telecopy: (502) 580-3615

        WITH A COPY TO:

        Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, NY 10004
       Attn: Jeffrey Bagner, Esq.
       Telecopy: (212) 859-4000

    11. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; PROVIDED, HOWEVER, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company or Parent, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

    12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

    13. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Newco), but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

    14. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

    15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

    17. TERMINATION. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement); and (ii) one year after the date of the Exercise Event that caused the Option to become exercisable (the date referred to in clause
(ii) being hereinafter referred to as the "OPTION TERMINATION DATE"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to Parent upon such exercise because the conditions set forth in Section 2(a), (b) or (c) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed but not beyond the first anniversary of the Option Termination Date.

    All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

    18. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, of the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    19. PUBLIC ANNOUNCEMENT. Parent and the Company shall each consult with the other and use reasonable best efforts to agree upon the text of any press release, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies) with respect to the timing of such public announcements, prior to issuing any such press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any governmental authorities (including any national securities exchange) with respect thereto.

    IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.

                               HUMANA INC.

                                /s/ DAVID A. JONES

                               -------------------------------------------------

                               By: David A. Jones
                               Title: Chairman of the Board

                               UNITED HEALTHCARE CORPORATION

                                /s/ WILLIAM W. MCGUIRE

                               -------------------------------------------------

                               By: William W. McGuire, M.D.
                               Title: President and Chief Executive Officer

                                                                      APPENDIX C

                          STOCKHOLDER VOTING AGREEMENT

    STOCKHOLDER VOTING AGREEMENT, dated as of May 27, 1998 (this "AGREEMENT"), between David A. Jones ("STOCKHOLDER") and United HealthCare Corporation, a Minnesota corporation ("PURCHASER").

    WHEREAS, Humana Inc., a Delaware corporation (the "COMPANY"), Purchaser and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("MERGER SUB"), are contemporaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "MERGER");

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and Merger Sub have requested that Stockholder make certain agreements with respect to 5,963,778 shares of Common Stock, par value $.16 2/3 per share ("SHARES"), of the Company beneficially owned by Stockholder (the "STOCKHOLDER SHARES"), upon the terms and subject to the conditions hereof; and

    WHEREAS, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, Stockholder is willing to make certain agreements with respect to the Stockholder Shares;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

    1.  VOTING AGREEMENTS; PROXY.

    (a) For so long as this Agreement is in effect, in any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder shall vote, or, if applicable, give consents with respect to, all of the Stockholder Shares (and any other Shares over which Stockholder has voting power) that are held on the record date applicable thereto in favor of the Merger Agreement and the Merger contemplated by the Merger Agreement, as such agreement may be modified or amended from time to time. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

    (b) Upon the written request of Purchaser, Stockholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of Stockholder of his duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and deliver to Purchaser an irrevocable proxy, substantially in the form attached as Exhibit A hereto, and irrevocably appoint Purchaser or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Stockholder Shares with regard to any of the matters referred to in paragraph
(a) above at any meeting of the stockholders of the Company, however called, or in connection with any action by written consent by the stockholders of the Company. Stockholder acknowledges and agrees that such proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Purchaser to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 14 hereof) and that no subsequent proxies with respect to the Stockholder Shares shall be given (and if given shall not be effective).

    2. COVENANTS. (a) From and after the date of this Agreement, Stockholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of more than 1% of the Stockholder Shares; (ii) grant any proxies with respect to any Stockholder Shares, deposit any such Stockholder Shares into a voting trust or enter into a voting or option agreement with respect to any of such Stockholder Shares; (iii) directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or, except solely in his capacity as a director of the Company if permitted by the proviso contained in Section
6.2 of the Merger Agreement, engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal; or (iv) take any action which would make any representation or warranty of Stockholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement. As used in this Agreement, "PERSON" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    (b) Stockholder agrees to execute and deliver to the Company or to Purchaser an "affiliates letter," dated the date hereof, substantially in the form attached as Exhibit C-1 of the Merger Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Purchaser that:

    (a) CAPACITY; NO VIOLATIONS. Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms; and such execution and delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which Stockholder is a party or by which Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to Stockholder or the Stockholder Shares; or (iii) result in the creation of, or impose any obligation on Stockholder to create, any Lien upon the Stockholder Shares. In this Agreement, "LIEN" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

    (b) STOCKHOLDER SHARES. As of the date of this Agreement, Stockholder is the record holder of, and has good and valid title to, the Stockholder Shares free and clear of all Liens. Other than the Shares held by Stockholder in a fiduciary capacity or as a general partner, the Stockholder Shares are the only shares of any class of capital stock of the Company which Stockholder has the right, power or authority (sole or shared) to sell or vote, and, other than the options on Shares held by Stockholder as of the date hereof, Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. There are no options or rights to acquire or other contracts (including proxies, voting trusts or voting agreements) relating to the Stockholder Shares to which Stockholder is a party.

    4. ADJUSTMENTS; ADDITIONAL SHARES. In the event (i) of any stock dividend, stock split, recapitalization, reclassification. combination or exchange of Shares on, of or affecting the Stockholder Shares, or (ii) Stockholder shall become the beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement shall apply to the Shares held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii), as though they were Stockholder Shares hereunder; PROVIDED that any Shares acquired by Stockholder as described in clause (ii) and not held of record by Stockholder shall be subject only to Section 1 hereof.

    5. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

    6. SPECIFIC PERFORMANCE. Stockholder acknowledges and agrees that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

    7. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

        IF TO THE PURCHASER:

        United HealthCare Corporation
        9900 Bren Road East
        Minnetonka, MN 55343
        Attention: David J. Lubben, General Counsel and Secretary
        Fax: (612) 936-0044

        WITH A COPY TO:

        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004
        Attention: James C. Morphy
        Fax: (212) 558-3588

        IF TO STOCKHOLDER:

        David A. Jones
        c/o Humana Inc.
        The Humana Building
        500 West Main Street
        P.O. Box 1438
        Louisville, KY 40201-1438
        Telecopy: (502) 580-3698

        WITH A COPY TO:
        Humana Inc.
        The Humana Building
        500 West Main Street
        P.O. Box 1438
        Louisville, KY 40201-1438
        Attn: Arthur P. Hipwell, Senior Vice President and General Counsel
        Telecopy: (502) 580-3615

        WITH A COPY TO:
        Fried, Frank, Harris, Shriver & Jacobson
        One New York Plaza
        New York, NY 10004
        Attn: Jeffrey Bagner, Esq.
        Telecopy: (212) 859-4000

    8. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; PROVIDED, HOWEVER, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Stockholder or their successors or assigns, any rights or remedies under or by reason of this Agreement.

    9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between Stockholder and Purchaser with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

    10. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Sub), but no such transfer shall relieve Purchaser of its obligations hereunder if such transferee does not perform such obligations.

    11. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

    12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

    13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

    14. TERMINATION. This Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) on the date the Merger Agreement is terminated pursuant to the terms thereof.

    IN WITNESS WHEREOF, Purchaser and Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                    UNITED HEALTHCARE CORPORATION

                                    By: /s/ WILLIAM W. MCGUIRE
                                      ------------------------------------------
                                    Name: William W. McGuire, M.D.
                                    Title: President and Chief Executive Officer

                                    DAVID A. JONES

                                    By: /s/ DAVID A. JONES
                                      ------------------------------------------

                                                                      APPENDIX D

                          GOLDMAN, SACHS & CO. OPINION

CONFIDENTIAL

May 27, 1998

Board of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, MN 55343

Ladies and Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to United HealthCare Corporation ("United") of the exchange ratio (the "Exchange Ratio") of 0.50 shares of common stock, par value $0.01 per share ("United Common Stock"), of United to be exchanged by United for each share of common stock, par value $0.16 2/3 per share ("Company Common Stock"), of Humana Inc. (the "Company"), pursuant to the Agreement and Plan of Merger dated as of May 27, 1998, by and among United, UH-1 Inc., a wholly owned subsidiary of United, and the Company (the "Agreement").

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with United having provided certain investment banking and financial advisory services to United from time to time, including having acted as financial advisor to United in connection with the purchase of The MetraHealth Companies in 1995 and of HealthWise of America, Inc. in 1996, and having acted as financial advisor in connection with, and have participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs, & Co. provides a full range of financial advisory and securities services and in the course of its normal trading activities may, from time to time effect transactions and hold securities, including derivative securities, of United or the Company for its own account and the accounts of customers.

    In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and United for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and United; certain other communications from the Company and United to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; and certain financial analyses and forecasts for United and the Company including analyses and forecasts of cost savings and operating synergies expected to result from the transaction contemplated by the Agreement (the "Synergies") prepared by the management of United. We have held discussions with members of the management of the Company and United regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for Company Common Stock and United Common Stock, compared certain financial and stock market information for the Company and United with similar

United HealthCare Corporation
May 27, 1998
Page Two

information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the managed care industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of United. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or United or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory or third-party approvals for the Agreement or otherwise will not have an adverse effect on United or the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of United in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of United Common Stock should vote with respect to such transaction.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to United.

Very truly yours,
GOLDMAN, SACHS & CO.

                                                                      APPENDIX E

                                     [LOGO]
                                                                    May 27, 1998

Board of Directors
Humana Inc.
The Humana Building
500 West Main Street
Louisville, KY 40202

Members of the Board:

    We understand that Humana Inc. ("Humana" or the "Company"), United HealthCare Corporation ("United HealthCare"), and UH-1 Inc. ("Merger Sub"), a newly formed wholly owned subsidiary of United HealthCare, propose to enter into an Agreement and Plan of Merger (the "Agreement") dated May 27, 1998, pursuant to which Merger Sub will merge with and into Humana and the stockholders of the Company will exchange all of the outstanding common stock of Humana for common stock of United HealthCare based on a fixed exchange ratio of 0.50 United HealthCare shares for each Humana share (the "Humana Exchange Ratio") (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in further detail in the Agreement.

    We have been requested by the Board of Directors of Humana to render our opinion with respect to the fairness, from a financial point of view, to Humana's stockholders of the Humana Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (i) the Agreement and the specific terms of the Proposed Transaction, (ii) such publicly available information concerning Humana that we believe to be relevant to our analysis,
(iii) such publicly available information concerning United HealthCare that we believe to be relevant to our analysis, (iv) financial and operating information with respect to the business, operations and prospects of Humana furnished to us by Humana, (v) financial and operating information with respect to the business, operations and prospects of United HealthCare furnished to us by United HealthCare, (vi) a trading history of Humana's common stock from January 1, 1994 to the present and a comparison of the trading history of Humana's common stock with those of other companies that we deemed relevant, (vii) a trading history of United HealthCare's common stock from January 1, 1994 to the present and a comparison of the trading history of United HealthCare's common stock with those of other companies that we deemed relevant, (viii) research analyst reports regarding Humana and its estimated future financial performance, (ix) research analyst reports regarding United HealthCare and its estimated future financial performance, (x) a comparison of the historical financial results and present financial condition of Humana with those of other companies that we deemed relevant, (xi) a comparison of the historical financial results and present financial condition of United HealthCare with those of other companies that we deemed relevant, (xii) a comparison of the financial terms of the Proposed Transaction with the financial terms of other transactions that we deemed relevant, and (xiii) the potential pro forma financial effects of the Proposed Transaction on United HealthCare. In addition, we have had discussions with the managements of Humana and United HealthCare concerning their respective businesses, operations, assets, financial conditions and prospects and the cost savings, operating synergies and strategic benefits expected by them to result from a combination of the businesses of Humana and United HealthCare and have undertaken such other studies, analyses and investigations as we deemed appropriate.

                                     [LOGO]

 [LOGO]

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of Humana and United HealthCare that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Humana, we have assumed based upon advice of the Company that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have assumed that the Company will perform substantially in accordance with such projections. With respect to the financial projections of United HealthCare for fiscal year 1998, we have assumed based upon advice of United HealthCare that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of United HealthCare as to the financial performance of United HealthCare for 1998, and we have assumed that United HealthCare will perform substantially in accordance with such projections. However, with the consent of the Company, we were not provided with any financial projections for United HealthCare for any years subsequent to 1998 and, in performing our analysis, we assumed, based upon advice of United HealthCare, that the publicly available estimates of research analysts were a reasonable basis upon which to evaluate and analyze the future financial performance of United HealthCare beyond 1998, and we have assumed that United HealthCare would perform substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Humana or United HealthCare and have not made or obtained any evaluations or appraisals of the assets or liabilities of either Humana or United HealthCare. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Based upon advice of Humana, we have assumed that the Proposed Transaction will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Humana Exchange Ratio to be offered to the stockholders of Humana in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to Humana in connection with the Proposed Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the securities of Humana and United HealthCare for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of Humana and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                               Very truly yours,

                               LEHMAN BROTHERS

                                      E-2